                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-134027

                                   PROSPECTUS

                              ORGANITECH USA, INC.

            12,415,000 SHARES OF COMMON STOCK OF ORGANITECH USA, INC.

     This prospectus relates to the resale, from time to time, by the selling securityholders named in this prospectus of up to

          o    6,000,000 of our issued and outstanding shares of common stock held by the selling securityholders; and

          o    3,207,500 shares of common stock issuable upon the exercise of outstanding A-1 warrants held by the selling securityholders, or
               A-1 Warrants; and

          o    3,207,500 shares of common stock issuable upon the exercise of outstanding A-2 warrants held by the selling securityholders, or
               A-2 Warrants.

We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds in the event that any of the selling securityholders exercise their warrants. All costs associated with this registration will be borne by us.

The shares of common stock are being offered for sale by the selling securityholder at prices established on the Pink Sheets Electronic Quotation
Service, or in negotiated transactions during the term of this offering. Our common stock is quoted on the Pink Sheets Electronic Quotation Service under the symbol ORGT.PK. On September 28, 2006 the last reported sale price of our common stock was $.0.27 per share.

The securities issued to the selling securityholders were issued in a private placement.

                              --------------------

       This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 13

                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is October 4, 2006.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                     5
RISK FACTORS                                                           8
USE OF PROCEEDS                                                       14
DETERMINATION OF OFFERING PRICE                                       14
DIVIDEND POLICY                                                       14
SELLING SECURITY HOLDERS                                              14
PLAN OF DISTRIBUTION                                                  17
LEGAL PROCEEDINGS                                                     19
DIRECTORS, EXECUTIVE  OFFICERS, PROMOTERS AND CONTROL PERSONS         20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT        23
DESCRIPTION OF SECURITIES                                             24
INDEMNIFICATION OF DIRECTORS AND OFFICERS                             24
DESCRIPTION OF BUSINESS                                               25
DESCRIPTION OF PROPERTY                                               37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS                         37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                        46
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS              47
FINANCIAL STATEMENTS                                                  51
REPORTS TO SECURITY HOLDERS                                           51
EXPERTS                                                               51
ADDITIONAL INFORMATION                                                51

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED
INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING
ELSEWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL
OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION.

                              ORGANITECH USA, INC.

OUR COMPANY

We are a Delaware corporation, incorporated in 1981 (organized as a Colorado corporation on December 8, 1981, see further on in 'Corporate History') and leading in offerings a "Hydroponics Growing Factory". We design, develop, manufacture, market and support Hydroponics solutions and platforms for the
Agriculture and Life-Science industries, enabling the growth of leafy vegetables in a highly economic, clean and automated surrounding, making optimal use of resources such as water, energy, labor and land.

Our core business is conducted primarily through our wholly-owned subsidiary,
OrganiTECH Ltd. a company organized under the laws of Israel. OrganiTECH Ltd.
operates mainly in the Agriculture Industrialization arena. Since its formation in 1999, it has been developing, producing and marketing its leading proprietary technology and its leading products are:

     a) GT2000 - a self-contained, portable, robotic, sustainable agricultural platform designed to automatically seed, transplant, grow and harvest commercial quantities of hydroponics, pesticide free, green leaf vegetables. It has yet to be matured and additional development work is still required before its full commercialization.

     b) GT2500 - OrganiTECH's leading product - a fully automated, computerized controlled Hydroponics sustainable greenhouse designed to grow and harvest commercial quantities of hydroponics, pesticide free, green leaf vegetables while making optimal use of resources such as water, energy, labor and land.

HOW TO CONTACT US

Our principal executive offices are located at Yoqneam Industrial Area, P.O. Box
700, Yoqneam 20692, Israel. Our phone number is 972-4-959-0515.

                                  THE OFFERING

Securities offered
by the selling
securityholders     o    6,000,000 shares of our common stock held by the
                         selling securityholders

                    o    3,207,500 shares of our common stock issuable to the
                         selling securityholders upon the exercise of the A-1
                         Warrants.

                    o    3,207,500 shares of our common stock issuable to
                         selling securityholders upon the exercise of the A-2
                         Warrants.

Common stock
outstanding as of
September 28, 2006  26,632,642

Pink Sheets
Electronic
Quotation Service   ORGT.PK

Use of Proceeds     We will not receive any of the proceeds from the sale of
                    shares of our common stock held by the selling
                    securityholders. If the securityholders exercise their
                    Warrants, then we will receive the exercise price for the
                    issuance to the selling securityholders of up to 6,415,000 shares of our common stock. We intend to use the proceeds we receive, for working capital and general corporate purposes.

TRANSACTION WITH CLAL FINANCE UNDERWRITING LTD., AND ADDITIONAL INVESTORS

On February 20, 2005 we entered into a securities purchase agreement, which was amended in January 2006, or the Securities Purchase Agreement, with Clal Finance
Underwriting Ltd., or Clal, and a group of investors, or the Investors. Pursuant to the Securities Purchase Agreement, we issued to Clal and the Investors between March 2005 and March 2006, an aggregate of 6,000,000 shares of our common stock for an aggregate purchase price of $1,500,000, A-1 Warrants to purchase up to an aggregate of 3,000,000 shares of our common stock and A-2
Warrants to purchase up to an aggregate of 3,000,000shares of our common stock.
Pursuant to the Securities Purchase Agreement (a) the A-1 Warrants are
exercisable until the later of April 30, 2007, or 3 months from the declaration of effectiveness of this registration statement for an exercise price of either
(i) $0.75 per share of common stock, or (ii) in the last 30 days of the term of the warrants, at a 10% discount from the average share price within the 30 day period prior to the date on which the warrant holder notified us of its intention to exercise the A-1 Warrant; and (b) the A-2 Warrants are exercisable until the later of July 31, 2007, or 3 months from the declaration of effectiveness of this registration statement, for an exercise price of either
(i) $1.00 per share of common stock, or, (ii) in the last 30 days of the term of the warrants, at a 10% discount from the average share price within the 30 day period prior to the date on which the warrant holder notified us of its intention to exercise the A-1 Warrant.

FINDER'S AGREEMENT

On November 16, 2004, we entered into a finder's agreement, or the Finder's
Agreement with Mr. Noam Yellin, or the Finder, pursuant to which in consideration for acting as finder in connection with the transactions contemplated by the Securities Purchase Agreement we issued him with A-1
Warrants for the purchase of 27,500 shares of our common stock and A-2 Warrants for the purchase of 27,500 shares of our common stock. The terms of the A-1 and
A-2 Warrants are identical to the terms of the A-1 and A-2 Warrants issued to
Clal and the Investors.

FINDER'S FEE CONFIRMATION AGREEMENT

On March 14, 2006 we entered into an agreement with Clal for the provision of finder services provided by Clal in connection with the transactions contemplated by the Securities Purchase Agreement and for certain future financial services. Under this agreement, Clal is entitled to A-1 Warrants for the purchase of an additional 180,000 shares of our common stock and A-2
Warrants for the purchase of an additional 180,000 shares of our common stock.

The terms of the A-1 and A-2 Warrants are identical to the terms of the A-1 and
A-2 Warrants issued to Clal and the Investors under the Securities Purchase
Agreement.

           OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

As of September 28, 2006, we had 26,632,642 shares of common stock outstanding, not including 200,000 shares of common stock that are being held by our company and 500,000 shares of common stock that are being held in escrow pending the completion of a private placement transaction. We are also registering pursuant to this registration statement an aggregate of 6,415,000 shares of our common stock issuable upon the exercise of the A-1 and A-2 Warrants issued to the selling securityholders.

                            SUMMARY OF FINANCIAL DATA
                            -------------------------

The following summary consolidated financial data and other data are qualified by reference to, and should be read in conjunction with, our financial statements and their related notes appearing elsewhere in this prospectus and
"Management's Discussion and Analysis". The income statement and balance sheet data were derived from our audited financial statements as of and for the years ended December 31, 2005, 2004 and 2003, and from our unaudited financial statements as of and for the period ended June 30, 2006.

                                                                                                               Period From Inception
                                                                                                                  (July 1,1999)
                                                                                                                      through
                                             Six Months Ended June 30             Year Ended December 31              June 30
                                           ---------------------------  -----------------------------------------   ------------
                                               2006           2005         2005           2004           2003            2006
                                           ------------   ------------  ------------   ------------  ------------   ------------
                                            Unaudited      Unaudited                                                  Unaudited
                                           ------------   ------------  ------------   ------------  ------------   ------------

Revenues                                   $  1,291,916   $          -  $  1,649,702   $    376,799  $          -   $  3,351,037

Cost of revenues                              1,061,884          9,506     1,685,639        392,024                    3,160,114
                                           ------------   ------------  ------------   ------------                 ------------

Gross loss                                      230,032         (9,506)      (35,937)       (15,225)            -        190,923
                                           ------------   ------------  ------------   ------------                 ------------

Research and development
expenses, net                                   227,288         41,188       151,845        331,770       346,067      3,551,440

Selling and marketing expenses                  467,405        116,861       295,652        249,721       777,515      2,035,706

General and administrative
expenses                                        345,071        166,225       338,158        619,209       443,046      3,155,482
                                           ------------   ------------  ------------   ------------  ------------   ------------

Total operating expenses                      1,039,764        324,274       785,655      1,200,700     1,566,628      8,742,628
                                           ------------   ------------  ------------   ------------  ------------   ------------

Operating loss                                 (809,732)      (333,780)     (821,592)    (1,215,925)   (1,566,628)    (8,551,705)
                                           ------------   ------------  ------------   ------------  ------------   ------------

Financing income (expenses), net                 44,135       (118,525)     (176,727)       (92,701)      (30,888)      (242,812)

Other income (expenses), net                          -           (179)         (179)         3,967       (15,000)       (50,308)
                                           ------------   ------------  ------------   ------------  ------------   ------------

Net loss                                   $   (765,597)  $   (452,484) $   (998,498)  $ (1,304,659) $ (1,612,516)  $ (8,844,825)
                                           ------------   ------------  ------------   ------------  ------------   ------------

Basic and diluted net loss per common
share                                      $      (0.03)  $      (0.02) $      (0.05)  $      (0.07) $      (0.12)

Weighted average number of common
  shares outstanding used in basic and
  diluted net loss per share calculation     25,640,975     20,213,225    21,299,875     18,171,158    13,159,673
                                           ------------   ------------  ------------   ------------  ------------

                              Six months ended
                                   June 30                  YEAR ENDED DECEMBER 31,
                                ------------    ---------------------------------------------
                                   2006            2005             2004             2003
                                -----------     -----------      -----------      -----------

Working Capital (Deficiency)    $(1,021,777)    $(1,424,518)     $(1,304,135)     $  (357,999)

Total Assets                        592,363       1,036,496          324,349          522,667

Fixed Assets, Net                   163,462         169,251          136,527          164,955

Shareholders' Deficiency           (919,950)     (1,303,043)      (1,248,573)        (268,088)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will,"
"intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described below and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT WHICH MAY CONTINUE IN THE
FUTURE AND WHICH MAY PREVENT US FROM OPERATING AND EXPANDING OUR BUSINESS

We have not generated significant revenues from sales of our products and we have incurred significant net operating losses every year since inception. We may continue to incur losses and may never achieve or sustain profitability.

DUE TO OUR RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WE MAY NOT BE ABLE TO
CONTINUE OPERATIONS AS A GOING CONCERN UNLESS WE OBTAIN ADDITIONAL FUNDING

Our unaudited financial statements for the period since July 1, 1999 (inception)
through June 30, 2006, reflect accumulated net losses of $8,844,825 and shareholders' deficit as of June 30, 2006 of $919,950. We prepared our consolidated financial statements for the fiscal year ended December 31, 2005 and for the three and six month period ended June 30, 2006, assuming that we will continue as a going concern. We do not have sufficient cash to satisfy our operational and development requirements over the next 12 months. In addition, we have suffered recurring losses from operations and a negative cash flow from operating activities. All of these factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The continuation of our operation as a "going concern" is dependant upon our ability to invest the required resources in completion of the research and development, the quality of our technologies, future market, selling the
GrowTECH platforms and the continued financial support of our shareholders or on obtaining additional external sources of financing, in order to secure the continuity our operations.

WE ARE A DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATIONAL HISTORY

We have a limited operating history upon which an investor can evaluate an investment in our business. To date, we are a development stage company without material sales and we devote most of our efforts to activities such as research and development, financial planning, raising capital and developing markets. Our limited operating history will make it difficult to predict future operating results and to assess the likelihood of our business success in considering an investment in our company. As a development stage company, we are also subject to risks and levels of risk that are often greater than those encountered by companies with established operations and relationships. Development stage companies often require significant capital from sources other than operations.
We cannot give any assurance that it will successfully address these risks, which may limit the ability to encourage further investment in our company.

WE NEED AND MAY BE UNABLE TO OBTAIN ADDITIONAL FUNDING ON SATISFACTORY TERMS,
WHICH COULD DILUTE OUR STOCKHOLDERS' INTERESTS OR IMPOSE BURDENSOME FINANCIAL
RESTRICTIONS ON OUR BUSINESS

We have accumulated losses since our inception in the amount of $8,844,825 through June 30, 2006 and currently has no significant revenues. Our inability to generate revenues and profits from the sale of our products we have introduced onto the market could cause us to go out of business, and for our investors to lose their entire investment. We will most likely need to raise cash to cover the anticipated fall in our cash flow until such time as we becomes cash flow positive based solely on sales less operating and other costs.
We will seek to raise additional cash and working capital, should it become necessary, through the public or private sales of equity securities, the procurement of advances on contracts, funding from joint-venture or strategic partners, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. We cannot give any assurance that we will be able to secure any additional cash we may require to continue our operations.

Should the selling stockholders exercise their warrants it will also dilute existing stockholders' equity. Any debt financing or other financing of securities senior to common stock will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants could have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding.

WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY.

We plan to grow very rapidly, which we anticipate will strain our management team and other resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions. Our inability to manage our growth could impair our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies, which would have a negative impact on our business and the value of an investment.

                                        9

We will need to significantly expand our operations to implement our longer-term business plan and growth strategies. We will also be required to manage multiple relationships with various strategic partners, customers, manufacturers and suppliers, consultants and other third parties. This will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effect these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot give any assurance that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased level of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain its anticipated increased employee base.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET AND MAY NOT SUCCEED IN ATTRACTING OR
RETAINING CUSTOMERS

The agro-technology market is a competitive industry, in which the standards are constantly evolving. There are no substantial barriers to entry, and we expect that competition will be intense and may increase.

Many of our existing competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we have. As a result, certain of these competitors may be able to develop and expand their product and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, devote greater resources to the marketing and sales of their products and services, or aggressively reduce their sales prices below our. We cannot give any assurance that we will be able to compete successfully with existing or new competitors.

WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE

We are dependent for our success on a few key executive officers. Our inability to retain these officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of an investment. We have a small staff comprised of four executive officers and sixteen employees. Although we believe that these officers and employees will be able to handle the administrative, research and development, sales and marketing, and manufacturing requirements in the short-term as we increase sales and operations, we will nevertheless be required over the longer-term to hire highly skilled managerial, engineering, technical, sales and marketing and administrative personnel to fully implement its business plan and growth strategies. We cannot assure that we will be able to engage the services of such qualified personnel at competitive prices, or at all, particularly given the risks of employment attributable to our limited financial resources and lack of an established track record.

WE RELY ON A SMALL NUMBER OF STRATEGIC PARTNERS

We rely upon strategic partners or third party marketing and distribution agents to provide a significant part of our marketing and sales function. Should they fail to perform as expected, our ability to generate revenues and profits and to otherwise implement our business plan and growth strategies will be adversely affected.

                                       10

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS

We rely on a combination of patent, patent pending and trademark, proprietary rights agreements and non-disclosure agreements, to protect our intellectual property. We cannot give any assurance that these measures will prove to be effective in protecting our intellectual property.

In the case of patents, we cannot give any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits. Furthermore, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe upon our patents. While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States. We can give no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement. Similarly, we cannot give any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights. Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection. We cannot give any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

CUSTOMERS MAY NOT COMPLETE ORDERS OR PLACE REPEAT ORDERS

Our contracts and purchase orders are separately negotiated with each of our customers and the terms vary. Some of the customers execute short-term purchase orders for small deployments as opposed to long-term contracts for large-scale deployments of our products. These short term contracts do not ensure that the customer will purchase any additional products beyond those specifically listed in the order. Moreover, since we believe that these purchase orders may represent the early portion of longer-term customer programs, we spend significant financial sums, personnel and operational resources to fulfill these orders. If our customers fail to purchase additional products to fulfill their programs as we hope, we may be unable to recover the costs we incurred and our business could suffer.

In addition, our general framework contracts are generally non-exclusive and contain provisions allowing our customers to terminate the agreement for default without significant penalties. Our contracts may also specify our shipment, delivery and installation commitments.

INTERNATIONAL SALES AND OPERATIONS ARE DIFFICULT AND COSTLY

Our sales to customers based outside Israel account for the majority of our revenues and may be influenced by the following factors: (i) longer payment cycles and customers seeking extended payment terms, (ii) tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by foreign countries which may make our systems expensive and uncompetitive for local operators; (iii) import or export licensing or product-certification requirements; (iv) unexpected changes in regulatory requirements and delays in receiving licenses to operate; (v) political and economic instability, including the impact of economic recessions; (vi) reluctance to staff and manage foreign operations as a result of political unrest; and (vii) limited ability to enforce agreements in regions where the judicial systems may be less developed.

                                       11

FOREIGN CURRENCY FLUCTUATIONS MAY ADVERSELY AFFECT OUR PROFITABILITY

We export the majority of our products. This subjects us to various risks associated with international transactions that may adversely affect our results of operations, including risks associated with fluctuating exchange rates;
foreign government regulation of fund transfers and export and import duties and tariffs; and political instability. We do not currently engage in activities to mitigate the effects of foreign currency fluctuations, and we anticipate we will be paid in U.S. dollars or Euro with respect to any international transactions we may enter into. If earnings from international operations increase, our exposure to fluctuations in foreign currencies may increase, and we may utilize forward exchange rate contracts or engage in other efforts to mitigate foreign currency risks. We can give no assurance as to the effectiveness of these efforts in limiting any adverse effects of foreign currency fluctuations on our international operations and overall results of operations.

OUR RESULTS ARE AFFECTED BY VOLATILITY IN THE SECURITIES MARKETS.

Due to the downturn in the world economy over recent years, the securities'
markets in general have recently experienced increased volatility, which has particularly affected the market prices of equity securities of many high-technology companies, including companies that have a significant presence in Israel. Although the volatility of these companies' securities has often been unrelated to their operating performance, they, and particularly those in the fields of communications, software and internet, may experience difficulties in raising additional financing required to effectively operate and grow their businesses. Such failure and the volatility of the securities market in general, and in relation to our shares in particular, may affect our ability to raise additional financing in the future.

                       RISKS RELATING TO OUR COMMON STOCK

OUR ORDINARY SHARES MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE
SIGNIFICANTLY IN PRICE

On April 14, 2005, shares of our common stock were de-listed from further quotation on the OTC Bulletin Board as a result of our failure to file a complete Form 10-KSB for the period ended December 31, 2003, accompanied by an independent auditor opinion. As a result, our shares of common stock are sporadically or "thinly-traded" on the Pink Sheets Electronic Quotation Service, meaning that the number of persons interested in purchasing shares of our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company, relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if it came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven development stage company or purchase or recommend the purchase of shares of our common stock until such time as we became eligible for further quotation on the OTC Bulletin Board. As a consequence, there may be periods of several days or more when trading activity in shares of our common stock is minimal or non-existent, as compared to a development stage issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give any assurance that a broader or more active public trading market for the shares of its common stock will develop or be sustained, or that current trading levels will be sustained.

Furthermore, the market price for shares of our common stock is particularly volatile given our status as a relatively unknown development stage company with a small and thinly-traded public float, limited operating history and lack of material revenues, which could lead to wide fluctuations in our share price. The purchase price for shares of our common stock may not be indicative of the price that will prevail in the trading market. Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses. Additionally, our issuance of additional shares of common stock, options or warrants to purchase those shares, would dilute proportionate ownership and voting rights.

                                       12

OUR ORDINARY SHARES ARE DEEMED TO BE "PENNY STOCK" WHICH MAY MAKE IT MORE
DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our ordinary shares are deemed to be "penny stock" as that term is defined in
Rule 3a51-1promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

     o    With a price of less than $5.00 per share;

     o    That are not traded on a "recognized" national exchange;

     o    Whose prices are not quoted on the Nasdaq automated quotation system;
          or

     o    Of issuers with net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years) or
          $5.0 million (if issuer has been in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our ordinary shares by reducing the number of potential investors. This may make it more difficult for our shareholders to sell shares to third parties or to otherwise dispose of them. This could cause our share price to decline.

SOME OF OUR OPERATIONS ARE LOCATED IN ISRAEL AND OUR BUSINESS MAY BE DISRUPTED
BY POLITICAL, ECONOMIC AND MILITARY CONDITIONS IN THAT COUNTRY

Some of our offices, manufacturing and research and development facilities are located in the state of Israel. We are directly affected by the political, economic and military conditions in Israel. Our production is dependent upon components imported from outside of Israel. Accordingly, any major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could disrupt our manufacturing, research and development or increase costs which could lower our revenues or results of operations.

SOME OF OUR OFFICERS, DIRECTORS AND EMPLOYEES ARE SUBJECT TO MANDATORY MILITARY
SERVICE IN ISRAEL WHICH COULD DISRUPT OUR BUSINESS

All male adult permanent residents of Israel under the age of 51 are, unless exempt, obligated to perform approximately 30 days of military reserve duty annually. Additionally all such resident are subject to being called to active duty at any time under emergency circumstances. Some of our officers, directors and employees currently are obligated to perform annual military reserve duty.
While we have operated effectively under these requirements in the past, there is the possibility that such requirements could have material adverse effect on our business, financial condition or results of operations in the future.

IF THE ISRAELI GOVERNMENT PROGRAMS THAT WE BENEFIT FROM ARE REDUCED OR
TERMINATED, OUR COSTS AND TAXES MAY INCREASE.

Under the Israeli Law for Encouragement of Capital Investments, 1959, facilities that meet certain conditions can apply for "Approved Enterprise" status. This status confers certain benefits including tax benefits. Our existing facilities have been designated as Approved Enterprises. If we attains taxable income in
Israel, these tax benefits will help reduce our tax burden. The Government of
Israel has indicated its intention to reexamine its policies in these areas. The
Israeli Government authorities have indicated that the government may reduce or eliminate these benefits in the future. The termination or reduction of these benefits could harm our business and our future profitability. In addition, in order to maintain our eligibility for the grants and tax benefits we receive, we must continue to satisfy certain conditions, including making certain investments in fixed assets and operations and achieving certain levels of exports. If we fail to satisfy such conditions in the future, we could be required to refund tax benefits, which may have been received with interest and linkage differences to the Israeli Consumer Price Index.

                                       13

                                 USE OF PROCEEDS
                                 ---------------

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling securityholders. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds in the event that any of the selling securityholders exercise their warrants.

                         DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling securityholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

                                 DIVIDEND POLICY
                                 ---------------

We do not pay dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

                            SELLING SECURITY HOLDERS
                            ------------------------

Based upon information available to us as of September 28, 2006, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of
1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

                                       14

                                                               NUMBER OF SHARES      NUMBER OF SHARES
                                                              BENEFICIALLY OWNED     BENEFICALLY OWNED
                           NAME                               PRIOR TO OFFERING*    AFTER THE OFFERING

ALTSHULER SHAHAM LTD (30)                                        400,000 (1)                 0
ITZIK BABAYOF                                                  1,200,000 (2)                 0
GALIA BARR-WILF                                                  400,000 (3)                 0
BAZ PROVIDENT FUND (31)                                           20,000 (4)                 0
RACHEL BEN-NUN                                                 2,755,000 (5)           325,000
CLAL FINANCE UNDERWRITING LTD (35)                             1,160,000 (6)                 0
CONTACTUS PARTNERSHIP ASSOCIATED SA (32)                         800,000 (7)                 0
MILLOH DAVID                                                     200,000 (8)                 0
DEKEL PROVIDENT FUND (31)                                         90,000 (9)                 0
DIKAN STUDY FUND (31)                                            330,000(10)                 0
HAREL KUPAT GEMEL (31)                                           200,000(11)                 0
HAREL CENTRAL FUND FOR SEVERANCE PAY (31)                        150,000(12)                 0
HAREL INVESTMENT HOUSE (31)                                      400,000(13)                 0
HAREL PROVIDENT (31)                                             380,000(14)                 0
HAREL STUDY FUND (31)                                            340,000(15)                 0
HAREL HISHTALMOT (31)                                            480,000(16)                 0
HMLK FINANCIAL CONSULTING LTD (33)                               400,000(17)                 0
IDO GRUMER                                                       200,000(18)                 0
KASEFET PROVIDENT AND SEVERANCE PAY (31)                         220,000(19)                 0
LAPIDOTH ISRAEL OIL PROSPECTORS CORP LTD (31)                    400,000(20)                 0
HAREL KUPA MERAKEZET LEPIZZOIM (31)                              120,000(21)                 0
ASHLEY LEVINSON                                                  400,000(22)                 0
MOSHE NUBELMAN                                                   400,000(23)                 0
NETZ STUDY FUND (31)                                              30,000(24)                 0
ILAN SEIDENWAR                                                   400,000(25)                 0
Y A Z INVESTMENT & ASSETS LTD (34)                               400,000(26)                 0
YARON SHALEM                                                     462,500(27)            62,500
ZOVERET CENTRAL FUND FOR SEVERANCE PAY (31)                       40,000(28)                 0
NOAM YELLIN                                                       55,000(29)                 0

* The selling securityholders hold no other securities of our company, except for those registered under this prospectus.

(1) Includes 100,000 shares of common stock issuable upon the exercise of A-1
Warrants and 100,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(2) Includes 300,000 shares of common stock issuable upon the exercise of A-1
Warrants and 300,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(3) Includes 100,000 shares of common stock issuable upon the exercise of A-1
Warrants and 100,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(4) Includes 5,000 shares of common stock issuable upon the exercise of A-1
Warrants and 5,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

                                       15

(5) Includes (i) 600,000 shares of common stock issuable upon the exercise of
A-1 Warrants; (ii) 600,000 shares of common stock issuable upon the exercise of
A-2 Warrants; and (iii) 325,000 shares of common stock issuable upon the exercise at a price of $0.21 per share, of options granted under our equity compensation plan; all of which are exercisable within 60 days.

(6) Includes 380,000 shares of common stock issuable upon the exercise of A-1
Warrants and 380,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(7) Includes 200,000 shares of common stock issuable upon the exercise of A-1
Warrants and 200,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(8) Includes 50,000 shares of common stock issuable upon the exercise of A-1
Warrants and 50,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(9) Includes 22,500 shares of common stock issuable upon the exercise of A-1
Warrants and 22,500 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(10) Includes 82,500 shares of common stock issuable upon the exercise of A-1
Warrants and 82,500 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(11) Includes 50,000 shares of common stock issuable upon the exercise of A-1
Warrants and 50,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(12) Includes 37,500 shares of common stock issuable upon the exercise of A-1
Warrants and 37,500 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(13) Includes 100,000 shares of common stock issuable upon the exercise of A-1
Warrants and 100,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(14) Includes 95,000 shares of common stock issuable upon the exercise of A-1
Warrants and 95,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(15) Includes 85,000 shares of common stock issuable upon the exercise of A-1
Warrants and 85,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(16) Includes 120,000 shares of common stock issuable upon the exercise of A-1
Warrants and 120,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(17) Includes 100,000 shares of common stock issuable upon the exercise of A-1
Warrants and 100,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(18) Includes 50,000 shares of common stock issuable upon the exercise of A-1
Warrants and 50,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(19) Includes 55,000 shares of common stock issuable upon the exercise of A-1
Warrants and 55,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(20) Includes 100,000 shares of common stock issuable upon the exercise of A-1
Warrants and 100,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(21) Includes 30,000 shares of common stock issuable upon the exercise of A-1
Warrants and 30,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

                                       16

(22) Includes 100,000 shares of common stock issuable upon the exercise of A-1
Warrants and 100,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(23) Includes 100,000 shares of common stock issuable upon the exercise of A-1
Warrants and 100,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(24) Includes 7,500 shares of common stock issuable upon the exercise of A-1
Warrants and 7,500 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(25) Includes 100,000 shares of common stock issuable upon the exercise of A-1
Warrants and 100,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(26) Includes 100,000 shares of common stock issuable upon the exercise of A-1
Warrants and 100,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(27) Includes (i) 100,000 shares of common stock issuable upon the exercise of
A-1 Warrants; (ii) 100,000 shares of common stock issuable upon the exercise of
A-2 Warrants; and (iii) 62,500,000 shares of common stock issuable upon the exercise at a price of $0.21 per share, of options granted under our equity compensation plan; all of which are exercisable within 60 days.

(28) Includes 10,000 shares of common stock issuable upon the exercise of A-1
Warrants and 10,000 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(29) Includes 27,500 shares of common stock issuable upon the exercise of A-1
Warrants and 27,500 shares of common stock issuable upon the exercise of A-2
Warrants, all of which are exercisable within 60 days.

(30) The beneficial owners of which are the individuals Mr. Kalman Shaham (45%),
Mr. Gilad Altshuler (45%), and Mr. Roni Bar (10%).

(31) Subsidiary of Harel Insurance Investments Ltd., a company publicy traded on the Tel-Aviv Stock Exchange.

(32) The beneficial owner of which is the individual Mr. Jakob Nathan Beck
(100%).

(33) The beneficial owners of which are the individuals Mr. Menahem Weinberg
(51%) and Ms. Miriam Wulkan (49%).

(34) The beneficial owners of which is the individual Mr. Yehuda Zadik.

(35) Clal Finance Underwriting Ltd., is a subsidiary of Clal Insurance
Enterprise Holdings Ltd., which is beneficially owned by IDB Holding Corporation
Ltd., an Israeli company publicly traded on the TASE.

                              PLAN OF DISTRIBUTION
                              --------------------

The selling securityholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

     o    with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

     o    through the writing of options on the shares;

     o    a combination of any such methods of sale; and ordinary brokerage transactions and transactions in which the broker-dealer solicour purchasers;

     o    block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases by a broker-dealer as principal and resale by the broker-dealer for our account;

     o    an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o    short sales after this registration statement becomes effective;

                                       17

     o    broker-dealers may agree;

     o    any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 under the
Securities Act of 1933, if available, rather than under this prospectus. The selling securityholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling securityholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling securityholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling securityholders. The selling securityholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities
Exchange Act of 1934, as amended, or the rules and regulations under such acts.
In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule
424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule
424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

                                       18

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Each of the selling securityholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling securityholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of
1934 may apply to sales of our common stock and activities of the selling securityholders.

                                LEGAL PROCEEDINGS

We are, from time to time, subject to claims arising in the ordinary course of our business, including patent, product liability and other litigation. In determining whether liabilities should be recorded for pending litigation claims, we assesses the allegations made and the likelihood that we will successfully defend the suit. When management believes that it is probable that we will not prevail in a particular matter, management then estimates the amount of the liability based in part on advice of outside legal counsel.

To our knowledge and the knowledge of OrganiTECH Ltd., at December 31, 2005, there was no material litigation pending or threatened against us or OrganiTECH
Ltd., or our or their respective officers and directors in their capacities as such, nor are there any material legal or administrative proceedings to which we, OrganiTECH Ltd. or their respective officers and directors, as such, are a party.

In February 2005, a legal suit was filed with the Haifa Regional Tribunal,
Israel, against OrganiTECH Ltd. by Leami 2000 (96) Ltd., or Leami, in the amount of approximately $295,500, arising out of the sale of one of OrganiTECH Ltd.'s products for which Leami had paid $60,000 out of the total purchase price of
$100,000. Leami claimed that the product had not operated in the manner that it had anticipated and that as a result Leami had suffered damages. OrganiTECH Ltd.
disputes the claim of Leami, and has stated in our defense that the product sold was a product at a development stage and that this fact was clearly stated in the sales contract. On April 20, 2005 OrganiTECH Ltd. filed a counter lawsuit against Leami in the amount of $148,800 claiming that Leami had not fulfilled our obligations and commitments under the sale agreement signed with OgraniTECH, and by not doing so and taking other actions, it caused OrganiTECH Ltd. to suffer damages and expenses.

                                       19

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their ages as of the date of this report are as follows:

            Name                   Age        Position
            ----                   ---        --------
            Lior Hessel            38         Chairman of Board of Directors
            Rachel Ben-Nun         53         Chief Executive Officer, Director
            Yaron Shalem           33         Chief Financial Officer
            Arieh Keidan           56         Director
            Yaacob Hannes          69         Director
            Samuel Hessel          60         Director
            Ohad Hessel            37         Director
            Simon Zenaty           54         Director

Lior Hessel and Ohad Hessel are brothers and the sons of Samuel Hessel.

BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

Mr. Lior Hessel - Mr. Hessel has served as our Chief Executive Officer from
February 2001 until January 2006, and from July 1999 has served as the President of OrganiTECH Ltd.. Mr. Hessel has been a member of our board of directors since
January 2001 and has served as a director of OrganiTECH Ltd. since our foundation. Mr. Hessel has more than 7 years experience in the technology development sector with a strong background in robotics. Mr. Hessel began his professional career as a Product Engineer with the semiconductor equipment provider Kulicke & Soffa. From 1995 to 1998, Mr. Hessel was a Research and
Development Team Manager at Jordan Valley Applied Radiation. Mr. Hessel is a
graduate of the Agricultural Engineering Department of the Technion, The Israel
Institute of Technology, and holds degrees in both Mechanical Engineering and
Business Management.

Mrs. Rachel Ben-Nun - Mrs. Ben-Nun has served since January 2, 2006, as our
Chief Executive Officer, replacing the former CEO, Lior Hessel and since
February 19, 2006 Mrs Ben-Nun has served as a member of the Board ofDirectors.
Mrs. Ben-Nun is a co-founder of Arel Communication and Software Ltd.,and a co-founder of Arelnet Ltd. a leading provider of VOIP systems. Mrs. Ben-Nun took
Arel communication public on the Nasdaq on 1994 and Arelnet Ltd. on the Tel-Aviv
Stock Exchange (TASE: ARNT). Mrs. Ben-Nun served as the CEO of Arel
Communication and Software from 1988 until 1998, and as a vice - chairman of our board of directors until 2001. Mrs. Ben-Nun served as the CEO of Arelnet from
1998 until 2001 and from January 2004 until our acquisition in June 2005 by
Airspan Networks Inc., a Washington company traded on the Nasdaq National Market
(NASDAQ: AIRN). Mrs. Ben-Nun has over 25 years of experience in the Hi-Tech industry mainly in management and development of Telecommunication systems and software. Mrs. Ben-Nun holds a Master degree, M.Sc, in Industrial Engineering from Ben-Gurion University, Israel.

Mr. Yaron Shalem - Since February 23, 2006 Mr. Shalem has served as our Chief
Financial Officer, replacing the former acting CFO, Mr. Lior Hessel. Prior to joining OrganiTech he was the CFO of Arelnet Ltd, an Israeli company traded on the Tel-Aviv Stock Exchange, (TASE: ARNT) which was purchased by Airspan
Networks Inc., a Washington company traded on the Nasdaq National Market
(NASDAQ: AIRN). Before that Mr. Shalem was the CFO of CellPay Ltd, an Israeli start-up - a worldwide leading technology provider in the Mobile Payment arena, at Telrad Networks group, a leading Israeli Telecommunications Company, and at
Price Waterhouse Coopers Israel. Yaron is an experienced CPA and holds a B.A. in
Economy & Accounting from Tel Aviv University and an EMBA from Bar-Ilan
University.

Mr. Arieh Keidan - Mr. Keidan has been a member of our Board of Directors since
August 2002. Mr. Keidan has more than 30 years of experience in the banking and finance management in Israel. Mr. Keidan was the Finance Officer of
American-Israel Paper Mills Ltd., throughout the 1970's, a manager of real estate investments for Migdal Insurance Company, and Bank Leumi Leisrael, and a
manager of the real estate development of Shikun Vebinui, one of Israel's largest corporations.

                                       20

Yaacob Hannes -Mr. Hannes has served on our board of directors since 2003. Mr.
Hannes served for 20 years as CFO of the Israeli holding company Elron
Electronic Industries Ltd. and of several of our affiliated companies. Since1989
Mr. Hannes has worked as an independent financial consultant to various companies in various industries. Mr. Hannes also serves as director of the following public companies; Caprice Jewelry Ltd., Afsek Industries Ltd., Kalil
Industries Ltd. and the following companies: Clal Finance Underwriters Ltd.,
Rosario Capital Underwriters Ltd. and HerbaMed Ltd. Mr. Hannes is a Director and
Owner of Y.Hannes & Co. Ltd. and Hannes Holdings Ltd.

Mr. Samuel Hessel - Mr. Hessel has been a member of our Board of Directors since
January 2001. Mr. Hessel has more than 30 years of experience in technology development, product marketing and administrative management in Israel and abroad. For the past 8 years, Mr. Hessel has been a consultant for Metal-Tech and other industrial high technology companies where his duties have included international marketing, quality management systems, and environmental management systems and materials technology. Mr. Hessel started his career as a
Chief Metallurgist and Technical Manager in Iscar, Israel 30 years ago.

Mr. Ohad Hessel - Mr. Hessel has served on our board of directors since January
2001 and acted as our Vice President of Operations from January 2001 until April
2003. From 1993 to 1999, Mr. Hessel served as Executive Vice President of the
Northern Region for D.G. Pizza. Mr. Hessel earned a degree in industrial management engineering from ORT College in Israel and has completed additional studies in international executive management both in the United States and
Israel.

Simon Zenaty - Mr. Zenaty has served on our board of directors since June 2003.
Mr. Zenaty has over 25 years of managerial, operational and consulting experience in the commerce and industry fields in Europe. Mr. Zenaty holds a degree in Engineering & Electronics.

We elect our directors each year.

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who beneficially own more than 10%of our common stock to file reports of their beneficial ownership and changes in ownership, Forms 3, 4 and 5, and any amendment thereto, with the SEC. Executive officers, directors, and greater-than-ten percent holders are required to furnish we with copies of all Section 16(a) forms they file. Based on our review of the activityof our officers and directors for the fiscal year ended December 31, 2005, we believe all Forms 3, 4 or 5 were timely filed.

At this time, we have not adopted a formal Code of Ethics that applies to the
Chief Executive Officer and Chief Financial Officer. We expect to adopt a formal
Code of Ethics sometime during the current year. We have, however, followed an informal Code of Ethics requiring Board of Director approval of any material transaction involving the our Chief Executive Officer and/or Chief Financial
Officer. We believe this procedure reasonably deters material wrongdoing and promotes honest and ethical conduct from our executive officers.

The following table presents a summary of the compensation paid to our executives during the last three fiscal years. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to executive officers.

                                       21

                                             Annual Compensation
                                -----------------------------------------------
                                                                   All Other
                                Year      Salary         BONUS     Compensation
                                ----     --------        -----     ------------

Lior Hessel, Chairman Board of
Directors and former President  2005     $115,156        $0        $0 (2)
                                2004     $102,881        $0        $0
                                2003     $ 98,434        $0        $0
                                2002     $105,712        $0        $0

Eyal Horvitz                    2005     $ 56,391        $0        $0 (3)
                                2004     $ 43,200        $0        $0
                                2003     $ 39,150        $0        $0
                                2002     $ 27,230        $0        $0

Haim Peled                      2005     $ 36,744        $0        $0
                                2004     $      0        $0        $0
                                2003     $      0        $0        $0
                                2002     $      0        $0        $0

Nimrod Fazi                     2005     $ 35,776        $0        $0
                                2004     $ 19,297        $0        $0
                                2003     $      0        $0        $0
                                2002     $      0        $0        $0

(1)  In January 2001, we consummated an agreement with OrganiTECH Ltd. whereby we issued 7.5 million shares of common stock to the shareholders of
     OrganiTECH Ltd. in exchange for all of the outstanding shares of OrganiTECH
     Ltd. not owned by us. Prior to the Share Exchange Transaction, on December
     23, 1999, our Board of Directors approved a stock compensation arrangement relating to Ohad Hessel. The stock options granted under that arrangement permitted Mr. Hessel to purchase 6,000 ordinary shares of OrganiTECH Ltd.
     at an exercise price of NIS 0.01 per ordinary share. The options vest ratably over a four-year period ending in March 2003. The options expired in January 2006. As a result of the Share Exchange Transaction, in January
     2001, Mr. Hessel signed an agreement according to which he received options to purchase 463,236 shares of our common stock at an exercise price of
     $0.001 per share of common stock rather than receiving 6,000 ordinary shares of OrganiTECH Ltd. The options for our stock granted to Mr. Hessel are subject to the same vesting schedule as the OrganiTECH Ltd. options that Mr. Hessel exchanged in connection with the Share Exchange
     Transaction. On October 27, 2003, Our Board of Directors decided to issue the shares to Mr. Hessel, and as of November 26, 2003, they were issued to him.

(2)  Under the SOP mentioned in item 5 (e) (ii), on December 29, 2005, Mr.
     Hessel was granted with options to purchase our common shares and as of
     December 31, 2005, the benefit for which he was already entitled to is
     $38,857.

(3)  Under the SOP mentioned in item 5 (e) (ii), on December 29, 2005, Mr.
     Horvitz was granted with options to purchase our common shares and as of
     December 31, 2005, the benefit for which he was already entitled to is
     $8,635.

      EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS WITH KEY PERSONS

On May 2, 2006 we entered into an employment agreement with Lior Hessel, our
Chairman, which replaced his old employment agreement from November 1999. The new agreement provides for an annual base salary of approximately U.S. $77,000 and certain benefits, including a vehicle and insurance and pension policies. We may terminate this agreement upon 90 days prior notice.

On May 2, 2006 we entered into an employment agreement with Rachel Ben-Nun, our
CEO, which replaced the initial LOI entered with her on January 1, 2006. The employment agreement provides for an annual base salary of approximately U.S.
$77,000 and certain benefits, including a vehicle and insurance and pension policies. We may terminate this agreement upon 90 days prior notice during the first year of employment and upon 180 days prior notice thereafter.

                                       22

On May 2, 2006 we entered into an employment agreement with Yaron Shalem, the
Company's CFO, which replaced the initial LOI entered with him on February 15,
2006. The employment agreement provides for an annual base salary of approximately U.S. $61,000 and certain benefits, including a vehicle and insurance and pension policies. We may terminate this agreement upon 60 days prior notice during the first year of employment and upon 90 days prior notice thereafter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT
                                 --------------

The following table, together with the accompanying footnotes, sets forth information, as of September 28, 2006, regarding stock ownership of all persons known by us to own beneficially more than 5% of our outstanding common stock, certain executive officers, all directors, and all directors and officers of our as a group:

                                                         Shares of
                                                        Common Stock
                                        Beneficially    Percentage of
Name of Beneficial Owner (1)               Owned    Beneficial Ownership
-------------------------------------    ---------  --------------------
EXECUTIVE OFFICERS AND DIRECTORS

Hessel Lior                              4,040,288      15,07% (2)
Hessel Ohad                                478,236       1.79% (3)
Simon Zenaty                               682,609       2.56% (4)
Rachel Ben-Nun                           2,775,000       9.84% (6)
Yaron Shalem                               462,500       1.72% (6)
Yaacob Hannes                               40,000       0.15% (7)
---------
All officers and directors as a group    8,478,633      29,52% (2),(3),(4),(6),(7)
---------

OTHERS

BLM NV                                   5,448,416      20.42% (5)
SH A Gali Ltd.                           1,109,090       4.16%
Technion Entrepreneurial                 1,044,115       3.92%
CEDE & CO.                               6,175,582      23.19%

(1)  A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this report upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on 26,632,642 shares issued and out standing on September 28, 2006.

(2)  Includes an option to purchase 180,000 ordinary shares exercisable within
     60 days.

(3)  Includes an option to purchase 15,000 ordinary shares exercisable within 60 days.

                                       23

(4)  Includes an option to purchase 30,000 ordinary shares exercisable within 60 days.

(5)  Includes an option to purchase 46,242 ordinary shares exercisable within 60 days.

(6)  Mrs. Rachel Ben-Nun and Mr. Yaron Shalem, our new chief executive officer and chief financial officer who were appointed on January 2, 2006 and
     February 23, 2006, respectively participated in Clal's Investment, pursuant to which they received 1,200,000 and 200,000 shares of our common stock respectively, purchased during year 2006. Additionally, also included is their options to purchase 375,000 and 62,500 shares of common stock, respectively exercisable within 60 days.

(7)  Includes an option to purchase 25,000 shares of our common stock exercisable within 60 days

                            DESCRIPTION OF SECURITIES
                            -------------------------

Common Stock

We have authorized 80,000,000 shares of common stock, $.001 par value per share and 10,000,000 preferred shares. As of September 28, 2006 there were 26,632,642 shares of our common stock outstanding, not including 200,000 shares of common stock that are being held by our Company and 500,000 shares of common stock that are being held in escrow pending the completion of a private placement transaction.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the
Board of Directors in our discretion, from funds legally available there for. In the event of a liquidation, dissolution, or winding up of our company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide, as permitted by governing Delaware law, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages relating to an officer's or director's position with the exception for liability (i) for breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii)
under Section 174 of the Delaware General Corporation Law, or (iv) for any
transaction from which the director derived an improper personal benefit. In addition, our by-laws provide for indemnification of directors to the fullextent of the law.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

                                       24

                             DESCRIPTION OF BUSINESS
                             -----------------------

We are a Delaware corporation, incorporated in 1981 (organized as a Colorado corporation on December 8, 1981) and leading in offerings a "Hydroponics Growing
Factory". We design, develop, manufacture, market and support Hydroponics solutions and platforms for the Agriculture and Life-Science industries, enabling the growth of leafy vegetables in a highly economic, clean and automated surrounding, making optimal use of resources such as water, energy, labor and land.

Our core business is conducted primarily through our wholly-owned subsidiary,
OrganiTECH Ltd. a company organized under the laws of Israel. OrganiTECH Ltd.
operates mainly in the Agriculture Industrialization arena. Since our formation in 1999, it has been developing, producing and marketing our leading proprietary technology and our leading products are:

     a) GT2000 - a self-contained, portable, robotic, sustainable agricultural platform designed to automatically seed, transplant, grow and harvest commercial quantities of hydroponics, pesticide free, green leaf vegetables. It has yet to be matured and additional development work is still required before our full commercialization.

     b) GT2500 - OrganiTECH's leading product - a fully automated, computerized controlled Hydroponics sustainable greenhouse designed to grow and harvest commercial quantities of hydroponics, pesticide free, green leaf vegetables while making optimal use of resources such as water, energy, labor and land.

We were initially organized as a Colorado corporation on December 81981, under the name Triangle, Inc., or Triangle, for the purpose of evaluating, structuring and completing a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships. Since our formation, we have undergone numerous transitions and changes in our development and business strategies, as well as our name.

In 1989, Triangle closed a public offering of our common stock and warrants to purchase our common stock and was funded as a "blank check" company.

On June 20, 2000, we entered into an investment agreement, or, the Investment
Agreement, with OrganiTECH Ltd. We agreed to invest a total of $1,000,000 for
12,460 shares of preferred stock of OrganiTECH Ltd. at a price of $80.25 per preferred share. Under the terms of the Investment Agreement, we were given options to purchase additional shares at specified prices, within specified time periods.

On October 18, 2000, pending shareholder approval, we entered into a Share
Exchange Agreement with OrganiTECH Ltd. (the "Share Exchange Agreement"( whereby
OrganiTECH Ltd. shareholders would exchange 100% of the issued and outstanding shares of OrganiTECH Ltd.'s capital stock in exchange for no less than62.5% of issued and outstanding shares of our common stock.

On January 16, 2001, we changed our state of incorporation from Colorado to
Delaware. This change in our state of incorporation was approved by a vote of the requisite number of holders of outstanding shares of our common stock at a special meeting of shareholders held on January 5, 2001 at our offices, or the
Special Meeting.

At the end of January 2001, following shareholder approval for the transaction at the Special Meeting, we consummated the Share Exchange Agreement with
OrganiTECH Ltd.. We issued 7.5 million shares of common stock to OrganiTECH Ltd.
shareholders in exchange, and as consideration, for all of the outstanding shares of capital stock of OrganiTECH Ltd. not owned by us. No cash was exchanged in the transaction. As a result of the Share Exchange Agreement,
OrganiTECH Ltd. became our wholly-owned subsidiary and OrganiTECH Ltd.'s selling shareholders became the owners of approximately 67.57% of our common stock.
Accordingly, the foregoing business combination was considered to be a reverse merger. As such, for accounting purposes, OrganiTECH Ltd. was considered to be the acquirer while we were considered to be the acquired. Therefore, the comparative figures set forth are those of OrganiTECH Ltd.

                                       25

In March 2001, we changed our name to "OrganiTECH USA, Inc." to more accurately reflect our new focus on our agricultural applied engineering initiatives.

In December 2002, OrganiTECH Ltd. formed A.T.A. Jordan Valley Ltd., or A.T.A, a new one-third owned subsidiary with Mr. Tzion Levy and Ziv Electronic Systems
Ltd. The new company was founded in order to handle marketing activities of
OrganiTECH Ltd.'s products in Israel. On December 31, 2003, OrganiTECH Ltd.
signed agreements with both partners for the sale of all their shares in A.T.A.
to OrganiTECH Ltd. for the price of 1 NIS. The transfers were approved by
A.T.A's board of directors on December 15, 2004, following which OrganiTECH Ltd.
became the sole shareholder of A.T.A. As of December 31, 2005 A.T.A did not have any assets nor liabilities.

On April 14, 2005, the shares of our common stock were de-listed for further quotation on the OTC Bulletin Board as a result of our failure to file a complete Form 10-KSB for the period ended December 31, 2003, accompanied by an independent auditor opinion, and our shares are now quoted on the Pink Sheets
Electronic Quotation Service, under the symbol ORGT.PK.

INDUSTRY OVERVIEW

There are several key factors that influence on the overall demand for hydroponics systems, as follows:

WORLDWIDE DEMAND FOR GREEN LEAF PRODUCTS IS RAPIDLY INCREASING

By the year 2030, the world's population is projected to reach an estimated 8 billion people - approximately 2 billion more than today. Additionally, during the next 50 years, worldwide demand for green leaf vegetables is expected to triple as the amount of arable land decreases by one half. Advances in technology are expected to continue to assist producers in increasing their overall productivity.

MOVING TO VEGETABLE-BASED NUTRITION

Lately, an additional new trend can be identified, especially in the Western world - the growing demand for vegetable based nutrition over other nutrition components such as proteins. Demand for vegetables in general and for green leaf vegetables in particular, is rapidly increasing and becoming a principal part of every Western meal.

RAPIDLY GROWING DEMAND FOR CLEAN VEGETABLES WITH EXTENDED SHELF-LIFE

Lately we have identified a new trend of rapidly growing demand for 'high-end', ready to eat vegetables where customers are willing to pay more for cleaner, unnecessary to wash, longer shelf-life vegetables. By using our hydroponics technology, the cultivated vegetables do not require a wash process before packaging and are ready to eat; hence their shelf-life is dramatically increased. Moreover, given a longer shelf-life, distribution to remote areas is possible and new markets are available.

                                       26

THE NEED FOR SUSTAINABLE AGRICULTURE

The practice of reducing inputs while raising output is a growing trend referred to as "sustainable agriculture". An estimated 30-80 percent of applied nitrogen and pesticides used in the agriculture industry are already lost to the environment. According to many industry experts, one of the most critical elements for agricultural equipment innovations is that they should be guided by ecological considerations that not only increase world food production, but also preserve our non-renewable resources and reduce chemical usage, water scarcity, global warming and ecological implications from fertilizers and increased reliance on pesticides compound. There is a need for innovations that balance the needs of the "natural world" with the insatiable demands of the "human world". Sustainable agricultural technologies, those that reduce input costs, increase yield, and are more "earth friendly", are expected to drive the frontline of growth in the agriculture equipment industry.

ALTERNATIVE SOLUTION WHERE TRADITIONAL GREENHOUSES FAIL

Growers of soil-grown crops are faced with numerous, potentially insurmountable, problems associated with soil-borne pathogens, pests and weeds and the concomitant application of pesticides or plant protection products, or PPP's, which lead, on occasions, to unacceptable residues at harvest. This has recently been made worse due to the revocation of Methyl Bromide as an effective soil sterilant which has exacerbated the need for additional PPPs.

It is now understood that a move out from the soil-grown crops into a hydroponics production system could potentially solve many of the current residue problems, increase throughput and ultimately improve the longer-term economic outlook for the crop. This is where OrganiTECH Ltd.'s growing system enters the equation offering growers novel, environmentally friendly growing units and methods.

THE COMPANY'S STRATEGY

Our goal is to be a world's leading provider of Hydroponics solutions and systems to the Agriculture and Bio-Tech industries and to change the Agriculture into an industry. Key elements of our strategy include the following:

PRESERVING AND IMPROVING EXISTING DEPLOYMENTS OF OUR PRODUCTS

We intend to constantly preserve and improve our existing deployed projects while they serve both as proof that our technology concept works and as a reference point for new customers.

MAINTAIN TECHNOLOGY LEADERSHIP

We believe we have has established a leading technology position in the market for Hydroponics solutions, and have made it a priority to maintain this position by continuing to make substantial investments in research and development while establishing new strategic co-operations with leading institutions in the agriculture and bio-tech industries. Our research and development efforts are mainly focused on (i) improving the existing technology and the Hydroponics -
Agronomic know how to achieve higher yields of produce per Hydroponics unit;
(ii) expanding our systems into new usages (i.e. new vegetables); and (iii)
adjusting and adapting our products to the specific requirements of new and different climate environments around the world.

APPROACHING KEY MARKETS OPPORTUNITIES

We are in the early stage of expanding our marketing and sales efforts, especially where we find strong competitive advantages and where the potential demand for our products is expected to be high, such as in markets where there is a high cost of transportation or low cost of energy; among growers who wish to increase productivity; in markets where there is a high demand for clean green vegetables and/or long shelf-life vegetables and among food manufacturers who wish to expand their value chain. In general, we believe our opportunities are much broader due to the current trends in the industry discussed earlier.

                                       27

DEVELOP NEW STRATEGIC ALLIANCES AND MARKET PRESENCE

We intend to develop and expand our strategic alliances with agents and distributors in different regions around the world, aiming to leverage their experience and market presence to help us market our products. Additionally, we intend to expand and form new alliances with research institutions to leverage our technology and products into new usages for new industries, especially the bio-tech industry.

ORGANITECH'S PRODUCTS

OrganiTECH Ltd. offers a "Hydroponics Growing Factory", by using our proprietary technology and combining it with self-contained structures and platforms, enabling the growth of leafy vegetables in a highly economic, clean and automated surrounding, making optimal use of resources such as water, energy, labor and land.

THE GROWTECH 2000(TM)

Our first product was the GrowTECH(TM)2000, a unique and patented, state of the art, hydroponics system. It is a low input/ high output, robotic, self-contained, portable, sustainable and controlled agricultural platform, utilizing advanced growth lighting systems, environmental control systems, revolutionary robotics, and management systems, all designed to fully automate the entire cultivation process (Seeding - Germination - Growing - Harvesting) of hydroponics, pesticide free, green leaf vegetables in a closed environment of a standard size container.

Designed for closed spaces where sunlight is not available and full artificial lightning is required for the cultivation process, the cost-efficiency of the
GrowTECH(TM)2000 is generally determined by the cost of energy and can therefore vary significantly.

GrowTECH(TM)2000 has yet to be matured and additional development work is still required before our full commercialization. However, we believe that such a patented platform will provide a strong advantage over our competitors and enable us to increase research and development efforts for the integration of
GrowTECH(TM)2000 technologies into new platforms and products.

THE GROWTECH 2500

Our leading product to date is the GrowTECH(TM)2500, an automated platform using
GrowTECH(TM)2000 proprietary technology and know-how, and combining it within a greenhouse controlled environment. The GrowTECH(TM)2500 enables the growth of leafy vegetables in a highly economical clean and automated surrounding, making optimal use of resources such as water, energy, labor and land. By integrating
OrganiTECH Ltd.'s hydroponics Rotating Field-System (RFS) technology in
GrowTECH(TM)2500, vegetables (i.e. lettuce) float in Styrofoam trays on water tables, which serve as a nutritious solution and a means of transport through the growth process. By automating the seedling and harvesting process, the
GrowTECH(TM)2500 enables utilizing the land to the maximum, and increasing produce about 5-6 times more than conventional greenhouse yields.

GrowTECH(TM)2500 enables year round, high yield production of pesticide free plants with extended shelf-life, while significantly reducing heating and labor costs per plant, the most serious cost-drivers in the greenhouse industry.
Although already successfully commercially deployed, we intend to continuously invest in the advanced development of GrowTECH(TM)2500, adding and enhancing functionalities while adjusting it to new types of growing and usages. The
GrowTECH(TM) 2500 system was first presented at the leading European exhibition for state of the art agriculture and horticulture "Hortifair" in Amsterdam, held in November 2003 and to date few GrowTECH(TM)2500 systems have been installed and are operating successfully in Europe and Israel.

BIO-TECH PLATFORMS

We are also developing our PhytoChamber(TM) product, a state of the art, two-chambered, cost-effective hydroponics growth platform designed to maximize and provide optimal growth conditions for certain plants to be used and utilized by the biotechnology industry and researchers.

                                       28

The PhytoChamber(TM) is designed for the production of proteins and other bio-molecules intended for research and commercial manufacturing of
NUTRACEUTICALS and pharmaceuticals, by creating a contained, cost effective, production environment, isolating the plants from detrimental external elements and utilizing an advanced hydroponics growing system. This combination of technologies creates an alternative and superior method in the bio-manufacturing multi-billion Euro market due to our non-soil, clean, environmentally safe and proliferating conditions.

PhytoChamber(TM) is based on our proprietary hydroponics know-how and GrowTECH technology. One PhytoChamber(TM) unit was sold to a German customer for research and development purposes, during year 2005. The product is in an early stage of development and an extensive additional development work is required before achieving commercial maturity.

TECHNOLOGY AND RESEARCH & DEVELOPMENT ACTIVITY

EXISTING PRODUCT LINES

We are continuously investing in research and development to improve and enhance the existing product lines, especially in order to maximize the yield of produce per each growing unit. We are researching new applications for the GrowTECH(TM)
platforms both for the agricultural and the emerging agricultural-biotechnology spheres.

As part of an on-going process we invest time and effort in extending the use of our existing products into new growing projects and also by improving their functionalities. Technical improvements are being made continuously to strengthen the reliability of the systems.

The main goals of our research and development efforts are to:

     (i) Improve the functionality of our cultivation platform for green leaf plants, especially the GrowTECH2500,

     (ii) Continue the research and development of new platforms through the migration of our existing technologies into new applications, and

     (iii) Improve the operational characteristics of the GrowTECH(TM) and the
PhytoChamber(TM) products.

We believe that technologies incorporated in the GrowTECH(TM) are potentially extendable to the development of a number of other potential applications. These include the cultivation of pharmaceutical plants, herbs, spices, fruit, and flowers, seedling and transplant propagation; and the assisting of biotechnology companies in fields such as molecular farming, transgenic engineering, nutraceutical cultivation, and phytoremediation applications.

OTHER PRODUCT LINES

Initial research and development work was already invested in other product lines described below, however, due to our limited financial resources; our activity with regards to continuance development is currently delayed.

GrowTECH(TM)3000 - a growth platform for tissue culture propagation or more specifically the acclimatization of tissue culture matter. The propagation of tissue culture is the method used in many plants such as strawberries, bananas, tobacco, some houseplants and many other plants.

                                       29

GrowTECH(TM)4000 - a growth platform for potted products, including the significant market of home plants.

The GrowTECH(TM)3500 and GrowTECH(TM)4500 are the horizontal versions of the
GrowTECH(TM)3000 and GrowTECH(TM)4000 platforms (allowing for deployment in rows in greenhouses, rather than vertical deployment in smaller containers), and therefore are more suitable for geographical areas that can utilize a significant supply of sunlight throughout the year.

INTELLECTUAL PROPERTY

On June 12, 2001, OrganiTECH Ltd. received a United States patent No. 6243987 for the GrowTECH technology and mechanism, which includes protection for 56 claims covering a wide range of new technologies and designs developed for an automated system that provides a continuous yield of fresh agricultural produce.

On January 21, 2003, OrganiTECH Ltd. received a United States patent No. 6508033 for a self contained, fully automated robotic crop production facility.

On February 28, 2002, OrganiTECH Ltd. filed our patent for a self contained, fully automated robotic crop production facility with the European Patent Office
(European Patent Application No. 0095965.1), as publication No. 1241927. Based on such application, OrganiTECH Ltd. filed a similar patent application in
Canada.

We believe that such patents will provide a strong advantage over our competitors and enable it to increase research and development efforts for the integration of our patented technologies into new platforms and products.

In May 2003, OrganiTECH Ltd. received a notice of allowance for the "GrowTECH"
and "OrganiTECH Ltd." trademarks, from the United States Patent and Trademark
Office.

RESEARCH & DEVELOPMENT EXPENSES

We incur research and development expenses in an effort to reduce manufacturing costs, develop new products and product enhancements, while replacing old technologies with more advanced ones. During year 2005 we recorded participation from the OCS in the amount of $11,297. Our research and development expenses for fiscal years ended December 31, 2005 and 2004 were $151,845 and $331,770, respectively.

MARKETING AND DISTRIBUTION

Moving into a new stage of sales and profitability, we intend to increase marketing and sales efforts through indirect channels in selected regions. We have entered into marketing, distribution and development agreement with distributors, in several territories, for the distribution of the GrowTECH(TM)
systems. We plan to further increase our marketing and distribution channels in the future as we believe the need for our products is worldwide and our sales volume is directly influenced by the sales and marketing efforts invested.

Our direct marketing efforts with respect to the GrowTECH(TM) systems include, among others, sales presentations, developing brochures, exhibitions and other marketing materials and engaging in various forms of public relations. We initially introduced and presented the GrowTECH(TM)2500 system in the international Hortifair exhibition held in Amsterdam In November 2003.

Our Marketing and Sales expenses for fiscal years ended December 31, 2005 and
2004 were $295,652 and $249,721, respectively.

                                       30

ROYALTY OBLIGATIONS

SINGAPORE-ISRAEL INDUSTRIAL RESEARCH AND DEVELOPMENT FUND (SIIRD)

During fiscal year 2001, OrganiTECH Ltd. entered into a Research and Development grants and royalties arrangement whereby OrganiTECH Ltd., together with our
Singaporean joint venture partner, Agronaut, is required to pay royalties to the
SIIRDF in an amount ranging from 1.5% to 2.5% of sales of products developed with the grants from SIIRDF. Such royalties not to exceed the total amount of grants received from SIIRDF. As of the date of this report, the total of royalty bearing grants received by OrganiTECH Ltd. from SIIRD is $250,505.

THE WEITZMAN INSTITUTE

OrganiTECH Ltd. is also obligated to pay royalties to the Weitzman Institute in
Israel pursuant to a Memorandum of Understanding signed in September 2001 between the parties. The MOU included a development work performed by the
Weitzman Institute, for the sales of miniature tomato seeds and OrganiTECH
Ltd.'s obligation to pay to the Weitzman Institute royalties in an amount not to exceed 5% of the sales of such miniature tomato plants

PRINCIPAL SUPPLIERS

During fiscal year 2005, our principal expenses were for raw materials, equipment and expenses related to subcontractors. We do not work with one main supplier and purchases our products from approximately 50 suppliers with which it has no long-term purchase commitments or exclusive contracts. We have historically enjoyed a positive experience with our suppliers with respect to supplier fulfillment and retention, and we have generally not experienced difficulty in obtaining desired materials from suppliers on acceptable terms.

CUSTOMERS

Our existing and target customers are principally farmers who wish to expand their operations or increase productivity, food industry companies seeking to expand their value chain by controlling the growth of leafy vegetables and new entrepreneurs seeking for new business. Our first commercial sale was during
2003 (recorded during 2004) and currently we have deployed our products at a few customers' locations world wide.

Generally, we sell two types of projects: (i) a Turn Key Project for a
Hydroponics Growing Factory, in which we build the fully acclimatized controlled greenhouse, and provide the Hydroponics core systems and Hydroponics Agronomic
Know-How, and (ii) projects in which the greenhouse is built by the customer and we sell only the Automated Hydroponics core systems and Hydroponics Agronomic
Know-How, in addition to the greenhouse upgrade. Each project is planned, designed and tailor-made per the customer's specific site-location and requirements that can vary depending on several different factors such as kind of growing, climate and environmental conditions, size of greenhouse, etc.

A typical project has the following stages/milestones: (i) entering into an agreement in parallel to performing a detailed design work planned by the
Company's engineers and other experts; (ii) purchasing / assembling /
manufacturing of the different systems/components by our manufacturing personnel, (iii) shipment/delivery, (iv) building the greenhouse, (v)
installation and integration of automated and computerized systems/components and the Hydroponics systems, (vi) training and guidance by our agronomy experts until the system had completed several cycles of production. A project performance/installation time is generally between one to four quarters.

                                       31

A typical contract with a customer includes the delivery of product and services, including installation and training. In addition, we generally agree to provide a warranty for the equipment and software for a limited period of time. Our contracts are generally non-exclusive and may contain provisions allowing our customers to terminate the agreement without significant penalties.
Our contracts may also specify the achievement of shipment, delivery and service commitments. We are generally able to meet these commitments.

COMPETITION

The agricultural equipment industry is highly competitive. OrganiTECH Ltd.'s technologies are subject to competition from either other agricultural equipment and/or technology providers or from other providers of Hydroponics solutions, both which are very few in numbers worldwide. We acknowledge our leading competition over 4 types of technologies:

1.   Classic soil-less system which involves inert solid growing media and specialized irrigation systems, where water can be drained to waste (open systems) or re-circulated (closed system);

2.   Hydroponics water beds system - deep water beds and growing system where water can be re-circulated.

3.   Hydroponics Nutrient Film Technique ("NFT") - shallow nutrient film running in narrow channels, where the plant roots are located. The NFT systems are the most common hydroponics systems in the world. The technology was developed during the late 60's in England and was installed by private growers all over the modern world, mainly in the US, Western Europe and
     Australia - New Zealand.

4.   Other conventional growing methods, either regular greenhouse based growing or soil based field growing.

Many of our potential competitors have substantially longer operating histories, larger installed client bases, greater name recognition, more experience and significantly greater financial, technical, marketing and other resources than we do.

We believe that a wide range of factors, such as productivity, reliability, price, and other unique performance characteristics of OrganiTECH Ltd.'s technologies, differentiate it from our competitors and will be the principal competitive factor expected to affect future sales of our systems. Additionally, we believe that our intellectual property will provide it with a strong advantage over our competitors around the world in general and in the United
States in particular, and will enable we to increase both sales and research and development efforts for the integration of the GrowTECH(TM) technologies into new platforms.

EMPLOYEES

As of December 31, 2005, together with OrganiTECH Ltd., we had 16 employees. As of May 8, 2006, together with OrganiTECH Ltd., we had 21 employees. Additionally we have engaged sub-contractors to the extent necessary in several fields of expertise. Our management believes that it has an adequate number of employees to support our current operations and projects in process, which are managed partially with subcontractors. OrganiTECH Ltd. intends to hire additional employees as required, upon additional projects, commercialization of our products and the receipt of additional financing.

                                       32

TRADE AGREEMENTS

Israel is a member of the United Nations, the International Monetary Fund, the
International Bank for Reconstruction and Development, and the International
Finance Corporation. Israel is also a signatory to the General Agreement on
Tariffs and Trade, which provides for reciprocal lowering of trade barriers among our members. In addition, Israel has been granted preferences under the
Generalized System of Preferences, from Australia, Canada and Japan. These preferences allow Israel to export the products covered by such programs either duty-free or at reduced tariffs.

Israel and the European Union signed a Free Trade Agreement, which became effective on July 1, 1975, that confers certain advantages with respect to
Israeli exports to most European countries and obligates Israel to lower our tariffs with respect to imports from these countries over a number of years. In
1985, Israel and the United States entered into an agreement to establish a Free
Trade Area. The Free Trade Area has eliminated all tariff and certain non-tariff barriers on most trade between the two countries.

On January 1, 1993, Israel and the European Free Trade Association entered into an agreement establishing a free-trade zone between Israel and the European Free
Trade Association nations. In recent years, Israel has established commercial and trade relations with a number of the other nations, including Russia, the
People's Republic of China, India and the nations of Eastern Europe, with which
Israel had not previously had such relations.

GOVERNMENT REGULATION

ISRAELI TAXATION, REGULATION AND INVESTMENT PROGRAMS

The following is a summary of the current tax laws and regulations of the state of Israel as it relates to Organitech Ltd. and our parent company Organitech
Inc. and also includes a discussion of certain Israeli government programs benefiting Organitech Ltd.

The following discussion is not intended to be a discussion of Israeli tax consequences to us and not to our investors. If you have questions regarding your individual taxes, you should consult your own tax advisor.

GENERAL TAX STRUCTURE

Israeli companies are subject to corporate tax at the rate of 34% of taxable income in the 2005 tax year. On July 25, 2005, the Israeli government approved the Law for the Amendment of the Income Tax Ordinance (No. 147), 2005, which prescribes, among other provisions, a gradual decrease in the corporate tax rate in Israel to the following tax rates: in 2006 - 31%, in 2007 - 29%, in 2008 -
27%, in 2009 - 26% and in 2010 and thereafter - 25%.

However, the effective tax rate payable by a company which derives income from an Approved Enterprise (as further discussed below) may be considerably less.

We are also subject to income taxes in the United States for undistributed earnings and distribution of earnings to the shareholders of Organitech Inc. We use estimates in determining our provision for income taxes, deferred tax assets, related valuation allowances and deferred tax liabilities. This process involves estimating actual current tax liabilities together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. Realization of deferred tax assets is depended on generating sufficient taxable income in the period in which the deferred tax assets are realized. Based upon all available information and because we do not have an earnings history, deferred tax assets have been fully offset by a valuation allowance.

                                       33

INDUSTRY STANDARD

For Bio-Tech applications, the P-1 and P-2 standards are biological safety regulations that mandate levels of containment in the genetic engineering of plants. As we intend to operate in the Ag-Bio field, if required, the
GrowTECH(TM) systems can comply with P-1 and P-2 standards under the European
Union regulatory standards for use in the cultivation of Genetically Modified
Organisms (GMO).

In 2005, we did not incur any expenses in complying with environmental laws and regulations.

GRANTS FROM THE OFFICE OF THE CHIEF SCIENTIST OF ISRAEL

OrganiTECH Ltd. has received from the Israeli Government, through the Office of the Chief Scientist ("OCS"), certain research and development grants. As a condition to OrganiTECH's participation in the funding program of the OCS,
OrganiTECH Ltd. may not transfer the technologies developed using such funds or manufacture our products outside of Israel without the consent of the OCS.
Moreover, the OCS grant programs currently in effect require OrganiTECH Ltd. to comply with various conditions in order for OrganiTECH Ltd. to continue to be eligible for participation. Also, OrganiTECH Ltd. is required as well to pay royalties to the OCS in an amount ranging from 3% to 5% (up to the amount of the grants received, which are linked to the U.S. $ and bear annual interest at
Libor). of sales from products developed using the grants received from the OCS, which could cause an increase in OrganiTECH Ltd.'s operating expenses.
OrganiTECH Ltd. anticipates that for so long as such grants continue to be available, it will likely seek from time to time to utilize such grants. As of the date of this report, the total of royalty bearing grants received by
OrganiTECH Ltd. from the OCS is $394,000.

APPROVED ENTERPRISE STATUS

In April 2001, certain of the production facilities of OrganiTECH Ltd. have been granted a status of an Approved Enterprise under the Israeli Encouragement of
Capital Investments Law, 1959, or Approved Enterprise. During the period of benefits, the income derived from the Approved Enterprise status will be tax-exempt for a period of ten years, commencing with the first year the
Approved Enterprise generates taxable income. Notwithstanding the foregoing, the benefits will expire in the year 2015. In the event that OrganiTECH Ltd.
distributes cash dividends from income that was tax-exempt, OrganiTECH Ltd.
would have to pay to the Israeli tax authorities between 10% to 25% (depending on the level of foreign investment in OrganiTECH Ltd.) of the amount of cash dividends distributed.

The entitlement to the above benefits under the Approved Enterprise is conditional upon OrganiTECH Ltd.'s fulfilling the conditions stipulated by the law, regulations published thereunder and the letters of approval for the specific investment in the Approved Enterprise, including, but not limited to making investments in fixed assets in the approximate amount of $1,335,000. In the event of failure to comply with this condition, the benefits may be canceled and OrganiTECH Ltd. may be required to give up the benefits previously received, if any, in whole or in part. OrganiTECH Ltd. has made efforts in meeting the applicable conditions, however, as of December 2005, it has invested only
$290,678 in fixed assets. On December 18, 2005 OrganiTECH Ltd. filed a request to decrease the amount of required investments from $1,335,000 to $292,000;
however it has yet to receive any response regarding the request. OrganiTECH
Ltd. plans to approach the governmental agency responsible and ask again for the retroactive revision of the approval in a way that it will be considered as complying with the said conditions. As of December 31, 2005 we have carried forward tax losses in the amount of $8.5 million. In light of the above, in the event that the benefits are cancelled we do not anticipate any material effect on our results of operations in the near future. Furthermore, OrganiTECH Ltd. is also still entitled to apply for new benefits according to which it may be entitled to reduced tax rates for certain periods of years.

                                       34

A recent amendment to the Investment Law, or the Amendment, which came into effect as of April 1, 2005, has significantly changed the provisions of the
Investment Law. The Amendment limits the scope of enterprises which may be approved by the Investment Center by determining criteria for the approval of a facility as an Approved Enterprise, such as provisions generally requiring that at least 25% of the income of an Approved Enterprise will be derived from export. Additionally, as explained below, the Amendment sets forth major changes in the manner in which tax benefits are awarded under the Investment Law whereby companies no longer require Investment Center approval (and Approved Enterprise status) in order to qualify for tax benefits. However, the Investment Law provides that terms and benefits included in any certificate of approval already granted will remain subject to the provisions of the Investment Law as in effect on the date of such approval. Therefore the tax benefits granted to our Approved
Enterprises under the Investment Law will generally not be subject to the provisions of the Amendment.

Under the amendment, the benefit period commences in the later of the year elected by the company or the first year in which the company has taxable income, provided that 14 years have not elapsed from the beginning of the year of election.

According to Amendment No. 60 a "Privileged track" will replace the current
"Alternative track". If dividends are distributed out of tax exempt profits and according to Amendment No. 60, in case of liquidation, the company will then become liable for tax at the rate applicable to its profits from the approved enterprise in the year in which the income was earned, as if it had not chosen the privileged track of benefits.

LAW FOR THE ENCOURAGEMENT OF INDUSTRY TAXES, 1969

Organitech Ltd. currently qualifies as Industrial Company pursuant to the
Industry Encouragement Law, and as such, is qualifying for certain tax benefits, including a deduction of 12.5% per annum of the purchase price of a good-faith acquisition of a patent or of certain other intangible property rights. The tax laws and regulations dealing with the adjustment of taxable income for local inflation provide that industrial enterprises such as Organitech Ltd. can claim special rates of depreciation deductions range from 20% to 40% on a straight-line basis for industrial equipment.

Moreover, Industrial Enterprises which are Approved Enterprises can choose between (a) the special depreciation rates referred to above or (b) accelerated regular rates of depreciation applied on a straight-line basis in respect of property and equipment, generally ranging from 200%, in respect of equipment, to
400%, in respect of buildings, of the ordinary depreciation rates during the five years of service of these assets, provided that the depreciation on buildings is not exceed 20% per annum.

Eligibility for the benefits under the Industry Encouragement Law is not subject to receipt of prior approval from any government agency. Organitech Ltd may not continue to qualify, or will be able to avail itself of any benefits under the
Industry Encouragement Law in the future.

TAXATION UNDER INFLATIONARY CONDITIONS

The Company is assessed under the Income Tax Law (inflationary adjustments,
1985), the purpose of which is to prevent taxation on inflationary profits.

                                       35

INCOME TAXES ON DIVIDENDS DISTRIBUTED BY ORGANITECH LTD.

Non-residents of Israel are subject to income tax on income accrued or derived from sources in Israel. These sources of income include passive income such as dividends, royalties and interest, as well as non-passive income from services rendered in Israel. On distributions of dividends (other than bonus shares or stock dividends) to Israeli individuals and foreign resident individuals and corporations we would be required to withhold income tax at the rate of 20%. If the income out of which the dividend is being paid is attributable to an
Approved Enterprise under the Investment Law, the rate is 15%. A different rate may be provided for in a treaty between Israel and the shareholder's country of residence. Under the U.S.-Israel tax treaty, if the income out of which the dividend is being paid is not attributable to an Approved Enterprise, then we are required to withhold income tax at a rate of 12.5% with respect to shareholders that are U.S. corporations and held at least 10% of our voting power in the 12 month period preceding the distribution of such dividends.

Residents of the United States will generally have taxes in Israel withheld at source. Such persons generally would be entitled to a credit or deduction for
United States Federal income tax purposes for the amount of such taxes withheld, subject to limitations applicable to foreign tax credits.

CAPITAL GAINS AND INCOME TAXES APPLICABLE TO NON-ISRAELI SHAREHOLDERS

Israeli law generally imposes a capital gains tax on the sale of securities and any other capital asset. The basic capital gains tax rate applicable to corporations effective until December 31, 2002 had been 36%, and the maximum tax rate for individuals had been 50%. Effective January 1, 2003, the capital gains tax rate imposed upon sale of capital assets acquired after that date has been reduced to 25%; capital gains accrued from assets acquired before that date are subject to a blended tax rate based on the relative periods of time before and after that date that the asset was held. In addition, if the ordinary shares are traded on the Tel Aviv Stock Exchange or listed on a stock exchange recognized by the Israeli Ministry of Finance, gains on the sale of ordinary shares held by non-Israeli tax resident investors will generally be exempt from Israeli capital gains tax. Notwithstanding the foregoing, dealers in securities in Israel are taxed at regular tax rates applicable to business income. The U.S.-Israeli Tax
Treaty exempts U.S. residents who hold an interest of less than 10% in an
Israeli company during the 12 months prior to a sale of their shares, from
Israeli capital gains tax in connection with such sale. Certain other tax treaties to which Israel is a party also grant exemptions from Israeli capital gains taxes.

RECENT ISRAELI TAX REFORM LEGISLATION

In July 2002, the Israeli Parliament approved a law enacting extensive changes to Israel's tax law generally effective January 1, 2003. Among the key provisions of the Tax Reform Legislation are (i) changes which may result in the imposition of taxes on dividends received by an Israeli company from our foreign subsidiaries; and (ii) the introduction of the "controlled foreign corporation"
concept according to which an Israeli company may become subject to Israeli taxes on certain income of a non-Israeli subsidiary if the subsidiary's primary source of income is passive income such as interest, dividends, royalties, rental income or capital gains. An Israeli company that is subject to Israeli taxes on the income of our non-Israeli subsidiaries will receive a credit for income taxes paid by the subsidiary in our country of residence.

CONDITIONS IN ISRAEL

Organitech Ltd. is incorporated under the laws of Israel. Our offices and product development and manufacturing facilities are located in Israel. As a consequence, we are directly affected by political, economic and military conditions in Israel. Our operations would be substantially impaired if major hostilities involving Israel should occur or if trade between Israel and our present trading partners should be curtailed.

                                       36

                             DESCRIPTION OF PROPERTY

We currently utilize, as an interim executive office, the corporate facilities of OrganiTECH Ltd., until such time as a North American office is established.
The facility, which is in good condition, serves as the corporate, research, and manufacturing facility of OrganiTECH Ltd.. Located in Yoqneam, Israel, the facility is approximately 2,200 square meters, including office space, an integration hall and laboratory space, as well as 2,000 square meters of yard space. OrganiTECH Ltd. has a 3 year lease on this property that will end on June
1, 2006 at a rate of $1,450 per month and a contractual option to extend the lease period an additional 24 months that we plan to exercise. We spent almost
$73,000 in renovating the new facility in Yoqneam, as well as in adjusting it to its needs. This sum was financed out of the equity funds it raised over the years.

The change in location during 2003 to Yoqneam was done partially due to the approval it received from the Investment Center of the Israel Ministry of
Commerce and Trade to operate a production facility under certain tax exempt conditions. The receipt of such tax benefits is conditional upon OrganiTECH Ltd.
fulfilling certain obligations stipulated by Israeli law, such as moving its operations into a certain geographic area as determined by the Investment
Center. If OrganiTECH Ltd. fails to comply with such conditions, the tax benefits may be canceled and OrganiTECH Ltd. may be required to refund, in whole or in part, any benefits previously received.

We have no real estate investment policies.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

The following management's discussion and analysis of financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and notes thereto contained elsewhere in this prospectus. This discussion contains forward-looking statements based on current expectations that involve risks and uncertainties. Actual results and the timing of certain events may differ significantly from those projected in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

OVERVIEW

We design, develop, manufacture, market and support hydroponics solutions and platforms for the agriculture and life-science industries, enabling the growth of leafy vegetables in a highly economic, clean and automated surrounding. Since
2003 we have been offering our "Hydroponics Growing Factory".

With the introduction of the GrowTECH2500 we can now offer a fully automated, computerized controlled Hydroponics sustainable greenhouse designed to grow and harvest commercial quantities of hydroponics, pesticide free, green leaf vegetables while making optimal use of resources such as water, energy, labor and land. See "Description of Business".

                                       37

Following a small number of successful small projects that were deployed during
2004 and accepted mainly during 2005 (the majority of which were deployed in
Israel), in mid 2005 we commenced our first large scale project for the deployment of our GrowTECH2500 systems in Russia. This project represents a highest-end hydroponics growing system.

During 2006 management intends to continuously increase our investment in both our selling and marketing activities and in improving and enhancing the
Company's product lines.

CHANGES IN MANAGEMENT

On January 2, 2006, we appointed Ms. Rachel Ben-Nun to serve as the Company's chief executive officer and on February 23, 2006, we appointed Mr. Yaron Shalem to serve as our chief financial officer. Mr. Lior Hessel, who was until that time the CEO and acting CFO, was appointed to serve as the Chairman of our board of Directors.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related footnotes. Actual results may differ from these estimates. To facilitate the understanding of the business activities, described below are certain of our accounting policies that are relatively more important to the portrayal of the financial condition and results of operations and that require management's subjective judgments. We base our judgments on our experience and various other assumptions that the management believes to be reasonable under the circumstances.

The following listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by generally accepted accounting principles, with no need for management's judgment in their application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result.

DEVELOPMENT STAGE COMPANY

Since our inception, we have devoted substantially most of our efforts to business planning, research and development, marketing, recruiting management and technical staff, acquiring assets and raising capital. In addition, the
Company has not generated significant revenues. Accordingly, we are considered to be in the development stage, as defined in Statement of Financial Accounting
Standards No. 7, "Accounting and reporting by development Stage Enterprises", or
SFAS No. 7.

REVENUE RECOGNITION

We believe our most critical accounting policy relates to revenue recognition as described below.

Revenues from long-term contracts are recognized based on Statement of Position
81-1 "Accounting for Performance of Construction-Type and Certain
Production-Type Contracts", or SOP 81-1, according to which revenues are recognized based on either the completed contract basis or the percentage of completion basis.

                                       38

For projects signed during the year 2004 (and performed till and during the year
2005), which were our first projects, management used the completed-contract method as it could not expect to perform all of our contractual obligations and also has not gained sufficient experience for estimating contract costs. For contracts signed in 2005 and after performing several projects and obtaining adequate experience, we started to adopt the percentage-of-completion method based on a zero profit margin, therefore equal amounts of revenues and cost, measured on the basis of performance during the period, are presented in the income statement.

Based on the completed-contract method, sale of products is recognized when delivery of the product has occurred, title passed to the customer and collectability is reasonably assured. As installation is considered to be significant, revenues under the completed-contract method are recognized only when installation is completed.

Based on the 'percentage-of-completion' method, sales under long-term fixed-price contracts which provide for a substantial level of development and design efforts in relation to total contract efforts are recorded based on the ratio of hours incurred by key personnel to estimated total hours required from such key personnel to measure progress toward completing the contract and recognizing revenues.

The percentage-of-completion method of accounting requires management to estimate the cost and gross profit margin for each individual contract.
Estimated gross profit or loss from long-term contracts may change due to changes in estimates resulting from differences between actual performance and original estimated forecasts. Such changes in estimated gross profit are recorded in results of operations when they are reasonably determinable by management, on a cumulative catch-up basis. Anticipated losses on contracts are charged to earnings when determined to be probable.

We do not provide, in the normal course of business, a right of return to our customers. If uncertainties exist, such as the granting to the customer of right of cancellation if the product is not technically acceptable, revenue is recognized when the uncertainties are resolved.

In some cases, we grants customers with an evaluation period, usually several months, to evaluate the product prior to purchase. We do not recognize revenue from sales of products shipped to customers for evaluation until such products are actually purchased. Until purchased, these products are recorded as consignment inventory at the lower of cost or market.

For projects signed during year 2005, given the experience gathered during projects undertaken in 2004, management believes it possesses sufficient technical, business and commercial experience to ensure and estimate, for a specific project, the percentage-of-completion.

Penalties applicable to performance of contracts are considered in estimating sales and profit rates and are recorded when there is sufficient information to assess anticipated contract performance.

We believe that the use of the percentage-of-completion method is appropriate since we have the ability to make reasonably dependable estimates of the extent of progress towards completion, contract revenues and contract costs. In addition, contracts executed include provisions that clearly specify the enforceable rights regarding services to be provided and received by the parties to the contracts, the consideration to be exchanged and the manner and terms of settlement. In all cases we expect to perform our contractual obligations, and our customers are expected to satisfy their obligations under the contract.

                                       39

In 2005 and 2004, we derived 53% and 96%, respectively of our revenues from a single customer.

STOCK-BASED COMPENSATION

We applies SFAS No. 123 and Emerging Issues Task Force No. 96-18 "Accounting for
Equity Instruments that are Issued to other than Employees for Acquiring, or in conjunction with selling, goods or services" ("EIFT 96-18"), with respect to options and warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants at the date of grant.

CONTINGENCIES

We are, from time to time, subject to claims arising in the ordinary course of our business, including patent, product liability and other litigation. In determining whether liabilities should be recorded for pending litigation claims, we assesses the allegations made and the likelihood that it will successfully defend the suit. When management believes that it is probable that we will not prevail in a particular matter, management then estimates the amount of the liability based in part on advice of outside legal counsel.

RESULTS OF OPERATIONS

COMPARISON OF THE QUARTER ENDED JUNE 30, 2006 TO THE QUARTER ENDED JUNE 30, 2005

SUMMARY

                                  Six months ended June 30,          Three months ended June 30,
                                -----------------------------       -----------------------------
                                   2006               2005              2006              2005
                                -----------       -----------       -----------       -----------

Revenues                        $ 1,291,916       $         0       $   857,509       $         0

Net Loss                        $  (765,597)      $  (452,484)      $  (219,820)      $  (239,259)

Net Loss per Common Share       $     (0.03)      $     (0.02)      $     (0.01)      $     (0.01)

Dividends per Common Share      $         0       $         0       $         0       $         0

RESULTS OF OPERATIONS

REVENUES

In the six months ended June 30, 2006 our revenues were $1,291,916 compared to no revenues in the six months ended June 30, 2005. In the three months ended
June 30, 2006 our revenues were $857,509 compared to no revenues in the three months ended June 30, 2005.

The revenues in 2006 derived from the new GrowTECH2500 large scale project in
Russia which was signed in mid 2005 and was recognized based on the percentage-of-completion method.

We believe that in 2006 our revenues will derive from a limited number of customers and that a significant amount will be attributed to our project in
Russia mentioned above.

COST OF REVENUES AND GROSS PROFIT (LOSS)

Cost of revenues increased to $1,061,884 in the six months ended June 30, 2006 from $9,506 in the six months ended June 30, 2005. Cost of revenues for the six months ended June 30, 2006 consisted mainly of materials, labor and sub-contractors expenses and provisions recorded for royalties that were related to the recognized revenues derived from our adoption of the
percentage-of-completion. Cost of revenues for the six months ended June 30,
2005 consisted mainly inventories write-off and the reconciliation of a provision for a warranty.

                                       40

In the three months ended June 30, 2006 cost of revenues increased to $600,263 from an income of $6,848 in the three months ended June 30, 2005. The increase was primarily due to increased expenses related to the recognized revenues derived from the adoption of the percentage-of-completion.

In the first quarter of 2006 revenues and costs were recognized based on `zero profit margin', where equal amounts of revenues and costs, measured on the basis of performance during the period, were presented in the statements of operations. During the second quarter of 2006, after a significant progress in a project has been made, management recognized profit in accordance with the percentage-of-completion method, based on the lowest probable level of profit.
The effect of the change in the estimate on the net loss and net loss per share for both, the six-month and three-month periods ended June 30, 2006 has been
$296,805 and $0.01, respectively.

For the reasons described above, we had gross profit of $230,032 in the six month period ended June 30, 2006 compared to a gross loss of $9,506 in the six months ended June 30, 2005. For the same reasons described above, in the three months ended June 30, 2006 we had gross profit of $257,246.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses increased by 452% to $227,288 in the six months ended June 30, 2006 from $41,188 in the six months ended June 30, 2005.
The increase was primarily due to increased payroll and related costs and sub-contractors' costs during the six months ended June 30, 2006. As a percentage of revenues, our research and development expenses were 18% in the six months ended June 30, 2006.

In the three months ended June 30, 2006 research and development expenses increased by 328% to $134,783 from $31,480 in the three months ended June 30,
2005. The increase was primarily due to increased payroll costs and sub-contractors costs. As a percentage of revenue, our research and development expenses were 16% in the three months ended June 30, 2006.

We expect to continue to incur research and development costs (which will be limited to our available financial resources), related to our continued
GrowTECH2500 development and to a lesser extent, our continued development of
GrowTECH2000 and other Bio-Tech product lines.

SELLING AND MARKETING EXPENSES

Selling and marketing expenses increased by 300% to $467,405 in the six months ended June 30, 2006 from $116,861 in the six months ended June 30, 2005. The increase in selling and marketing expenses is primarily attributable to increased payroll costs, amortization of deferred stock based compensation, commissions related to recognized revenues and to expenses related to demo-systems deployed in Europe and the USA. As a percentage of revenues, our selling and marketing expenses were 36% in the six months ended June 30, 2006.

In the three months ended June 30, 2006 selling and marketing expenses increased by 418% to $195,386 from $37,743 in the three months ended June 30, 2005. The increase was primarily due to increased payroll costs, amortization of deferred stock based compensation and commissions related to recognized revenues during the three months ended June 30, 2006. As a percentage of revenues, our selling and marketing expenses were 23% in the three months ended June 30, 2006.

As of the date of the report, we maintain three demo-sites for which the majority of the expense was already incurred. However, we expect to continue to incur other increased selling and marketing expenses (limited to our available financial resources), as we believe that the need for our products is worldwide and our sales volume is directly influenced by the sales and marketing efforts invested.

                                       41

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses increased by 108% to $345,071 in the six months ended June 30, 2006 from $166,225 in the six months ended June 30, 2005.
The increase in general and administrative expenses was primarily in payroll costs and amortization of deferred stock based compensation, the majority of which was related to the recruiting of new chief executive officer and chief financial officer, and in professional services. As a percentage of revenue, our general and administrative expenses were 27% in the six months ended June 30,
2006.

In the three months ended June 30, 2006 general and administration expenses increased by 79% to $144,340 from $80,760 in the three months ended June 30,
2005. The increase was primarily due to increased payroll costs and amortization of deferred stock based compensation and in professional services. As a percentage of revenue, general and administration expenses were 17% in the three months ended June 30, 2006.

We expect to maintain this level of general and administrative expenses, limited to our available financial resources.

FINANCIAL INCOME/EXPENSES

Financial income was $44,135 in the six months ended June 30, 2006 compared to an expense of $118,525 in the six months ended June 30, 2005. During the six months ended June 30, 2006 financial income consisted primarily of writing off of a provision recorded in year 2005 for a possible penalty related to an equity investment in our company (for further information see note 6N. of our condensed interim unaudited consolidated financial statements for the period ended June
30, 2006 in Part I - Item 1 of this Report). During the six months ended June
30, 2005 financial expenses consisted primarily of interest on convertible loan received from a related party.

In the three months ended June 30, 2006 financial expenses decreased by 97% to
$2,557 from $96,124 in the three months ended June 30, 2005. The decrease was primarily due to expenses related to interest on a convertible loan received from a related party.

OPERATING LOSS AND NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS

In the three months ended June 30, 2006 our operating loss increased by 52% to
$217,263 in the three months ended June 30, 2006 from $143,135 in the three months ended June 30, 2005 and our net loss decreased by 8% to $219,820 in the three months ended June 30, 2006 from $239,259 in the three months ended June
30, 2005.

Our operating loss increased by 143% to $809,732 in the six months ended June
30, 2006 from $333,780 in the six months ended June 30, 2005 and our net loss increased by 69% to $765,597 in the six months ended June 30, 2006 from $452,484 in the six months ended June 30, 2005.

                                       42

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2006, we had cash and cash equivalents totaling $143,873 compared to $449,074 as of December 31, 2005.

We entered into an equity line with Dutchesss Capital Management LLC signed on
July 20, 2003, that we do not anticipate using. For more information on the equity line, see Note 14L of our audited annual financial statements for the year ended December 31, 2005 included in our Annual Report on Form 10KSB/A. We have no restricted cash or material capital commitments.

Since our inception in 1999, we have financed our operations through private sales of common shares and convertible loans, which have totaled $8.0 million
(net of transaction expenses). We have used the proceeds of the sale of all securities for working capital and other general corporate purposes.

Until we are able to generate sufficient cash from operations, we intend to use our existing cash resources to finance our operations. Based on our monthly expenses, we do not have sufficient cash to satisfy our operational and development requirements over the next 12 months. Our consolidated financial statements for the fiscal year ended December 31, 2005 and for the six months ended June 30, 2006 include an explanatory paragraph which states that we have suffered recurring losses from operations and a negative cash flow from operating activities that raise substantial doubt about our ability to continue as a going concern.

For the six months ended June 30, 2006, we had $1,180,016 in cash used in operating activities compared with $487,746 for the six months ended June 30,
2005. The operating cash outflow for the six months ended June 30 2006 was primarily a result of our net loss of $765,597 and a decrease in customer advances and trade payables. The cash outflow was partially offset by a decrease in costs incurred on contracts in progress, net of advances and other receivables, and by amortization of deferred stock-based compensation.

The net cash used in investment activities for the six months ended June 30,
2006 was $10,693 compared with $1,636 provided by investment activities for the six months ended June 30, 2005. The cash used in investment activities for the six months ended June 30, 2006 was a result of the purchase of capital equipment.

Our net cash inflow from financing activities for the six months ended June 30,
2006 was $885,508 and for the six months ended June 30, 2005 was $375,947. The net cash inflow from financing activities for both periods was generated primarily from the proceeds of the issuance of shares, net of issuance expenses.

There were no long term loans, commitments or off-balance sheet guarantees as of
June 30, 2006.

For information on our failure to invest in our fixed assets, the sums required for maintaining certain tax benefits to which we are entitled as an Approved
Enterprise, see our Annual Report on Form 10K/A for the year ended December 31,
2005 - Item 1, Governmental Regulation.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in future condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

RESULTS OF OPERATIONS FOR THE YEARS 2003, 2004 AND 2005

The following table sets forth certain selected financial data with respect to our company, and is qualified in its entirety by reference to the financial statements and the notes to the financial statements:

                                   2005             2004             2003
                               -----------      -----------      -----------

Total Assets                   $ 1,036,496      $   324,349 *    $   522,667

Short Term Obligations         $ 2,232,622      $ 1,455,566 *    $   679,909

Revenue                        $ 1,649,702      $   376,799      $         0

Net Loss                       $  (998,498)     $(1,304,659)     $(1,612,516)

Net Loss per Common Share      $     (0.05)     $     (0.07)     $     (0.12)

Dividends per Common Share     $         0      $         0      $         0

          (*)  RECLASSIFIED. Before reclassification, total assets and short term liabilities were $441,092 and $1,572,309 respectively, for the year ended december 31, 2004.

                                       43

YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

REVENUES

Revenues increased 338% to approximately $1.65 million for the year ended
December 31, 2005 from approximately $377,000 for the year ended December 31,
2004. The approximately $1.273 million increase in revenue is primarily from the new GrowTECH2500 large scale project in Russia signed in mid 2005 (attributed
53% from the total revenues) as well as to a number of smaller projects signed during year 2004 and accepted and recorded during 2005.

We believe that in 2006 our revenues will be derived from a limited number of customers out of which a significant amount will be attributed to our new project in Russia mentioned above.

COST OF REVENUES AND INVENTORY PROVISION

Cost of revenues increased 330% from approximately $392,000 in the year ended
December 31, 2004 to approximately $1.686 million in the year ended December 31,
2005. This increase was due primarily to the increase in revenues. As a percentage of revenues, our cost of revenues was 104% in 2004 and 102% in 2005.
Cost of revenues for fiscal 2005 includes mainly cost of materials and salaries in addition to the increase in sales related expenses such as provision for warranties and commissions to the Israeli Chief Scientist.

Gross loss was 2% in 2005 versus 4% for the 2004 fiscal year. During 2005, our margin loss was attributed to conservative provisions made with regards to revenues recognized based on percentage-of-completion whereas during 2004 our marginal loss was attributed to the sale of low margin projects.

RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses decreased 54% from approximately $332,000 in the year ended December 31, 2004 to approximately $152,000 in the year ended
December 31, 2005. The decrease was primarily due to reduced payroll costs and material and equipment costs and due to one time legal costs related to intellectual property rights recorded during 2004. As a percentage of revenues, our R&D expenses were 88% in 2004 and 9% in 2005. In 2006, we expect to continue to incur R&D costs, however limited to its available financial resources, related to our continued GrowTECH2500 development and to a lesser extent, our continued development of GrowTECH2000 and other Bio-Tech product lines.

SALES AND MARKETING EXPENSES

Sales and marketing expenses increased 18% to approximately $296,000 in the year ended December 31, 2005 from approximately $250,000 in the year ended December
31, 2004. The increase in sales and marketing expenses is primarily attributable to the payment of sales commissions in connection with our increased sales realized in 2005 and expenses related to public relations realized only in 2004.
As a percentage of revenues, our sales and marketing expenses were 66% in 2004 and 18% in 2005. In 2006, we expect to continue to incur increased sales and marketing expenses, limited to our available financial resources, as we believe the need for our products is worldwide and our sales volume is directly influenced by the sales and marketing efforts invested.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses decreased 45% to approximately $338,000 in the year ended December 31, 2005 from approximately $619,000 in the year ended
December 31, 2004. The decrease in general and administrative expenses was primarily in payroll costs and in professional services and management fees costs. As a percentage of revenues, our general and administrative expenses were
21% in 2005 and 164% in 2004. In 2006, we expect to increase our general and administrative expenses due to the recruiting of our new CEO and CFO.

                                       44

FINANCIAL INCOME/EXPENSES

Financial Expenses decreases 91% to approximately $177,000 in the year ended
December 31, 2005 from approximately $93,000 for the year ended December 31,
2004. In 2005 financial expenses consisted of provision for penalty related to the Securities Purchase Agreement, expenses related to a convertible loan received from a related party and fees paid to financial institutions, offset by gains on foreign currency cash balances and interest. In 2004 financial expenses consisted primarily of expenses related to a convertible loan received from a related party and exchange rate losses realized in 2004.

OPERATING LOSS AND NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS

For the reasons described above, our operating loss decreased 32% to approximately $822,000 in 2005 from approximately $1.216 million in 2004 and our net loss decreased 23% to approximately $998,000 in 2005 in 2005 from approximately $1305 million in 2004.

YEAR ENDED DECEMBER 31, 2004 COMPARED TO THE YEAR ENDED DECEMBER 31, 2003

For fiscal year 2004, we generated revenues of $376,799 as compared with no revenues in fiscal year 2003.

For fiscal year 2004, our operating expenses were $1,200,700 compared to
$1,566,628 for fiscal year 2003. Our cost of revenue in fiscal year 2004 were
$392,024 compared to no cost of revenue in fiscal year 2003. Our general and administrative expenses for fiscal year 2004 increased to $619,209 from $443,046 in fiscal 2003 primarily as a result of increase in payroll and related benefits and professional services expenses. Our net selling and marketing expenses decreased from $777,515 in fiscal year 2003 to $249,721 in fiscal year 2004 primarily as a result of reduced marketing expenses in Asia during 2004.

For fiscal year 2004, our net loss was $1,304,659 compared to $1,612,516 for fiscal year 2003. The decrease in net loss resulted primarily from the increase in revenues and decrease in selling and marketing expenses.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY AND CAPITAL RESOURCES

2005 COMPARED TO 2004

As of December 31, 2005, we had cash and cash equivalents totaling approximately
$449,000 versus approximately $113,000 as of December 31, 2004.

We entered into an equity line with Dutchesss Capital Management LLC signed on
July 20, 2003, that we do not anticipate using. For more information on the equity line, see Note 14L of our financial statements. We have no restricted cash or material capital commitments.

Since our inception in 1999, we have financed our operations through private sales of common shares and convertible loans, which have totaled $6.8 million
(net of transaction expenses). We have used the proceeds of the sale of all securities for working capital and other general corporate purposes.

Until we are able to generate sufficient cash from operations, we intend to use our existing cash resources to finance our operations. Based on our monthly expenses, we do not have sufficient cash to satisfy our and OrganiTECH Ltd.'s operational and development requirements over the next 12 months. We have suffered recurring losses from operations and a negative cash flow from operating activities. There is substantial doubt about our ability to continue as a going concern.

For the year ended December 31, 2005, we had approximately $14,000 cash used in operating activities compared with approximately $140,000 for the year ended
December 31, 2004. The operating cash outflow for fiscal 2005 was primarily a result of our net loss of approximately $998,000 and an increase in inventories and other receivables of approximately $663,000 and approximately $252,000, respectively. The cash outflow was partially offset by an increase in customer advances of approximately $1.307 million, in trade payables of approximately
$293,000 and in other payables and accrued expenses of approximately $184,000.

                                       45

The net cash used in investment activities for the year ended December 31, 2005 was approximately $58,000 compared with approximately $14,000 provided by investment activities for the year ended December 31, 2004. The cash used in investment activities for fiscal 2005 was primarily a result of capital equipment purchases.

Our net cash inflow from financing activities for the year ended December 31,
2005 was approximately $408,000. During 2005, we generated approximately
$424,000 from proceeds from the issuance of shares, net of issuance expenses that were offset by approximately $16,000 in financial expenses. Our net cash inflow from financing activities for the year ended December 31, 2004 was approximately $192,000 primarily generated from the issuance of approximately
$253,000 from proceeds from the issuance of shares, net of issuance expenses that were offset by approximately $61,000 in financial expenses.

There were no long term loans, commitments or off balance sheet guarantees as of
December 31, 2005.

2004 COMPARED TO 2003

As of December 31, 2004, our cash and cash equivalent balance was $112,798 compared to $46,747 as of December 31, 2003. Net cash used in operating activities was $139,884 in 2004 compared to $634,392 in 2003, primarily as a result of the decrease in net loss. Net cash provided by (used in) investing activities was $13,743 in 2004 compared to $(73,780) in 2003, primarily as a result of the decrease in short-term investments and investment in fixed assets.
Net cash provided by financing activities was $192,192 in 2004 compared to
$696,497 in 2003, primarily as a result of the decrease of proceeds from the issuance of shares.

Based on our monthly expenses, we did not have sufficient cash to satisfy
OrganiTECH Ltd.'s and our operational and development requirements over the next
12 months. The report of our independent public accountants on our consolidated financial statements for the fiscal years ended December 31, 2004 includes an explanatory paragraph which states that we have suffered recurring losses from operations and a negative cash flow from operating activities that raise substantial doubt about its ability to continue as a going concern.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                           --------------------------

B.L.M. N.V.

(i)  On June 16, 2002, we entered into a securities purchase agreement with
     B.L.M. N.V., or BLM, a Belgium company, and one of our major shareholders, with respect to the issuance of 5,500,000 shares of our common stock to BLM and subsequently, entered into a management consulting fees agreement which was terminated.

(ii) During 2005 BLM provided services to we for which it was paid as follows:
     $8,000 for management services based on a Management Agreement signed on
     June 12, 2002 and terminated on February 28, 2005; $34,000 for sales commissions; and $26,000 for fund raising commission. All paid fees were reported to and approved in advance by our board of directors.

                                       46

(iii) Following the approval by our board of directors, as of December 31, 2005, we accrued $57,500 for the investor's management services provided by him to we during the period from March 1, 2005 until December 31, 2005.

ERAN HESSEL

We sold a car to Mr. Hessel which was recorded in our books as income of $6,692 which Mr. Hessel paid in 27 monthly installments. We incurred a loss amounting
$179.

Eran Hessel is the brother of Lior Hessel and the son of Shmuel Hessel.

OHAD HESSEL

We wrote off a balance on the amount of $1,936 that was recorded on our books in the name of Mr. Hessel for expenses he incurred for which Mr. Hessel could not provide with supportive documentation. The write off was done with the approval of our board of directors.

Ohad Hessel is the brother of Lior Hessel and the son of Shmuel Hessel

MR. SIMON ZENATI and SH.A. GALI LTD.

(i)  In July 2003, we entered into a management consulting fees agreement with
     Mr. Simon Zenati, one of our directors, which was terminated at the end of
     February, 2005. During 2005 Mr. Simon Zenati was paid $8,000 for management services rendered by him during the first two months of 2005;

(ii) On June 14, 2004, we signed a convertible loan agreement with Sh.A.Gali
     Ltd. ("Gali"), a company under the control of Mr. Zenati, whereby Gali granted we $100,000 in return to a convertible loan. It was agreed that in the event Gali chooses to convert the loan into an equity investment, we will issue Gali 454,545 shares of our common stock based on the loan amount and the conversion price of $0.22 per share (which was determined to be the fair market value of our common stock at the date of the agreement). The loan bears interest at Libor +3%, to be paid at maturity or upon conversion. According to the loan agreement we paid the incurred interest in the amount of $6,128 and issued to Gali 200,000 shares of or common stock in May 2005 as additional financing costs. As we did not repay the loan on our due date, Gali was entitled to a penalty in the form of issuance of additional shares of our common stock equivalent to $100,000, computed based upon the fair market value of our common stock at the date of the agreement, determined at $0.22 per share. On November, 2005, following our failure to repay the loan on time, Gali was issued with
     909,090 common shares.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information.

From March 26, 2001 through April 14, 2005 our common stock, under the symbol
"ORGT", was quoted on the OTC Electronic Bulletin Board ("ORGT.OB"). From April
14, 2005, our common stock became ineligible for further quotation on the OTC
Bulletin Board and our shares have since been quoted only on the Pink Sheets
Electronic Quotation Service ("ORGT.PK").

The current price quotation as of September 28, 2006 was $0.27.

The following table sets forth the range of the high and low closing share price of our common stock for each quarterly period within the past three fiscal years:

                                       47

                              CLOSING SHARE PRICES

PERIOD                   LOW           HIGH
------                  -----          -----

2004
First Quarter           $0.27          $0.46
Second Quarter          $0.19          $0.40
Third Quarter           $0.14          $0.25
Fourth Quarter          $0.12          $0.18

2005
First Quarter           $0.16          $0.38
Second Quarter          $0.18          $0.30
Third Quarter           $0.14          $0.23
Fourth Quarter          $0.12          $0.24

2006
First Quarter           $0.22          $0.35
Second Quarter          $0.26          $0.31

These quotations reflect closing share prices, without retail mark-up, markdown, or commission, and may not represent actual transactions.

(b) Approximate Number of Security Holders:

As of December 31, 2005 and the date of this registration statement, there were approximately 100 and 120 shareholders of record of our common stock, respectively.

(c) Dividends.

We have not paid any cash dividends with respect to our common stock. There are no contractual restrictions on our present or future ability to pay cash dividends. However, we may retain any earnings in the near future for operations, thus it does not anticipate that any cash dividends will be paid in the foreseeable future.

In the event OrganiTECH Ltd. distributes cash dividends from income which was tax-exempt as a result of OrganiTECH Ltd.'s Approved Enterprise status,
OrganiTECH Ltd. may have to withhold for the Israeli tax authorities between 10%
to 25% (depending on the level of foreign investment in we) of the amount of cash dividends distributed and this payment could restrict OrganiTECH Ltd.'s ability to pay dividends.

(d) Securities authorized for issuance under equity compensation plans

Securities authorized for issuance under equity compensation plans

                                                                                Number of securities
                                                                                remaining available for
                             Number of Securities to                            future issuance under
                             be issued upon exercise   Weighted-average         equity compensation
                             of outstanding,           exercise price of        plans (excluding
                             options, warrants and     outstanding options,     securities reflected in
Plan Category                rights                    warrants and rights      column (a))
                                     (a)                       (b)                       (c)
-------------                ---------------------     --------------------     -----------------------

Equity compensation
plans approved by
security holders                3,506,508               $0.231                         1,212,000

Equity compensation
plans not approved
by security holders                     -                   -                                  -

Total                           3,506,508               $0.231                         1,212,000

                                       48

     (i)  On May 29, 2000 we granted a key employee options to purchase 96,508 shares of our common stock at an exercise price of $1 per share. The options can be exercised upon the occurrence of a public issuance of shares by we, a merger or an acquisition of the Company.

     (ii) In May 2005, our board of directors approved a Stock Option Plan
          ("SOP") for our company's executives, directors, key employees and service providers comprising options to purchase up to 1,622,000 common shares of the Company. On December 29, 2005, we granted
          1,230,000 options pursuant to the SOP at an exercise price of $0.187 per share. As of December 31, 2005, 392,000 options of the Company were still available for future grants. The fair value of options granted on that date was $0.22.

          The SOP provides that no option may be granted at an exercise price less than the fair market value of the shares of our common stock on the date of grant and no option can have a term in excess of ten years.

          On February 19, 2006, the Board of Directors approved the increasing of the SOP in additional options to purchase up to additional
          3,000,000 common shares of the Company ("Extension").

          On January 2, 2006 and February 19, 2006 we granted our new chief executive officer and chief financial officer options to purchase
          1,500,000 and 250,000 shares of our common stock, respectively, pursuant to our stock option plan. The weighted average fair value of options granted on that date was $0.21. On June 28, 2006, we granted to four of our employees and one service provider a total of 430,000 options to purchase shares of our common stock. The weighted average fair value of the options granted on that date was $0.27. As of
          September 28, 2006, 1,212,000 of our options were still available for future grants.

          Options vest over a period of zero to four years from the date of grant and expire no longer than ten years of grant.

(e) Sales of Unregistered Securities.

We or OrganiTECH Ltd. sold the following securities without registration under the Securities Act of 1933, as amended (the "Securities Act.")

     (i)  In January 2001, pursuant to the Share Exchange Agreement that we entered with OrganiTECH Ltd. on October 18, 2000, we issued 7.5 million shares of common stock of we to our shareholders in exchange, and as consideration, for all of the outstanding shares of capital stock of our company that are not owned by us.

     (ii) In January 2001, we issued 4,453,000 common shares at price of approximately U.S.$0.51 per share. We raised U.S.$2,265,514 from the sale of these common shares.

     (iii) On June 16, 2002, we entered into a securities purchase agreement with B.L.M. N.V., a Belgian company, with respect to the issuance of
          5,500,000 shares of common stock to BLM at a price of U.S.$0.363 per share and the granting to BLM of options to purchase 188,179 shares of our common stock at an exercise price of U.S.$.0001 per share and
          46,242 shares of our common stock at an exercise price of U.S.$1 per share, representing 33-1/3 % of our outstanding share capital on a fully diluted basis.

     (iv) In November 2003, we issued 519,583 shares of common stock to a consultant according to a consulting agreement at the price of $0.30 per share.

     (v)  In November 2003, pursuant to a consulting agreement signed with Mr.
          Haggai Ravid on October 1, 2003, we issued 550,000 shares to Mr. Ravid at a price of $0.20 per share.

     (vi) On April 29, 2004, we issued 100,000 shares of common stock to
          Phillips Nizer in consideration for legal services rendered of
          $18,000.

     (vii) On May 2, 2005, pursuant to an investment agreement with Mr. Avner
          Labi entered into on August 1, 2004 we issued Mr. Labi, 100,000 shares of common stock at a price of $0.25 per share.

     (viii) On May 2, 2005, pursuant to a securities purchase agreement with
          H.M. Shingut Ltd., entered into on December 12, 2004, we issued H.M.
          Shingut Ltd., 17,950 shares of common stock at a price of $0.25 per share.

                                       49

     (ix) On May 2, 2005, pursuant to a consulting agreement with Mr. Omri
          Rothman entered into on October 21, 2004; we issued 33,000 shares of common stock to Mr. Rothman.

     (x)  On May 2, 2005, pursuant to a management fees consulting agreement with B.L.M. NV entered into on June 16, 2002 and terminated on
          February 28, 2005, we issued 452,174 shares of common stock to B.L.M.
          NV.

     (xi) On May 27, 2005, pursuant to a management fees consulting agreement with Mr. Shimon Zenaty entered into on July 1, 2003 and terminated on
          February 28, 2005, we issued 652,609 shares of common stock to Mr.
          Shimon Zenati.

     (xii) On May 2, 2005, pursuant to a loan agreement with Sh. A. Gali Ltd.
          entered into on June 14, 2004, we issued 200,000 shares of common stock to Sh. A. Gali Ltd.

     (xiii) In March and May 2005, pursuant to the Securities Purchase Agreement with Clal entered into on February 20, 2005, we issued 2,200,000 shares of common stock to 10 investors in consideration for $550,000.
          The agreement was finalized and the transaction is due to be registered under Section 4(2) of the Securities Act.

     (xiv) On November 9, 2005, pursuant to the Securities Purchase Agreement with Clal. entered into on February 20, 2005, we issued 200,000 shares of common stock to an investor in consideration for $50,000.

     (xv) On November 9, 2005, pursuant to a loan agreement with Sh.A.Gali Ltd.
          entered into on June 14, 2004, we issued 909,090 shares of common stock to Sh.A.Gali Ltd.

     (xvi) On January 31, 2006, pursuant to the amendment to the Securities
          Purchase Agreement with Clal Finance Underwriters Ltd., we issued an additional 3,600,000 common shares to several investors in consideration for $900,000. The shares are to be registered under
          Section 4(2) of the Securities Act within 75 business days following
          January 31, 2006, or the Registration Period. Should we fail to (i)
          file a registration statement covering the Investment Shares and
          Warrants, or (ii) respond to comments from the Security and Exchange
          Commission within the time periods set forth in the Investment
          Agreement, or (iii) maintain the registration statement covering the
          Investment Shares and Warrants effective, we will bear a fine equal to
          1% of the total consideration of the PIPE ($1.5 Million) per month. We originally filed this registration statement on May 12, 2006;
          therefore as of March 31, 2006 we have not recorded any provision in consideration concerning the fine. Our new chief executive officer and chief financial officer who were appointed on January 1, 2006 and
          February 23, 2006, respectively participated in the investment, and invested $300,000 in consideration for 1,200,000 and $50,000 in consideration for 200,000 shares of our common stock respectively.

     We believe that the transactions described above were exempt from registration under Section 4(2) of the Securities Act because the subject securities were sold to a limited group of persons, each of whom was believed to have been a sophisticated investor or to have had a preexisting business or personal relationship with we or OrganiTECH Ltd. or their respective management and to have been purchasing for investment with a view to further distribution.

                                       50

                              FINANCIAL STATEMENTS

                              ORGANITECH USA, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                         CONDENSED CONSOLIDATED INTERIM
                              FINANCIAL STATEMENTS

                               AS OF JUNE 30, 2006
                                   (Unaudited)

                              OrganiTech USA, Inc.
                          (A Development Stage Company)
               Condensed Consolidated Interim Financial Statements
                               AS OF JUNE 30, 2006
                                   (Unaudited)

                                    CONTENTS

                                                                         Page
                                                                      ----------

Condensed Consolidated Interim Balance Sheet                             F-3

Condensed Consolidated Interim Statements of Operations                  F-4

Condensed Interim Statements of Shareholders` Deficiency              F-5 - F-7

Condensed Consolidated Interim Statements of Cash Flows               F-8 - F-9

Notes to Condensed Consolidated Interim Financial Statements         F-10 - F-21

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED INTERIM BALANCE SHEET
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                       June 30,
                                                                         2006
                                                                     -----------
                                                                      Unaudited
                                                                     -----------

ASSETS

Cash and cash equivalents                                            $   143,873
Trade receivables                                                          4,037
Other receivable and prepaid expenses                                     71,983
Related parties                                                            4,414
Costs incurred on contracts in progress                                  129,380
                                                                     -----------
                                                                         353,687
                                                                     -----------

Deposit in respect with long-term lease                                    4,927
Severance pay fund                                                        70,287
Property and equipment, net                                              163,462
                                                                     -----------
                                                                         238,676
                                                                     -----------

                                                                     $   592,363
                                                                     ===========

LIABILITES AND SHAREHOLDERS' DEFICIENCY

Short-term bank credit                                               $     1,174
Trade payables                                                           155,751
Other payables and accrued expenses                                      630,132
Related parties                                                           74,872
Customers advances in excess of costs incurred on contracts in
progress                                                                 513,535
                                                                     -----------
                                                                       1,375,464
                                                                     -----------

Accrued severance pay                                                    136,849
                                                                     -----------

Shareholders' deficiency

Common shares of $0.001 par value, authorized 80,000,000
shares, issued - 27,582,642 shares, outstanding - 26,632,642
shares                                                                    26,633
Additional paid in capital                                             7,898,242
Accumulated deficit during the development stage                      (8,844,825)
                                                                     -----------
Total shareholders' deficiency                                          (919,950)
                                                                     -----------

                                                                     $   592,363
                                                                     ===========

                                     F - 3

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                                                            Period from
                                                      Six months                              Three months                   inception
                                                    ended June 30,                           ended June 30,                (July 1, 1999)
                                           ---------------------------------        -------------------------------           through
                                               2006                2005                2006                2005            June 30, 2006
                                           ------------        ------------        ------------        ------------        ------------
                                                       Unaudited                             Unaudited                       Unaudited
                                           ---------------------------------        -------------------------------        ------------

Revenues                                   $  1,291,916        $          -        $    857,509     $             -        $  3,351,037

Cost of revenues                              1,061,884               9,506             600,263              (6,848)          3,160,114
                                           ------------        ------------        ------------        ------------        ------------

Gross profit (loss)                             230,032              (9,506)            257,246               6,848             190,923
                                           ------------        ------------        ------------        ------------        ------------

Research and development expenses,
net                                             227,288              41,188             134,783              31,480           3,551,440

Selling and marketing expenses                  467,405             116,861             195,386              37,743           2,035,706

General and administrative expenses             345,071             166,225             144,340              80,760           3,155,482
                                           ------------        ------------        ------------        ------------        ------------

Total operating expenses                      1,039,764             324,274             474,509             149,983           8,742,628
                                           ------------        ------------        ------------        ------------        ------------

Operating loss                                 (809,732)           (333,780)           (217,263)           (143,135)         (8,551,705)

Financing income (expenses), net                 44,135            (118,525)             (2,557)            (96,124)           (242,812)

Other expenses, net                                   -                (179)                  -                   -             (50,308)
                                           ------------        ------------        ------------        ------------        ------------

Net loss                                   $   (765,597)       $   (452,484)       $   (219,820)       $   (239,259)       $ (8,844,825)
                                           ============        ============        ============        ============        ============

Basic and diluted net loss
per common share                           $      (0.03)       $      (0.02)       $      (0.01)       $      (0.01)
                                           ============        ============        ============        ============

Weighted average number of common
shares outstanding used in basic and
diluted net loss per share
calculation                                  25,640,975          20,213,225          26,625,975          21,240,853
                                           ============        ============        ============        ============

                                     F - 4

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONDENSED INTERIM STATEMENTS OF SHAREHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                PREFERRED SHARES                      COMMON SHARES
                                                         -----------------------------       -----------------------------                                            DEFICIT            TOTAL
                                                          NUMBER OF        PREFERRED           NUMBER OF          COMMON        ADDITIONAL                           ACCUMULATED     SHARE HOLDERS'
                                                          PREFERRED          SHARES          OUTSTANDING          SHARES         PAID IN           DEFERRED          DURING THE          EQUITY
                                                           SHARES           CAPITAL         COMMON SHARES        CAPITAL        CAPITAL (1)      COMPENSATION     DEVELOPMENT STAGE   (DEFICIENCY)
                                                         -----------       -----------       -----------       -----------      -----------       -----------       -----------       -----------
                                                         IN THOUSANDS                       IN THOUSANDS
                                                         -----------                         -----------
Balance as of July 1, 1999:                                        -       $         -                 -       $         -       $        -        $        -       $         -       $         -
Common shares ($0.00004) issued in July                            -                 -             4,790             4,790           (4,621)                -                 -               169
Common shares ($0.03) issued in October                            -                 -               684               684           20,316                 -                 -            21,000
Common shares ($0.19) issued in October                            -                 -               489               489           92,951                 -                 -            93,440
Deferred stock-based compensation related to
employee option grants                                             -                 -                 -                 -          481,485          (481,485)                -                 -
Amortization of deferred stock-based compensation                  -                 -                 -                 -                -            15,715                 -            15,715
Net loss                                                           -                 -                 -                 -                -                 -           (80,680)          (80,680)
                                                         -----------       -----------       -----------       -----------      -----------       -----------       -----------       -----------
Balance as of December 31, 1999                                    -                 -             5,963             5,963          590,131          (465,770)          (80,680)           49,644
Common shares ($0.08) issued in April                              -                 -               684               684           54,860                 -                 -            55,544
Preferred shares ($1.14) issued in June                          853             2,088                 -                 -          971,362                 -                 -           973,450
Amortization of deferred stock-based compensation                  -                 -                 -                 -                -           299,598                 -           299,598
Net loss                                                           -                 -                 -                 -                -                 -        (1,406,644)       (1,406,644)
                                                         -----------       -----------       -----------       -----------      -----------       -----------       -----------       -----------
Balance as of December 31, 2000                                  853             2,088             6,647             6,647        1,616,353          (166,172)       (1,487,324)          (28,408)
Common shares ($0.51) issued in January                         (853)           (2,088)            4,453             4,453        2,263,149                 -                 -         2,265,514
Amortization of deferred stock-based compensation                  -                 -                 -                 -                -           111,016                 -           111,016
Treasury stock                                                     -                 -              (100)                -                -                 -                 -                 -
Net loss                                                           -                 -                 -                 -                -                 -        (1,708,326)       (1,708,326)
                                                         -----------       -----------       -----------       -----------      -----------       -----------       -----------       -----------
Balance as of December 31, 2001                                    -                 -            11,000            11,100        3,879,502           (55,156)       (3,195,650)          639,796
Common shares ($0.363) issued in October                           -                 -               275               275           99,725                 -                 -           100,000
Proceeds for future share issuance (1)                             -                 -                 -                 -          134,884                 -                 -           134,884
Amounts assigned to issuance of warrants to service
providers                                                          -                 -                 -                 -            2,116                 -                 -             2,116
Amortization of deferred stock-based compensation                  -                 -                 -                 -                -            47,948                 -            47,948
Net loss                                                           -                 -                 -                 -                -                 -          (967,905)         (967,905)
                                                         -----------       -----------       -----------       -----------      -----------       -----------       -----------       -----------
Balance as of December 31, 2002                                    -       $         -            11,275       $    11,375      $ 4,116,227       $    (7,208)      $(4,163,555)      $   (43,161)
                                                         -----------       -----------       -----------       -----------      -----------       -----------       -----------       -----------

(1) Net of issuance expenses.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED CONSOLIDATED
                         INTERIM FINANCIAL STATEMENTS.

                                     F - 5

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONDENSED INTERIM STATEMENTS OF SHAREHOLDERS' DEFICIENCY (CONT.)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                       COMMON SHARES
                                                                ----------------------------                                                              DEFICIT
                                                                  NUMBER OF        COMMON           ADDITIONAL       RECEIPT ON                          ACCUMULATED          TOTAL
                                                                 OUTSTANDING       SHARES            PAID IN         ACCOUNT OF          DEFERRED        DURING THE        SHAREHOLDERS'
                                                                COMMON SHARES      CAPITAL          CAPITAL (1)        SHARES          COMPENSATION    DEVELOPMENT STAGE    DEFICIENCY
                                                                -----------      -----------       -----------       -----------       -----------       -----------       -----------
                                                                IN THOUSANDS
                                                                -----------

Balance as of December 31, 2002                                      11,275      $    11,375       $ 4,116,227                 -       $    (7,208)      $(4,163,555)      $   (43,161)
Common shares ($0.363) issued in May                                    344              344              (344)                -                 -                 -                 -
Common shares ($0.18) issued in May ,June ,September
and November                                                          3,043            3,043           544,697                 -                 -                 -           547,740
Common shares to service provider ($0.2) issued in
 November                                                               550              550            13,200                 -                 -                 -            13,750
Common shares to service provider ($0.3) issued in
 November                                                               200              200            30,975                 -                 -                 -            31,175
Options exercised in June                                               188              188                 -                 -                 -                 -               188
Options exercised in November                                           463              463              (463)                -                 -                 -                 -
Common shares to service provider ($1) issued in May                    600              600           599,400                 -                 -                 -           600,000
Common shares to service providers ($0.25) issued in April               48               48               (48)                -                 -                 -                 -
Proceeds for future share issuance (January 2004)                         -                -                 -           187,528                 -                 -           187,528
Amortization of deferred stock-based compensation                         -                -                 -                 -             7,208                 -             7,208
Treasury stock                                                            -             (100)              100                 -                 -                 -                 -
Previous years issuance of common stock                                  37               37               (37)                -                 -                 -                 -
Net loss                                                                  -                -                 -                 -                 -        (1,612,516)       (1,612,516)
                                                                -----------      -----------       -----------       -----------       -----------       -----------       -----------
Balance as of December 31, 2003                                      16,748           16,748         5,303,707           187,528                 -        (5,776,071)         (268,088)
Common shares ($0.18) issued in January                               1,100            1,100           196,902          (187,528)                -                 -            10,474
Common shares to service provider ($0.3)                                320              320           124,380                 -                 -                 -           124,700
Compensation related to amortization of deferred marketing
and distribution costs                                                    -                -            55,000                 -                 -                 -            55,000
Common shares to service provider ($0.18) issued in April               100              100            17,900                 -                 -                              18,000
Proceeds for future share issuance (May 2005)                             -                -                 -            25,000                 -                 -            25,000
Fair value of shares issued and beneficial conversion
feature
 related to convertible loan                                              -                -            88,000                 -                 -                 -            88,000
Stock-based compensation related to warrants granted to
 Consultant                                                               -                -             3,000                 -                                   -             3,000
Net loss                                                                  -                -                 -                                   -        (1,304,659)       (1,304,659)
                                                                -----------      -----------       -----------       -----------       -----------       -----------       -----------
Balance as of December 31, 2004                                      18,268      $    18,268       $ 5,788,889       $    25,000       $         -       $(7,080,730)      $(1,248,573)
                                                                -----------      -----------       -----------       -----------       -----------       -----------       -----------

(1) Net of issuance expenses.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED CONSOLIDATED
                         INTERIM FINANCIAL STATEMENTS.

                                     F - 6

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONDENSED INTERIM STATEMENTS OF SHAREHOLDERS' DEFICIENCY (CONT.)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                        COMMON SHARES
                                                                 ----------------------------                                            DEFICIT
                                                                                                                                       ACCUMULATED
                                                                   NUMBER OF        COMMON         ADDITIONAL         RECEIPT ON       DURING THE           TOTAL
                                                                 OUTSTANDING        SHARES           PAID IN          ACCOUNT OF       DEVELOPMENT       SHAREHOLDERS'
                                                                 COMMON SHARES      CAPITAL        CAPITAL (1)         SHARES            STAGE            DEFICIENCY
                                                                 -----------      -----------      -----------       -----------       -----------       -----------
                                                                 IN THOUSANDS
                                                                 -----------

Balance as of December 31, 2004                                       18,268      $    18,268      $ 5,788,889       $    25,000       $(7,080,730)      $(1,248,573)
Common shares to service provider ($0.15) issued in May                  452              452           71,016                 -                 -            71,468
Common shares to service provider ($0.15) issued in May                  653              653           98,309                 -                 -            98,962
Common shares ($0.25) issued in March, May and November                2,400            2,400          521,899                 -                 -           524,299
Common shares to consultant ($0.18) issued in May                         33               33            2,967                 -                 -             3,000
Compensation related to amortization of deferred marketing
and distribution costs                                                     -                -           41,250                 -                 -            41,250
Common shares to supplier issued in May                                   18               18            4,456                 -                 -             4,474
Common shares ($0.25) issued in May                                      100              100           24,900           (25,000)                -                 -
Common shares to SH.A Gali issued in March in connection
with a grant of convertible loan                                         200              200             (200)                -                 -                 -
Common shares to SH.A Gali ($0.22) issued in November for a
convertible loan                                                         455              455           99,545                 -                 -           100,000
Penalty paid  to SH.A Gali in connection with convertible
loan ($0.22)                                                             454              454           99,546                                               100,000
Amortization of stock-based compensation                                   -                -              575                 -                 -               575
Net loss                                                                   -                -                -                 -          (998,498)         (998,498)
                                                                 -----------      -----------      -----------       -----------       -----------       -----------
Balance as of December 31, 2005                                       23,033           23,033        6,753,152                 -        (8,079,228)       (1,303,043)
Common shares ($0.25) issued in April                                  3,600            3,600          880,900                 -                 -           884,500
Amortization of stock-based compensation                                   -                -          264,190                 -                 -           264,190
Net loss for the period                                                    -                -                -                 -          (765,597)         (765,597)
                                                                 -----------      -----------      -----------       -----------       -----------       -----------

Balance as of June 30, 2006 (unaudited)                               26,633      $    26,633      $ 7,898,242       $         -       $(8,844,825)      $  (919,950)
                                                                 ===========      ===========      ===========       ===========       ===========       ===========

(1) Net of issuance expenses.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED CONSOLIDATED
                         INTERIM FINANCIAL STATEMENTS.

                                     F - 7

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                            Period from
                                                                   Six months                inception
                                                                 Ended June 30,            (July 1, 1999)
                                                         -----------------------------        through
                                                            2006               2005        June 30, 2006
                                                         -----------       -----------       -----------
                                                                   Unaudited                  Unaudited
                                                         -----------------------------       -----------
Cash flows used in operating activities:

Net loss for the period                                  $  (765,597)      $  (452,484)      $(8,844,825)
                                                         -----------       -----------       -----------

Adjustments to reconcile net loss to net cash used
in operating activities :
Amortization of stock-based compensation                     264,190                 -           746,250
Depreciation                                                  16,482            10,813           158,228
Impairment of inventories and base stock                           -            11,906            55,275
Changes in accrued severance pay, net                         18,786           (25,542)           66,562
Loss from disposal of property and equipment                       -               179             3,388
Warrants granted to consultant                                     -             3,000             8,116
Interest in respect of convertible loan                            -             3,205                 -
Amortization of beneficial conversion feature
related to convertible loan                                        -            20,166            44,000
Amortization of finance costs related to shares
issued in connection with a convertible loan                       -            20,167            44,000
Penalty in connection with convertible loan                        -           100,000           100,000
Adjustment of exchange rate changes                                -                 -             3,617
Issuance of shares in non-cash expenses  -Annex A                  -            27,500         1,118,971

Changes in assets and liabilities :

Decrease (increase) in trade receivables                      64,853                 -            (4,037)
Decrease (increase)  in other receivables                    190,875           (17,376)          (79,894)
Decrease (increase) in costs incurred on contracts
in progress                                                  464,920          (537,547)         (373,826)
Increase (decrease) in trade payables                       (518,033)          (47,999)          160,225
Increase in other payables and accrued expenses               96,381            27,779           677,291
Increase (decrease)  in customers advances in
excess of costs incurred on contracts in progress         (1,012,873)          368,487           707,666
                                                         -----------       -----------       -----------

Total adjustments                                           (414,419)          (35,262)        3,435,832
                                                         -----------       -----------       -----------

Net cash used in operating activities                     (1,180,016)         (487,746)       (5,408,993)
                                                         -----------       -----------       -----------

Cash flows from investing activities :
Proceeds from disposal of property and equipment                   -             6,513            15,824
Purchase of property and equipment                           (10,693)           (4,877)         (345,862)
                                                         -----------       -----------       -----------

Net cash provided by (used in) investing activities          (10,693)            1,636          (330,038)
                                                         -----------       -----------       -----------

Cash flows from financing activities :
Increase (decrease) in short-term credit, net                  1,008            10,655             1,174
Repayment of long-term loan from Financial
institution                                                        -            (9,007)                -
Proceeds from issuance of convertible loans                        -                 -           200,000
Proceeds from issuance of shares, net of issuance
expenses                                                     884,500           374,299         5,681,730
                                                         -----------       -----------       -----------

Net cash provided by financing activities                $   885,508       $   375,947       $ 5,882,904
                                                         -----------       -----------       -----------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONDENSED CONSOLIDATED
                         INTERIM FINANCIAL STATEMENTS.

                                     F - 8

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                          Period from
                                                                Six months                inception
                                                              Ended June 30,            (July 1, 1999)
                                                      -----------------------------        through
                                                         2006               2005         June 30, 2006
                                                      -----------       -----------       -----------
                                                                Unaudited                  Unaudited
                                                      -----------------------------       -----------

Net cash used in operating activities                 $(1,180,016)      $  (487,746)      $(5,408,993)

Net cash (used in) provided by investing
activities                                                (10,693)            1,636          (330,038)

Net cash provided by financing activities                 885,508           375,947         5,882,904
                                                      -----------       -----------       -----------

Increase (decrease) in cash and cash equivalents         (305,201)         (110,163)          143,873

Cash and cash equivalents at the beginning of
the period                                                449,074           112,798                 -
                                                      -----------       -----------       -----------

Cash and cash equivalents at the end of the
period                                                $   143,873       $     2,635       $   143,873
                                                      ===========       ===========       ===========

ANNEX A - SUPPLEMENTARY DISCLOSURE OF NON-CASH
EXPENSES

During the reporting period, the Company issued
shares and warrants in exchange for liabilities
to Shareholders, supplier and services rendered
by third party as follows:

Management fees - see Note 7(L)                       $         -       $         -       $   230,430
Marketing and distribution expenses -
see Note 7(N)(2)                                                -            27,500           110,000
Marketing and distribution expenses -
see Note 7(N)(3)                                                -                 -           155,875
Marketing and distribution expenses -
see Note 7(N)(4)                                                -                 -           600,000
Marketing and distribution expenses                             -                 -            22,666
                                                      -----------       -----------       -----------

                                                      $         -       $    27,500       $ 1,118,971
                                                      ===========       ===========       ===========

SUPPLEMENTARY DISCLOSURE OF NON-CASH
TRANSACTIONS

Management fees - see Note 7(L)                       $         -       $   170,430       $   170,430
Convertible loan Clal - see Note 5(B)                           -           100,000           100,000
Issuance of shares in consideration of loan
converted - see Note 5(A)                                       -           100,000           100,000
Materials from supplier - see Note 7(N)7                                      4,474             4,474
                                                      -----------       -----------       -----------

                                                      $         -       $   374,904       $   374,904
                                                      ===========       ===========       ===========

SUPPLEMENTARY CASH FLOW INFORMATION :

Interest paid                                         $     5,198       $      (777)      $     4,713
                                                      ===========       ===========       ===========

Income tax paid                                       $     1,310       $     1,240       $    15,130
                                                      ===========       ===========       ===========

                                     F - 9

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 1 - GENERAL

     A.   OrganiTech USA Inc. ("the Company" or "OrganiTECH"), a Delaware
          corporation, incorporated in 1981, and its subsidiary (collectively
          "the Group") design, develop, manufacture, market and support
          Hydroponics solutions and platforms for the Agriculture and
          Life-Science industries.

          The Company's core business is conducted primarily through its wholly-owned subsidiary, OrganiTECH Ltd., a company organized under the laws of Israel. OrganiTECH Ltd. operates mainly in the Agriculture
          Industrialization arena. Since its formation in 1999, it has been developing, producing and marketing its leading proprietary technology
          - a Self-contained, portable, robotic, sustainable agricultural platforms designed to automatically seed, transplant and harvest commercial quantities of hydroponics, pesticide free, green leaf vegetables.

     B.   The Company is devoting substantial efforts towards activities such as research and development of its products, marketing, financial planning and capital raising. In the course of such activities, the
          Company and its subsidiary have sustained operating losses. The
          Company and its subsidiary have not generated sufficient revenues and have not achieved profitable operations or positive cash flows from operations. The Company's deficit accumulated during the development stage aggregated to $8,844,825 through June 30, 2006. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

          The Company plans to continue to finance its operations with a combination of stock issuance and private placements and from its revenues. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long term development and commercialization of its planned products.

          These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or the amounts and classification of liabilities that might be necessary should the
          Company be unable to continue as a going concern.

     C.   The accompanying unaudited interim consolidated financial statements have been prepared as of June 30, 2006, in accordance with United
          States generally accepted accounting principles relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month and six-month periods ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ended
          December 31, 2006.

                                     F - 10

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies followed in the preparation of these statements are identical to those applied in preparation of the latest annual financial statements, except for the adoption of FASB Statement No.
     123 (revised 2004), "Share-Based Payments" ("Statement 123(R)") as follows:

     The Company has elected until December 31, 2001 to follow Accounting
     Principles Board Statement No. 25 "Accounting for Stock Option Issued to
     Employees" ("APB No. 25") and Financial Accounting Standards Board
     Interpretation No. 44 "Accounting for Certain Transactions Involving Stock
     Compensation" ("FIN No. 44") in accounting for its employee stock option plan. Under APB 25, when the exercise price of an employee stock option is equivalent to or is above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     The Company adopted the disclosure provisions of Statement of Financial
     Accounting Standard No. 148, "Accounting for Stock-Based Compensation -
     transition and disclosure" ("SFAS No. 148"), which amended certain provisions of Statement of Financial Accounting Standard No. 123
     "Accounting for Stock-Based Compensation" ("SFAS No. 123").

     Compensation expense for stock options granted to employees since 2002 until and including 2005 under the Company's stock option plans has been determined based on the fair value at the date of grant, consistent with the method of SFAS No. 123.

     Effective January 1, 2006, the Company adopted the provisions of Statement
     123(R), using the modified prospective method. The adoption of Statement
     123(R) had an immaterial effect on the Company's financial position and results of operations.

     The Company's pro forma net loss for the period from inception through June
     30, 2006 approximates the reported net loss for the related period.

NOTE 3 - REVENUE RECOGNITION - CHANGE IN ESTIMATE

     Revenues from long-term contracts are recognized based on Statement of
     Position 81-1 "Accounting for Performance of Construction-Type and Certain
     Production-Type Contracts" ("SOP 81-1"). The Company adopted the percentage-of-completion method based on a zero profit margin, until it can make a more precise estimate, therefore equal amounts of revenues and costs, measured on the basis of performance during the period, are presented in the statements of operations.

     In the second quarter of 2006, after a significant progress in a project has been made, management estimated the probable range of profit it will gain from the project. As such, the gross profit of the project in the second quarter was based on the lowest probable level of estimate of the anticipated profit of the project.

     The change to a more precise estimate is accounted for as a change in accounting estimate. The effect of the change in the estimate on the net loss and net loss per share for both, the six-month and three-month periods ended June 30, 2006 has been $296,805 and $0.01, respectively.

                                     F - 11

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 3 - REVENUE RECOGNITION - CHANGE IN ESTIMATE (CONTINUED)

     In the six-month and three-month periods ended June 30, 2006 the Company derived most of its revenues from a single project and a single customer.

NOTE 4 - COST INCURRED ON CONTRACTS IN PROGRESS

                                                       JUNE 30,
                                                         2006
                                                       --------
                                                       Unaudited
                                                       --------

Cost incurred on long-term contracts in progress       $194,131
Raw materials                                           129,380
                                                       --------
                                                        323,511

Less -
  Cost incurred on contracts in progress deducted
  from customer advances                                194,131
                                                       --------

                                                       $129,380
                                                       ========

NOTE 5 - CONVERTIBLE LOANS

     A.   Convertible loan issued to SH.A.Gali Ltd.

          On June 14, 2004, the Company signed a convertible loan agreement with
          SH.A.Gali Ltd. ("Gali"), a company under the control of a director, whereby Gali granted to the Company $100,000 in return to a convertible loan. It was agreed that in the event Gali chooses to convert the loan into an equity investment, the Company will issue
          Gali 454,545 common shares of the Company based on the loan amount and the conversion price of $0.22 per share which is the fair market value of the Company's common stock at the date of the agreement. If not converted, the loan should have been repaid in one installment following of 12 months from the granting date. The loan bears interest at Libor +3%, to be paid at maturity or upon conversion. According to the loan agreement the Company paid the incurred interest in the amount of $6,128 and issued to Gali 200,000 common shares of the
          Company in May 2005 as additional financing expenses. As the Company did not repay the loan on its due date, Gali was entitled to a penalty in the form of issuance of additional common stock of the Company equivalent to $100,000, computed based upon the fair market value of the Company's common stock at the date of the agreement, determined at
          $0.22 per share. On November, 2005, following the Company's failure to repay the loan on time, Gali was issued with 909,090 common shares.

                                     F - 12

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 5 - CONVERTIBLE LOANS (CONTINUED)

     A.   Convertible loan issued to SH.A.Gali Ltd. (Continued)

          The Company accounted for this convertible loan according to EITF
          00-27 "Application of Issue No. 98-5 to certain Convertible
          Instruments". Accordingly, the Company recorded a beneficial conversion feature and finance costs related to the fair value of the shares on the convertible loan in the amount of $88,000 to be amortized over a period of one year.

     B.   Convertible loan issued to Clal Finance Underwriters Ltd. ("Clal")

          On December 21, 2004, the Company issued a convertible promissory Note to Clal with the principal amount of $100,000 bearing an annual interest at a rate equal to the prime rate of Bank of America, N.A as of the repayment date plus 5%. Clal had the option to convert the promissory Note into 400,000 common shares of the Company for which, fair market value approximates the amount of the Note on the issuance date. On March 2, 2005, Clal converted the promissory Note (See note
          6N).

          The Company accounted for this convertible loan according to EITF
          00-27 "Application of Issue No. 98-5 to certain Convertible
          Instruments". No beneficial conversion feature was recorded as the effective conversion price of the convertible loan was equal to the fair market value of the common stock on the date of issuance, which was also the commitment date.

NOTE 6 - CONTINGENCIES

     Legal claim

     In February 2000, OrganiTech Ltd. signed a distribution agreement with
     Leami ("Leami"), whereby it granted Leami the exclusive right to market
     OrganiTech Ltd's GrowTECH platforms in Israel. Under the terms of the agreement, Leami agreed to purchase two GrowTECH platforms in consideration for $100,000. In March 2000, OrganiTech Ltd. received an advance payment from Leami in an amount of $60,000. In July 2000, OrganiTech Ltd. delivered the two GrowTECH platforms to Leami.

     OrganiTech Ltd. and Leami negotiated certain claims of Leami concerning the
     GrowTECH platforms delivered and the distribution agreement. On February 2,
     2005, Leami filed a lawsuit against OrganiTech Ltd. in the amount of
     $295,500. On April 20, 2005 the Company filed a counter lawsuit against
     Leami at the amount of $148,800 claiming that Leami had not fulfilled its obligations and commitments under the sale agreement signed and by not doing so and taking other actions, it caused OrganiTech Ltd. to suffer damages and expenses.

     It is the opinion of management based on its legal advisor, that due to the early stage of the lawsuit it is unable to predict the outcome of these claims.

                                     F - 13

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 7 - SHARE CAPITAL

     A.   In July 1999, OrganiTech Ltd. issued 4,790,000 of its common shares at a price of approximately $0.00004 per share, for a consideration of
          $169.

     B.   In October 1999, OrganiTech Ltd. issued 684,000 of its common shares at a price of approximately $0.03 per share, for a consideration of
          $21,000.

     C.   In October 1999, OrganiTech Ltd. issued 489,000 of its common shares at a price of approximately $0.19 per share, for a consideration of
          $93,440.

     D.   In April 2000, OrganiTech Ltd. issued 684,000 of its common shares at a price of approximately $0.08 per share, for a consideration of
          $55,544.

     E.   In June 2000, OrganiTech Ltd. issued 853,000 of its preferred shares at a price of approximately $1.14 per preferred share, for a consideration of $973,000.

          After giving effect to the reverse acquisition, discussed in Note 15F, these preferred shares were cancelled ("the cancelled shares").

     F.   In January 2001, the Company consummated an agreement with OrganiTech
          Ltd., whereby the Company issued 7.5 million of common shares to the shareholders of OrganiTech Ltd. in exchange for all of the outstanding ordinary shares of OrganiTech Ltd. not already owned by the Company.

          The 7.5 million common shares issued by the Company to the selling shareholders represented 67.57% of the voting common stock of the
          Company. Accordingly, this business combination was considered to be a reverse acquisition. As such, for accounting purposes OrganiTech Ltd.
          is considered to be the acquirer while the Company is considered to be the acquiree.

     G.   In January 2001, The Company issued 4,453,000 common shares at the price of approximately $0.51 per share, for a consideration of
          $2,266,000.

          This share issuance net of the cancelled shares mentioned in E above, reflects the issuance by the Company to its shareholders prior to the reverse acquisition

     H.   On August 1, 2004, the Company and an investor agreed that the investor will invest $25,000 in the Company in consideration for
          100,000 common shares, at a price of $0.25 per share. On May 2, 2005 the Company issued the shares.

     I.   As of June 30, 2006, the Company had 26,632,642 common shares outstanding, not including 550,000 common shares that are being held in escrow pending the completion of a private placement transaction and 200,000 common shares that are being held by the Company.

                                     F - 14

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 7 - SHARE CAPITAL (CONTINUED)

     J.   Treasury stock

          In October 2000, the Company issued 100,000 common shares to a consultant according to a consulting agreement. In September 2001, the
          Company accepted the 100,000 common shares of the Company from the consultant, the shares were cancelled and the consulting agreement was terminated at the parties' mutual agreement.

     K.   Private placement

          Pursuant to an investment agreement entered into with a third party
          ("Investor"), in June 2002 and a series of amendments to that agreement, including management fee agreement, the Investor has invested an aggregate of $1,042,229 in the Company and received an aggregate of 5,402,174 shares of the Company's common stock, constituting 23.45% of the Company's issued and outstanding share capital as of December 31, 2005. Additionally, the Investor also has an option to purchase 46,242 shares of the Company's common stock for an exercise price of $1.00 per share.

     L.   Management Fees

          (1)  On June 16, 2002 the Company and a third party investor (the
               "Investor") signed a management agreement. The management fees accumulated till December 31, 2004 were paid on May 2, 2005 by the issuance of 452,174 common shares of the Company.

          (2)  On July 1, 2003 the Company and Mr. Shimon Zenaty ("Shimon")
               signed a management agreement. The management fees accumulated till December 31, 2004 were paid on May 2, 2005 by the issuance of 652,059 common shares of the Company.

     M.   Equity Agreement

          On July 20, 2003, the Company and Dutchess Capital Management, LLC
          ("Dutchess") signed on a term sheet for equity line of credit ("Equity
          Line") which was approved on July 31, 2003 by the Company's Board of
          Directors, whereby:

          (1)  Dutchess shall be committed to purchase the Company's common share ("Stock") in consideration for up to $5,000,000 over a period of 36 months ("Line Period"), starting the date either free trading shares are deposited into an escrow account or a registration statement of the Stock has been declared effective
               ("Effective Date") by the U.S. Securities and Exchange Commission
               ("SEC").

          (2)  The amount that the Company shall be entitled to withdraw from the Equity Line is equal to 200% of the averaged daily volume of the Company's share trading ("ADV") multiplied by the average of the 3 daily closing ("Best Bid") prices immediately preceding the day on which the Company will give the notice.

                                     F - 15

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 7 - SHARE CAPITAL (CONTINUED)

     M.   Equity Agreement (Continued)

          (3)  If the market price with respect to the notice date does not meet
               75% of the closing Best Bid price of the Company common shares for the 10 trading days prior to the notice date, the Company shall automatically withdraw the notice amount.

          (4)  The Company will issue shares in respect of the exercised Equity
               Line base upon 94% of the lowest Company Best Bid price of the
               Company's share at the 5 consecutive trading days immediately after the notice date.

          Management is of the opinion that there is no assurance that the terms and conditions of the term sheet will not be changed or that such offering will be completed.

          As of June 30, 2006, the Company has not yet executed the Equity Line.

     N.   Service and consulting agreements for share issuance

          (1)  On April 9, 2003 the Company's Board of Directors authorized the
               Company to issue 57,280 common shares under certain agreements to pay brokerage fees and commission for services provided to the
               Company by third parties and a related party, out of which 9,280 common shares were issued to a related party. On May 14, 2003, the Company issued the balance of the 48,000 common shares.

          (2)  On October 1, 2003, the Company entered into 24 month consulting agreement with third party (the "consultant"). Pursuant to the consulting agreement the consultant will provide the Company business consulting services in consideration for 550,000 common shares. In November 2003 the Company issued the shares. The fair market value of the shares at grant date was $0.20 per share. The consulting expenses which amount to $110,000 are recorded
               proportionally over the period of the agreement.

          (3)  On October 13, 2003 the Company and MC Services AG ("MC") entered into advising and public relation service agreement which was approved by the Company's Board of Directors on October 27, 2003,
               for a period of ten months commencing November 1, 2003 at the cost of $155,875 (include additional costs of $8,375).

               As of December 31, 2004, the Company issued 519,583 common shares to MC pursuant to this agreement. The service expenses were recorded proportionally over the period of the agreement.

          (4)  On May, 2003 the Company issued 600,000 common shares to Agronaut in consideration for its marketing and distribution expenses of
               $600,000 of the Company's systems.

                                     F - 16

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 7 - SHARE CAPITAL (CONTINUED)

     N.   Service and consulting agreements for share issuance (Continued)

          (5)  On April 29, 2004, the Company issued 100,000 common shares to a service provider, in consideration for legal services rendered of
               $18,000.

          (6)  On October 21, 2004, the Company entered into a 4 month consulting agreement with a third party. Pursuant to the
               consulting agreement the consultant will provide the Company financial consulting services for a consideration of $2,500 per month and $1,500 in warrants to purchase common shares. The number of the warrants will be determined upon the average price of the share for each month. The consulting agreement was
               terminated at the end of February 2005.

               On May 2, 2005 the consultant exercised the warrants to 33,000 common shares.

          (7)  On May 2, 2005, the Company issued 17,950 common shares to a supplier in consideration for materials that were supplied in the amount of $4,474.

     O.   Private Investment in Public Entity ("PIPE")

          (1)  On February 20, 2005 (the "closing date"), the Company and several investors including and represented by Clal Investments
               Ltd., ("Clal") entered into an investment agreement whereby, the investors and Clal were entitled to purchase up to 4,000,000 shares of the Company's common stock (the "Investment Shares")
               for an aggregate purchase price of $1,000,000 and options to purchase shares of common stock of the Company.

               Such aggregated price included the conversion by Clal of the convertible promissory note into an equity investment in the
               Company (see note 4 B). Pursuant to the agreement, the Company agreed to issue to the investors and Clal, two types of options, proportionally to their effective investment: (i) Options type A
               ("A-1 Warrants") were for up to 2,000,000 shares of common stock exercisable for the longer of 360 days from the closing date or 3 months from the registration of the Investment Shares for an exercise price of $0.75; and (ii) Options type B ("A-2 Warrants")
               were for up to 2,000,000 shares of common stock exercisable for the longer of 540 days from the closing date or 3 months from the registration of the Investment Shares for an exercise price of
               $1.00 or, in the last 30 days of the life of the options, at a
               10% discount from the average share price within the 30 days period prior to the date of the delivery notice.

                                     F - 17

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 7 - SHARE CAPITAL (CONTINUED)

     O.   Private Investment in Public Entity ("PIPE") (Continued)

          (2)  Pursuant to the agreement, during February 2005, the Company received a total consideration of $550,000, for which, during
               March and May 2005, the Company issued Clal and the investors the following: 2,200,000 shares of the Company's common stock, A-1
               Warrants to purchase 1,100,000 shares of the Company's common stock and A-2 Warrants to purchase 1,100,000 shares of the
               Company's common stock. On July 1, 2005 the Investors and Clal invested additional $50,000 in consideration for 200,000 common shares of the Company, issued on November 2005, A-1 Warrants to purchase a further 100,000 shares of the Company's common stock and A-2 Warrants to purchase a further 100,000 shares of the
               Company's common stock.

          (3)  On January 31, 2006, Clal and the investors invested the remaining $400,000 for which they received on April 2006 an additional 1,600,000 shares of the Company's common stock, A-1
               Warrants to purchase 800,000 shares of the Company's common stock and A-2 Warrants to purchase 800,000 shares of the Company's common stock.

          (4)  On January 2, 2006, the Company's Board of Directors approved the increase of the financing under the PIPE agreement to 1.3M$ -
               1.5M$ until February 1, 2006. Pursuant to the above approval and to an amendment to the investment agreement signed on January 31,
               2006, Clal and the investors invested an additional $500,000 for which they received on April 2006 2,000,000 common shares at
               $0.25 per share, and additional options as follows: (i) A-1
               Warrants for up to 1,000,000 shares of common stock for an exercise price of $0.75 and (ii) A-2 Warrants for up to 1,000,000 shares for common stock for an exercise price of $1.00 or, in the last 30 days of the options, at a 10% discount from the average share price within the 30 days period prior to the date of the delivery notice. As of March 31, 2006 the Company received
               $450,000 and the remaining of $50,000 were received in April
               2006.

               The final exercise date for all A-1 Warrants under the original investment agreement was extended until the later of April 30,
               2007 or 3 months from the registration of the Investment Shares and the final exercise date for all type A-2 Warrants under the original investment agreement was extended until the later of
               July 31, 2007 or 3 months from the registration of the Investment
               Shares.

               Under the amendment, the investors waived any claims that any of them, had, has or may have had at any time in the past until and including the date of the amendment, to receive compensation pursuant to the Company's failure to file the registration statement within the Registration Period.

               In addition, the amendment to the investment agreement stated
               that the Company shall use its best efforts, as soon as
               practicable, but not later than 75 business days following
               January 31, 2006 (the "Amended Registration Period"), to file a registration statement with the Securities and Exchange
               Commission, on Form SB-2 or such other applicable registration form available.

                                     F - 18

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 7 - SHARE CAPITAL (CONTINUED)

     O.   Private Investment in Public Entity ("PIPE") (Continued)

               Should the Company fails to (i) file a registration statement covering the Investment Shares and Warrants, or (ii) respond to comments from the Security and Exchange Commission ("SEC") within the time periods set forth in the Investment Agreement, or (iii)
               maintain the registration statement covering the Investment
               Shares and Warrants effective, the Company will bear a fine equal to 1% of the total amount under the PIPE agreement ($1.5M) per month. The Company filed the requested Form SB-2 on May 12, 2006 and responded to the comments from the SEC in accordance with the
               Investment Agreement.

     P.   Options to Purchase Company Shares

          (1)  On March 14, 2006 the Company and Clal entered into an agreement for the provision of past services provided by Clal to the
               Company in securing part of the PIPE agreement. Under the
               agreement, Clal is entitled to A-1 Warrants for the purchase of additional 180,000 shares of the Company's common shares and A-2
               Warrants for the purchase of additional 180,000 shares of the
               Company's common shares under the same terms and conditions detailed in the PIPE agreement.

          (2)  On November 16, 2004 the Company entered into a service agreement with a consultant where by the consultant will present the
               Company to potential investors and as part of the success-based consideration, the consultant will be entitled to purchase options for Company's common shares at certain conditions.
               Following the PIPE agreement the consultant is entitled to A-1
               Warrants for the purchase of additional 27,500 shares of the
               Company's common shares and A-2 Warrants for the purchase of additional 27,500 shares of the Company's common shares under the same terms and conditions detailed in the PIPE agreement.

NOTE 8 - STOCK BASED COMPENSATION

     A.   On December 23, 1999, OrganiTech Ltd. Board of Directors approved a stock compensation program with regard to one employee. The stock options granted under the program permits the employee to purchase
          6,000 common shares at an exercise price of New Israeli Shekel 0.01 per share. The options vest ratably over a period ending in March
          2003, and will expire in January 2006. The Company and the employee agreed to convert the option to purchase 6,000 OrganiTech Ltd. common shares under this program, into options to purchase 463,236 common shares of the Company at an exercise price of $0.0001 per share. All options granted under this program were exercised in full into common shares of the Company at their vesting dates.

                                     F - 19

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 8 - STOCK BASED COMPENSATION (CONTINUED)

     B.   On May 29, 2000 the Company granted a key employee options to purchase
          96,508 common shares at an exercise price of $1 per share. The options can be exercised upon the occurrence of a public issuance of shares by the Company, a merger or an acquisition of the Company. As of June 30,
          2006 all of the options granted are outstanding and fully vested.

     C.   On May 31, 2005, the Board of Directors approved a Stock Option Plan
          ("SOP") for Company's executives, directors, key employees and service providers comprising options to purchase up to 1,622,000 common shares of the Company.

          The SOP provides that no option may be granted at an exercise price less than the fair market value of the common shares on the date of grant and no option can have a term in excess of ten years. Options which are canceled or forfeited before expiration become available for future grants.

          On December 29, 2005, the Company granted 1,230,000 options pursuant to the SOP and as of December 31, 2005, 392,000 options of the Company were still available for future grants. The fair value of options granted on that date was $0.22.

          On February 19, 2006, the Board of Directors approved the increasing of the SOP in additional options to purchase up to additional
          3,000,000 common shares of the Company.

          On January 2, 2006 and February 19, 2006 the Company granted to the
          Chief Executive Officer and Chief Financial Officer of the Company
          1,500,000 and 250,000 options, respectively. The weighted average fair value of options granted on that date was $0.21. On June 28, 2006 the
          Company granted to four of its employees and one service provider a total of 430,000 options. The weighted average fair value of the options granted on that date was $0.27.

          As of June 30, 2006, 1,212,000 options of the Company were still available for future grants.

          Options vest over a period of zero to four years from the date of grant and expire no longer than ten years of grant.

          The fair value of the options granted during year 2005 and the six-month period ended June 30, 2006 was estimated using a Black &
          Scholes option pricing model, with the following weighted average assumptions:

          Divided yield                                     0%
          Expected volatility                              122%
          Risk-free interest rate                      4.6% - 5.23%
          Expected life                                  6 years

                                     F - 20

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 8 - STOCK BASED COMPENSATION (CONTINUED)

     D.   A summary of the status of the Company's stock option plans:

                                                                                            PERIOD FROM INCEPTION
                                 SIX MONTHS ENDED              SIX MONTHS ENDED                (JULY 1, 1999)
                                  JUNE 30, 2006                 JUNE 30,  2005              THROUGH JUNE 30, 2006
                              ----------------------      --------------------------      ------------------------
                                              WEIGHTED                      WEIGHTED                       WEIGHTED
                                              AVERAGE                       AVERAGE                        AVERAGE
                              NUMBER OF       EXERCISE     NUMBER OF        EXERCISE       NUMBER OF       EXERCISE
                               OPTIONS         PRICE        OPTIONS          PRICE          OPTIONS         PRICE
                              ----------      ------      ----------      ----------      ----------       -------
Outstanding - beginning
 of the year                   1,326,508      $0.246          96,508      $        1               -             -

Granted                        2,180,000      $0.222               -               -       3,969,744       $ 0.204

Exercised                              -           -               -               -        (463,236)      $0.0001
                              ----------      ------      ----------      ----------      ----------       -------

Outstanding - ending of
the period                     3,506,508      $0.231          96,508      $        1       3,506,508       $ 0.231
                              ==========      ======      ==========      ==========      ==========       =======

Exercisable - ending of
the period                       949,008      $0.284          96,508      $        1         949,008       $ 0.284
                              ==========      ======      ==========      ==========      ==========       =======

          Compensation expenses amounting to $264,190, $(0) and $746,250 were recognized during the six months ended June 30, 2006 and 2005 and for the period from inception through June 30, 2006, respectively.

          As of June 30, 2006, the total unrecognized estimated compensation costs related to non-vested stock options granted prior to that date was $486,825, which is expected to be recognized over a period of up to 4 years. The weighted average remaining contractual term (years)
          for outstanding and exercisable stock options as of June 30, 2006 is
          5.41 and 5.53 years, respectively.

                                     F - 21

                              ORGANITECH USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2005

                              ORGANITECH USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2005

                                   CONTENTS

                                                                  PAGE
                                                                  ----

Reports of Independent Registered Public Accounting Firms       F-3 - F-4

Consolidated financial statements

Consolidated Balance Sheets                                     F-5 - F-6

Consolidated Statements of Operations                              F-7

Statements of Shareholders` Deficiency                          F-8 - F-10

Consolidated Statements of Cash Flows                          F-11 - F-12

Notes to the Consolidated Financial Statements                 F-13 - F-42

[ERNST & YOUNG LOGO]  [X] KOST FORER GABBAY & KASIERER  [X] Phone: 972-4-8654000
                          2 Pal-Yam St.                     Fax:   972-4-8654022
                          Haifa 33095, Israel

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             TO THE SHAREHOLDERS OF
                              ORGANITECH USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying consolidated balance sheet of OrganiTech USA
Inc. (A Development Stage Company) ("the Company") and its subsidiaries as of
December 31, 2005 and 2004, and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for each of the years then ended and for the period from July 1, 1999 (inception date) through
December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of the Company as of December 31, 2003 and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for the year then ended and for the period from July 1, 1999
(inception date) through December 31, 2003 were audited by other auditors whose report dated July 13, 2005, expressed an unqualified opinion on those statements. The consolidated financial statements for the period July 1, 1999
(inception date) through December 31, 2003 include total revenues and net loss of $32,620 and $5,776,071, respectively. Our opinion on the consolidated statements of operations, shareholders' deficiency and cash flows for the period
July 1, 1999 (inception date) through December 31, 2005, insofar as it relates to amounts for prior periods through December 31, 2003, is based solely on the report of other auditors.

We conducted our audits in accordance with auditing standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements, referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2005 and for the period from July 1, 1999 (inception date)
through December 31, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the consolidated financial statements, the Company has not yet generated sufficient revenues from its operations and is dependent on external sources for financing its operations. Additionally the Company has incurred recurring net losses, negative cash flows from operations and a negative working capital.
These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should be the Company unable to continue as a going concern.

Haifa, Israel                                KOST FORER GABBAY & KASIERER
May 1, 2006                                A Member of Ernst & Young Global

                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Stockholders
OrganiTech USA, Inc.

We have audited the consolidated statements of operations, shareholders'
(deficiency) and cash flows of OrganiTech USA, Inc. and Subsidiary (A
Development Stage Company) for the cumulative period from July 1, 1999
(inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of
OrganiTech USA, Inc. and Subsidiary (A Development Stage Company) for the
cumulative period from July 1, 1999 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ AMPER, POLITZINER & MATTIA, P.C.

July 13, 2005
Edison, New Jersey

                                     F - 4

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                           DECEMBER 31,
                                                     -------------------------
                                          NOTE          2005           2004
                                       ----------    ----------     ----------
ASSETS

Current assets :

Cash and cash equivalents                  (3)       $  449,074     $  112,798
Trade receivables                          (4)           68,890              -
Other receivables and prepaid expenses     (5)          212,166         15,472
Related parties                           (18)           60,033          2,841
Inventories, net of advances               (6)           17,941         20,320
                                                     ----------     ----------

                                                        808,104        151,431
                                                     ----------     ----------

Severance pay fund                                       59,141         36,391
Property and equipment, net                (7)          169,251        136,527
                                                     ----------     ----------

                                                     $1,036,496     $  324,349
                                                     ==========     ==========

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                     F - 5

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS (CONT.)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                               DECEMBER 31,
                                                                                      ------------------------------
                                                                         NOTE            2005                2004
                                                                      -----------     -----------        -----------

LIABILITES AND SHAREHOLDERS'
  DEFICIENCY

 Current liabilities :

 Short-term bank credit and current maturity
   of long-term loan                                                                  $       166        $    16,232
 Trade payables                                                             (8)           673,784            385,418
 Other payables and accrued expenses                                        (9)           511,123            355,016
 Related parties                                                        (13E,14N)          97,500            212,935
 Customers advances in excess of costs incurred on contracts
 in progress                                                               (10)           950,049            296,680
 Short-term loan                                                           (11)                 -             26,695
 Convertible loans                                                         (12)                 -            162,590
                                                                                      -----------        -----------

                                                                                        2,232,622          1,455,566
                                                                                      -----------        -----------

 Accrued severance pay                                                                    106,917            117,356
                                                                                      -----------        -----------

 Contingencies and commitments assets                                      (13)

 Shareholders' deficiency                                                  (14)

 Common shares of $0.001 par value, authorized -
 80,000,000 shares, issued - 23,782,642  and
 19,017,819 shares as of December 31, 2005 and
 2004, respectively, outstanding - 23,032,642 and
 18,267,819 shares as of December 31, 2005 and
 2004, respectively-                                                                       23,033             18,268
 Receipts on account of shares                                                                  -             25,000
 Additional paid in capital                                                             6,753,152          5,788,889
 Accumulated deficit during the development stage                                      (8,079,228)        (7,080,730)
                                                                                      -----------        -----------

 Total shareholders' deficiency                                                        (1,303,043)        (1,248,573)
                                                                                      -----------        -----------

                                                                                      $ 1,036,496        $   324,349
                                                                                      ===========        ===========

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                     F - 6

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                                PERIOD FROM
                                                                                                 INCEPTION
                                                                                               (JULY 1, 1999)
                                                                                                  THROUGH
                                                               YEAR ENDED DECEMBER 31            DECEMBER 31,
                                                         --------------------------------        ------------
                                              NOTE           2005                2004                2005
                                          ------------   ------------        ------------        ------------

Revenues                                                 $  1,649,702        $    376,799        $  2,059,121

Cost of revenues                                            1,685,639             392,024           2,098,230
                                                         ------------        ------------        ------------

Gross loss                                                    (35,937)            (15,225)            (39,109)

Research and development expenses, net                        151,845             331,770           3,324,152

Selling and marketing expenses                                295,652             249,721           1,568,301

General and administrative expenses                           338,158             619,209           2,810,411
                                                         ------------        ------------        ------------

Total operating expenses                                      785,655           1,200,700           7,702,864

Operating loss                                               (821,592)         (1,215,925)         (7,741,973)

Financing expenses, net                        (16)          (176,727)            (92,701)           (286,947)

Other(expenses) income, net                                      (179)              3,967             (50,308)
                                                         ------------        ------------        ------------

Net loss                                                 $   (998,498)       $ (1,304,659)       $ (8,079,228)
                                                         ============        ============        ============

Basic and diluted loss per common share                  $      (0.05)       $      (0.07)

Weighted average number of common
  shares outstanding used in basic and
  diluted net loss per share calculation                   21,299,875          18,171,158
                                                         ============        ============

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                     F - 7

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                       PREFERRED SHARES                    COMMON SHARES
                                                                  ---------------------------       ----------------------------
                                                                                                     NUMBER OF
                                                                   NUMBER OF        PREFERRED      OUTSTANDING         COMMON
                                                                   PREFERRED         SHARES          COMMON            SHARES
                                                                    SHARES           CAPITAL          SHARES          CAPITAL
                                                                  -----------      -----------      -----------      -----------
                                                                  IN THOUSANDS                     IN THOUSANDS
                                                                  -----------                       -----------

Balance as of July 1, 1999:                                                 -      $         -                -      $         -
Common shares ($0.00004) issued in July                                     -                -            4,790            4,790
Common shares ($0.03) issued in October                                     -                -              684              684
Common shares ($0.19) issued in October                                     -                -              489              489
Deferred stock-based compensation related to employee
  option grants                                                             -                -                -                -
Amortization of deferred stock-based compensation                           -                -                -                -
Net loss                                                                    -                -                -                -
                                                                  -----------      -----------      -----------      -----------
Balance as of December 31, 1999                                             -                -            5,963            5,963
Common shares ($0.08) issued in April                                       -                -              684              684
Preferred shares ($1.14) issued in June                                   853            2,088                -                -
Amortization of deferred stock-based compensation                           -                -                -                -
Net loss                                                                    -                -                -                -
                                                                  -----------      -----------      -----------      -----------
Balance as of December 31, 2000                                           853            2,088            6,647            6,647
Common shares ($0.51) issued in January                                  (853)          (2,088)           4,453            4,453
Amortization of deferred stock-based compensation                           -                -                -                -
Treasury stock                                                              -                -             (100)               -
Net loss                                                                    -                -                -                -
                                                                  -----------      -----------      -----------      -----------
Balance as of December 31, 2001                                             -                -           11,000           11,100
Common shares ($0.363) issued in October                                    -                -              275              275
Proceeds for future share issuance (1)                                      -                -                -                -
Amounts assigned to issuance of warrants to service providers               -                -                -                -
Amortization of deferred stock-based compensation                           -                -                -                -
Net loss                                                                    -                -                -                -
                                                                  -----------      -----------      -----------      -----------
Balance as of December 31, 2002                                             -      $         -           11,275      $    11,375
                                                                  -----------      -----------      -----------      -----------

                                                                                                      DEFICIT
                                                                                                    ACCUMULATED         TOTAL
                                                                   ADDITIONAL                       DURING THE      SHARE HOLDERS'
                                                                    PAID IN         DEFERRED        DEVELOPMENT        EQUITY
                                                                  CAPITAL (1)     COMPENSATION         STAGE         (DEFICIENCY)
                                                                  -----------      -----------      -----------      -----------

Balance as of July 1, 1999:                                       $         -      $         -      $         -      $         -
Common shares ($0.00004) issued in July                                (4,621)               -                -              169
Common shares ($0.03) issued in October                                20,316                -                -           21,000
Common shares ($0.19) issued in October                                92,951                -                -           93,440
Deferred stock-based compensation related to employee
  option grants                                                       481,485         (481,485)               -                -
Amortization of deferred stock-based compensation                           -           15,715                -           15,715
Net loss                                                                    -                -          (80,680)         (80,680)
                                                                  -----------      -----------      -----------      -----------
Balance as of December 31, 1999                                       590,131         (465,770)         (80,680)          49,644
Common shares ($0.08) issued in April                                  54,860                -                -           55,544
Preferred shares ($1.14) issued in June                               971,362                -                -          973,450
Amortization of deferred stock-based compensation                           -          299,598                -          299,598
Net loss                                                                    -                -       (1,406,644)      (1,406,644)
                                                                  -----------      -----------      -----------      -----------
Balance as of December 31, 2000                                     1,616,353         (166,172)      (1,487,324)         (28,408)
Common shares ($0.51) issued in January                             2,263,149                -                -        2,265,514
Amortization of deferred stock-based compensation                           -          111,016                -          111,016
Treasury stock                                                              -                -                -                -
Net loss                                                                    -                -       (1,708,326)      (1,708,326)
                                                                  -----------      -----------      -----------      -----------
Balance as of December 31, 2001                                     3,879,502          (55,156)      (3,195,650)         639,796
Common shares ($0.363) issued in October                               99,725                -                -          100,000
Proceeds for future share issuance (1)                                134,884                -                -          134,884
Amounts assigned to issuance of warrants to service providers           2,116                -                -            2,116
Amortization of deferred stock-based compensation                           -           47,948                -           47,948
Net loss                                                                    -                -         (967,905)        (967,905)
                                                                  -----------      -----------      -----------      -----------
Balance as of December 31, 2002                                   $ 4,116,227      $    (7,208)     $(4,163,555)     $   (43,161)
                                                                  -----------      -----------      -----------      -----------

(1)  Net of issuance expenses.

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                     F - 8

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                         COMMON SHARES
                                                                    ---------------------------
                                                                     NUMBER OF        COMMON         ADDITIONAL       RECEIPT ON
                                                                    OUTSTANDING       SHARES          PAID IN         ACCOUNT OF
                                                                   COMMON SHARES      CAPITAL        CAPITAL (1)        SHARES
                                                                    -----------     -----------      -----------      -----------
                                                                    IN THOUSANDS
                                                                    -----------

Balance as of December 31, 2002                                          11,275     $    11,375      $ 4,116,227                -
Common shares ($0.363) issued in May                                        344             344             (344)               -
Common shares ($0.18) issued in May ,June ,September
and November                                                              3,043           3,043          544,697                -
Common shares to service provider ($0.2) issued in
 November                                                                   550             550           13,200                -
Common shares to service provider ($0.3) issued in
 November                                                                   200             200           30,975                -
Options exercised in June                                                   188             188                -                -
Options exercised in November                                               463             463             (463)               -
Common shares to service provider ($1) issued in May                        600             600          599,400                -
Common shares to service providers ($0.25) issued in April                   48              48              (48)               -
Proceeds for future share issuance (January 2004)                             -               -                -          187,528
Amortization of deferred stock-based compensation                             -               -                -                -
Treasury stock                                                                -            (100)             100                -
Previous years issuance of common stock                                      37              37              (37)               -
Net loss                                                                      -               -                -                -
                                                                    -----------     -----------      -----------      -----------
Balance as of December 31, 2003                                          16,748          16,748        5,303,707          187,528
Common shares ($0.18) issued in January                                   1,100           1,100          196,902         (187,528)
Common shares to service provider ($0.3)                                    320             320          124,380                -
 Compensation related to amortization of deferred marketing and
distribution costs                                                            -               -           55,000                -
Common shares to service provider ($0.18) issued in April                   100             100           17,900                -
Proceeds for future share issuance (May 2005)                                 -               -                -           25,000
Fair value of shares issued and beneficial conversion feature
  related to convertible loan                                                 -               -           88,000                -
Stock-based compensation related to warrants granted to
 Consultant                                                                   -               -            3,000                -
Net loss                                                                      -               -                -
                                                                    -----------     -----------      -----------      -----------
Balance as of December 31, 2004                                          18,268     $    18,268      $ 5,788,889      $    25,000
                                                                    -----------     -----------      -----------      -----------

                                                                                       DEFICIT
                                                                                     ACCUMULATED
                                                                                      DURING THE        TOTAL
                                                                     DEFERRED        DEVELOPMENT    SHARE HOLDERS'
                                                                    COMPENSATION        STAGE         DEFICIENCY
                                                                    -----------      -----------      -----------

Balance as of December 31, 2002                                     $    (7,208)     $(4,163,555)     $   (43,161)
Common shares ($0.363) issued in May                                          -                -                -
Common shares ($0.18) issued in May ,June ,September
and November                                                                  -                -          547,740
Common shares to service provider ($0.2) issued in
 November                                                                     -                -           13,750
Common shares to service provider ($0.3) issued in
 November                                                                     -                -           31,175
Options exercised in June                                                     -                -              188
Options exercised in November                                                 -                -                -
Common shares to service provider ($1) issued in May                          -                -          600,000
Common shares to service providers ($0.25) issued in April                    -                -                -
Proceeds for future share issuance (January 2004)                             -                -          187,528
Amortization of deferred stock-based compensation                         7,208                -            7,208
Treasury stock                                                                -                -                -
Previous years issuance of common stock                                       -                -                -
Net loss                                                                      -       (1,612,516)      (1,612,516)
                                                                    -----------      -----------      -----------
Balance as of December 31, 2003                                               -       (5,776,071)        (268,088)
Common shares ($0.18) issued in January                                       -                -           10,474
Common shares to service provider ($0.3)                                      -                -          124,700
 Compensation related to amortization of deferred marketing and
distribution costs                                                            -                -           55,000
Common shares to service provider ($0.18) issued in April                     -                            18,000
Proceeds for future share issuance (May 2005)                                 -                -           25,000
Fair value of shares issued and beneficial conversion feature
  related to convertible loan                                                 -                -           88,000
Stock-based compensation related to warrants granted to
 Consultant                                                                                    -            3,000
Net loss                                                                      -       (1,304,659)      (1,304,659)
                                                                    -----------      -----------      -----------
Balance as of December 31, 2004                                     $         -      $(7,080,730)     $(1,248,573)
                                                                    -----------      -----------      -----------

(1)  Net of issuance expenses.

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                     F - 9

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                            COMMON SHARES
                                                                    ---------------------------     -----------
                                                                     NUMBER OF        COMMON        ADDITIONAL
                                                                    OUTSTANDING       SHARES          PAID IN
                                                                   COMMON SHARES      CAPITAL       CAPITAL (1)
                                                                    -----------     -----------     -----------
                                                                   IN THOUSANDS
                                                                    -----------

Balance as of December 31, 2004                                          18,268     $    18,268     $ 5,788,889
Common shares to service provider ($0.15) issued in May                     452             452          71,016
Common shares to service provider ($0.15) issued in May                     653             653          98,309
Common shares ($0.25) issued in March, May and November                   2,400           2,400         521,899
Common shares to consultant ($0.18) issued in May                            33              33           2,967
Compensation related to amortization of deferred marketing and
distribution costs                                                            -               -          41,250
Common shares to Supplier issued in May                                      18              18           4,456
Common shares ($0.25) issued in May                                         100             100          24,900
Common shares to SH.A Gali issued in March in connection with a
grant of convertible loan                                                   200             200            (200)
Common shares to SH.A Gali ($0.22) issued in November for a
convertible loan                                                            455             455          99,545
Penalty paid  to SH.A Gali in connection with convertible loan
($0.22)                                                                     454             454          99,546
Amortization of stock-based compensation                                      -               -             575
Net loss                                                                      -               -               -
                                                                    -----------     -----------     -----------
Balance as of December 31, 2005                                          23,033     $    23,033     $ 6,753,152
                                                                    ===========     ===========     ===========

                                                                                       DEFICIT
                                                                                     ACCUMULATED
                                                                    RECEIPT ON        DURING THE         TOTAL
                                                                    ACCOUNT OF       DEVELOPMENT     SHARE HOLDERS'
                                                                      SHARES            STAGE          DEFICIENCY
                                                                    -----------      -----------      -----------

Balance as of December 31, 2004                                     $    25,000      $(7,080,730)     $(1,248,573)
Common shares to service provider ($0.15) issued in May                       -                -           71,468
Common shares to service provider ($0.15) issued in May                       -                -           98,962
Common shares ($0.25) issued in March, May and November                       -                -          524,299
Common shares to consultant ($0.18) issued in May                             -                -            3,000
Compensation related to amortization of deferred marketing and
distribution costs                                                            -                -           41,250
Common shares to Supplier issued in May                                       -                -            4,474
Common shares ($0.25) issued in May                                     (25,000)               -                -
Common shares to SH.A Gali issued in March in connection with a
grant of convertible loan                                                     -                -                -
Common shares to SH.A Gali ($0.22) issued in November for a
convertible loan                                                              -                -          100,000
Penalty paid  to SH.A Gali in connection with convertible loan
($0.22)                                                                                                   100,000
Amortization of stock-based compensation                                      -                -              575
Net loss                                                                      -         (998,498)        (998,498)
                                                                    -----------      -----------      -----------
Balance as of December 31, 2005                                     $         -      $(8,079,228)     $(1,303,043)
                                                                    ===========      ===========      ===========

(1)  Net of issuance expenses.

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                     F - 10

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMTNS OF CASH FLOWS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                             PERIOD FROM
                                                                                              INCEPTION
                                                                YEAR ENDED DECEMBER 31,     (JULY 1, 1999)
                                                            ---------------------------    THROUGH DECEMBER
                                                              2005             2004            31, 2005
                                                           -----------      -----------      -----------

Cash flows used in operating activities:

Net loss                                                   $  (998,498)     $(1,304,659)     $(8,079,228)
                                                           -----------      -----------      -----------

Adjustments to reconcile net loss to net cash used
  in operating activities :
Amortization of deferred stock - based compensation                575                -          482,060
Depreciation                                                    25,479           23,358          141,746
Impairment of inventories and base stock                        11,906           43,369           55,275
Changes in accrued severance pay, net                          (33,189)          19,070           47,776
Loss from disposal of property and equipment                       179            3,209            3,388
Warrants granted to consultant                                   3,000            3,000            8,116
Interest in respect of convertible loan                         (2,923)           2,923                -
Amortization of beneficial conversion feature related
  to convertible loan                                           20,166           23,834           44,000
Amortization of finance costs related to shares issued
  in connection with a convertible loan                         20,167           23,833           44,000
Adjustment of exchange rate changes                             (1,430)           4,029            3,617
Penalty paid  in connection with convertible loan              100,000                -          100,000
Issuance of shares in non-cash expenses -
Annex A                                                         41,250          318,130        1,118,971
Increase in trade receivables                                  (68,890)               -          (68,890)
(Increase) decrease in other receivables                      (252,456)         100,567         (270,769)
Increase in inventories                                       (663,274)         (36,031)        (838,746)
Increase in trade payables                                     292,840          188,888          678,258
Increase in other payables and accrued expenses                184,407          211,150          580,910
Increase in customers advances                               1,307,116          235,446        1,720,539
                                                           -----------      -----------      -----------

Total adjustments                                              984,923        1,164,775        3,850,251
                                                           -----------      -----------      -----------

Net cash used in operating activities                          (13,575)        (139,884)      (4,228,977)
                                                           -----------      -----------      -----------

Cash flows from investing activities :
Decrease in short-term investments                                   -           16,842                -
Proceeds from disposal of property and equipment                 6,513            9,311           15,824
Purchase of property and equipment                             (64,895)         (12,410)        (335,169)
                                                           -----------      -----------      -----------

Net cash (used in) provided by investing activities            (58,382)          13,743         (319,345)
                                                           -----------      -----------      -----------

Cash flows from financing activities :
Increase (decrease) in short-term credit, net                   (2,792)         (38,661)             166
Repayment of long-term loan from
financial institution                                          (13,274)         (22,621)               -
Proceeds of convertible loans                                        -          200,000          200,000
Proceeds from issuance of shares, net of issuance
 Expenses                                                      424,299           53,474        4,797,230
                                                           -----------      -----------      -----------

Net cash provided by financing activities                  $   408,233      $   192,192      $ 4,997,396
                                                           -----------      -----------      -----------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                     F - 11

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT.)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                                  PERIOD FROM
                                                                                                   INCEPTION
                                                                   YEAR ENDED DECEMBER 31,       (JULY 1, 1999)
                                                                ----------------------------    THROUGH DECEMBER
                                                                   2005            2004             31, 2005
                                                                -----------      -----------      -----------

Net cash used in operating activities                           $   (13,575)     $  (139,884)     $(4,228,977)

Net cash (used in) provided by investing activities                 (58,382)          13,743         (319,345)

Net cash provided by financing activities                           408,233          192,192        4,997,396
                                                                -----------      -----------      -----------

Net increase in cash and cash equivalents                           336,276           66,051          449,074

Cash and cash equivalents at beginning of period                    112,798           46,747                -
                                                                -----------      -----------      -----------

Cash and cash equivalents at end of period                      $   449,074      $   112,798      $   449,074
                                                                ===========      ===========      ===========

ANNEX A - SUPPLEMENTARY DISCLOSURE OF NON-CASH
EXPENSES
During the reporting period, the Company issued
shares and warrants in exchange for liabilities to
Shareholders, supplier and services rendered by third party
as follows:
Management fees - see Note 13E                                  $         -      $   138,430      $   230,430
Marketing and distribution expenses - see Note 14M (2)               41,250           55,000          110,000
Marketing and distribution expenses - see Note 14M (3)                    -          124,700          155,875
Marketing and distribution expenses - see Note 14M (4)                    -                -          600,000
Marketing and distribution expenses - see Note 11                         -                -           22,666
                                                                -----------      -----------      -----------
                                                                $    41,250      $   318,130      $ 1,118,971
                                                                ===========      ===========      ===========

SUPPLEMENTARY DISCLOSURE OF NON-CASH
TRANSACTIONS

Management fees - see Note 13E                                  $   170,430                       $   170,430
Convertible loan Clal - see Note 12B                                100,000                -          100,000
Convertible loan Sh.A.Gali l - see Note 12A                         100,000                -          100,000
Materials from supplier - see Note 14M (7)                            4,474                -            4,474
                                                                -----------      -----------      -----------
                                                                $   374,904                -      $   374,904
                                                                ===========      ===========      ===========

SUPPLEMENTARY CASH FLOW INFORMATION :

Interest                                                        $     5,331      $     3,632      $       485
                                                                ===========      ===========      ===========

Income tax                                                      $     2,550      $     2,566      $    13,820
                                                                ===========      ===========      ===========

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE CONSOLIDATED
                             FINANCIAL STATEMENTS.

                                     F - 12

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 1 - GENERAL

     A.   OrganiTech USA Inc. ("the Company" or "OrganiTECH"), a Delaware
          corporation, incorporated in 1981, and its subsidiaries (collectively
          "the Group") design, develop, manufacture, market and support
          Hydroponics solutions and platforms for the Agriculture and
          Life-Science industries.

          The Company's core business is conducted primarily through its wholly-owned subsidiary, OrganiTECH Ltd., a company organized under the laws of Israel. OrganiTECH Ltd. operates mainly in the Agriculture
          Industrialization arena. Since its formation in 1999, it has been developing, producing and marketing its leading proprietary technology
          - a Self-contained, portable, robotic, sustainable agricultural platforms designed to automatically seed, transplant and harvest commercial quantities of hydroponics, pesticide free, green leaf vegetables.

          Since its inception, the Company has devoted substantially most of its efforts to business planning, research and development, marketing, recruiting management and technical staff, acquiring assets and raising capital. In addition, the Company has not generated significant revenues. Accordingly, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting
          Standards No. 7, "Accounting and reporting by development Stage
          Enterprises" ("SFAS No. 7")

     B.   The Company is devoting substantial efforts towards activities such as financial planning, capital raising and research and development of its products. In the course of such activities, the Company and its subsidiary have sustained operating losses. The Company and its subsidiary have not generated sufficient revenues and have not achieved gross profit, profitable operations or positive cash flows from operations. The Company's deficit accumulated during the development stage aggregated to $8,079,228 through December 31, 2005.
          There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

          The Company plans to continue to finance its operations with a combination of stock issuance and private placements and in the longer term, revenues from product sales. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long term development and commercialization of its planned products.

          These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or the amounts and classification of liabilities that might be necessary should the
          Company be unable to continue as a going concern.

     C.   In 2005 and 2004, the Company derived 53% and 96%, respectively of its revenues from a single customer (see note 2 (J))

                                     F - 13

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S.
     GAAP"), applied on a consistent basis, as follows:

     A.   USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates.

     B.   FINANCIAL STATEMENTS IN U.S. DOLLARS

          The Company's revenues are generated mainly in U.S. dollars. In addition, most of the Company's costs are incurred in U.S. dollars.
          The Company's management believes that the U.S. dollar is the primary currency of the economic environment in which the Company operates.
          Thus, the functional and reporting currency of the Company is the U.S.
          dollar.

          Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transaction and balances in other currencies have been remeasured into U.S. dollars in accordance with principles set forth in SFAS No. 52 "Foreign Currency Translation".
          All exchange gains and losses from the remeasurement mentioned above are reflected in the statement of income in financial income or expenses.

     C.   PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of the
          Company and it's wholly -owned subsidiary, OrganiTech Ltd. All
          Intercompany transactions and balances have been eliminated upon consolidation.

     D.   CASH EQUIVALENTS

          Cash equivalents, are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less at the date of acquisition.

     E.   INVENTORIES

          Inventories are stated at the lower of cost or market value. Cost is determined as follows: Spare parts are valued at the cost amortized over their service life.

          Raw materials - using the "first - in, first - out" (FIFO) method.

          Costs incurred on long-term contracts in progress include direct labor costs, material costs, subcontractors, other direct costs and overheads. These costs represent recoverable costs incurred for production and allocable operating overhead cost. Advances from customers are allocated to the applicable contract inventories and are reflected as an offset against the related inventory balances.

                                     F - 14

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     F.   INVESTMENT IN AFFILIATED COMPANIES

          Investments in unconsolidated affiliated companies in which the Group can exercise significant influence are presented using the equity method of accounting. Investments in unconsolidated affiliated companies in which the Group does not have the ability to exercise significant influence over operating and financial policies of the company are recorded at cost.

     G.   PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost, net of accumulated depreciation.

          Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

                                                                          YEARS
                                                                          -----
          Computers                                                          3
          Furniture and office equipment                                    17
          Communication and other equipment                               7-14
          Motor vehicles                                                     7

          Leasehold improvements are amortized using the straight-line method over the shorter of the terms of the lease or useful life.

     H.   IMPAIRMENT OF LONG-LIVED ASSETS

          The Company's long-lived assets are reviewed for impairment in accordance with SFAS No. 144 "Accounting for the Impairment or
          Disposal of Long-Lived Assets" whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If an asset is determined to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.

     I.   SEVERANCE PAY

          The Company's liability for severance pay to its Israeli employees is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof.
          The Company's liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet. The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

                                     F - 15

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     I.   SEVERANCE PAY (CONTINUED)

          Severance expenses (income) for the years ended December 31, 2005 and
          2004, amounted to approximately $(10,439) and $19,659 respectively.

     J.   REVENUE RECOGNITION

          The Company generates revenues from long-term contracts involving the design, development, manufacture and integration of Hydroponics systems and solutions.

          Revenues from long-term contracts are recognized based on Statement of
          Position 81-1 "Accounting for Performance of Construction-Type and
          Certain Production-Type Contracts" ("SOP 81-1") according to which revenues are recognized based on either the completed contract basis or the percentage of completion basis.

          For projects signed during the year 2004 (and performed till and during the year 2005), which were the Company's first projects, management used the completed-contract method as it could not expect to perform all of its contractual obligations and also has not gained sufficient experience for estimating contract costs. For contracts signed in 2005 and after performing several projects and obtaining adequate experience, the Company started to adopt the
          percentage-of-completion method based on a zero profit margin, therefore equal amounts of revenue and cost, measured on the basis of performance during the period, are presented in the income statement.

          Based on the completed-contract method, sale of products is recognized when delivery of the product has occurred, title passed to the customer and collectability is reasonably assured. As installation is considered to be significant, revenues under the completed-contract method are recognized only when installation is completed.

          Based on the percentage-of-completion method, sales and profits under long-term fixed-price contracts which provide for a substantial level of development and design efforts in relation to total contract efforts are recorded based on the ratio of hours incurred by key personnel to estimated total hours required from such key personnel at completion.

          The percentage-of-completion method of accounting requires management to estimate the cost and gross profit margin for each individual contract. Estimated gross profit or loss from long-term contracts may change due to changes in estimates resulting from differences between actual performance and original estimated forecasts. Such changes in estimated gross profit are recorded in results of operations when they are reasonably determinable by management, on a cumulative catch-up basis. Anticipated losses on contracts are charged to earnings when determined to be probable.

                                     F - 16

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     J.   REVENUE RECOGNITION (CONTINUED)

          The Company does not provide, in the normal course of business, a right of return to its customers. If uncertainties exist, such as the granting to the customer of right of cancellation if the product is not technically acceptable, revenue is recognized when the uncertainties are resolved.

          In some cases, the Company grants customers with an evaluation period, usually several months, to evaluate the product prior to purchase. The
          Company does not recognize revenue from sales of products shipped to customers for evaluation until such products are actually purchased.
          Until purchased, these products are recorded as consignment inventory at the lower of cost or market.

          Penalties applicable to performance of contracts are considered in estimating sales and profit rates and are recorded when there is sufficient information to assess anticipated contract performance.

          In 2005 and 2004, the Company derived 53% and 96%, respectively of its revenues from a single customer.

     K.   WARRANTY

          The Company estimates the costs that may be incurred under its basic warranty and records a liability in the amount of such costs at the time revenue is recognized. The specific terms and conditions of those warranties vary depending upon the product sold and the country in which the Company does business. Factors that affect the Company's warranty liability include the number of delivered products, engineering estimates and anticipated rates of warranty claims. The
          Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amount as necessary.

          Changes in the Company's provision for warranty during the year are as follows:

          Balance, at January 1, 2005                                 $  7,000
          Warranties utilized or ended during the year                  (7,000)
          Warranties issued during the year                             33,345
                                                                      --------

          Balance, at December 31, 2005                               $ 33,345
                                                                      ========

                                     F - 17

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     L.   RESERCH AND DEVELOPMENT COSTS

          Research and development costs, net of participations, are charged to the statement of operations as incurred.

          The Company's subsidiary in Israel received grants (mainly royalty-bearing) from the Government of Israel and from other sources for the purpose of funding approved research and development projects.
          These grants are recognized as a deduction from research and development costs at the time the Company is entitled to such grants on the basis of the research and development costs incurred.

     M.   DEFERRED INCOME TAXES

          The Company accounts for income taxes in accordance with SFAS No. 109,
          "Accounting for Income Taxes". This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance to reduce deferred tax assets to their estimated realizable value.

                                     F - 18

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     N.   STOCK-BASED COMPENSATION

          The Company has elected until December 31, 2001 to follow Accounting
          Principles Board Statement No. 25 "Accounting for Stock Option Issued
          to Employees" ("APB No. 25") and Financial Accounting Standards Board
          Interpretation No. 44 "Accounting for Certain Transactions Involving
          Stock Compensation" ("FIN No. 44") in accounting for its employee stock option plan. Under APB 25, when the exercise price of an employee stock option is equivalent to or is above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

          The Company adopted the disclosure provisions of Statement of
          Financial Accounting Standard No. 148, "Accounting for Stock-Based
          Compensation - transition and disclosure" ("SFAS No. 148"), which amended certain provisions of Statement of Financial Accounting
          Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No.
          123"). Pro forma information regarding the Company's net loss and net loss per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method presented by SFAS No. 123.

          Compensation expense for stock options granted to employees since 2002 until and including 2005 under the Company's stock option plans has been determined based on the fair value at the date of grant, consistent with the method of SFAS No. 123, with the following weighted average assumptions:

          Year of grant*                         2005       2002
                                              ---------   --------
          Divided yield                           0%         0%
          Expected volatility                    123%       50%
          Risk-free interest rate                4.6%        4%
          Expected life                         6 years    5 years

          * No stock options were granted in 2003 and 2004.

          The Company's pro forma net loss for the period from inception through
          December 31, 2005 approximates the reported net loss for the related period.

          The Company applies SFAS No. 123 and Emerging Issues Task Force No.
          96-18 "Accounting for Equity Instruments that are Issued to other than
          Employees for Acquiring, or in conjunction with selling, goods or services" ("EIFT 96-18"), with respect to options and warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants at the date of grant.

                                     F - 19

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     O.   FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying amount reported in the balance sheet for cash and cash equivalents, Trade receivables, other receivables and prepaid expenses, short-term bank credit and loans, trade payables and other payables approximate their fair values due to the short-term maturities of such instruments.

     P.   BASIC AND DILUTED NET LOSS PER SHARE

          Basic net loss per share is computed based on the weighted average number of common shares outstanding during each year. Diluted net loss per share is computed based on the weighted average number of common shares outstanding during each period, plus dilutive potential common shares considered outstanding during the year in accordance with
          Statement of Financial Accounting Standard No. 128, "Earnings Per
          Share" (SFAS No. 128"). Outstanding stock options and warrants are excluded from the calculation of the diluted net loss per common share when such securities are anti-dilutive. All outstanding stock options have been excluded from the calculation of the diluted loss per common share because all such securities are anti-dilutive for each of the periods presented.

     Q.   IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

          (1)  SFAS No. 151

               In November 2004, the FASB issued Statement of Financial
               Accounting Standard No. 151, "Inventory Costs, an amendment of
               ARB No. 43, Chapter 4." ("SFAS 151"). SFAS 151 amends Accounting
               Research Bulletin ("ARB") No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight handling costs and wasted materials (spoilage) should be recognized as
               current-period charges. In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of
               conversion be based on normal capacity of the production
               facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect that the adoption of SFAS 151 will have a
               material effect on its financial position or results of
               operations.

                                     F - 20

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Q.   IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)

          (2)  SFAS No. 123(R)

               On December 16, 2004, the Financial Accounting Standards Board
               (FASB) issued FASB Statement No. 123 (revised 2004) ("123(R)"),
               "Share-Based Payment", which is a revision of FASB Statement No.
               123, "Accounting for Stock-Based Compensation". Statement 123(R)
               supersedes APB Opinion No. 25, "Accounting for Stock Issued to
               Employees", and amends FASB Statement No. 95, "Statement of Cash
               Flows". Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement
               123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Statement 123(R) must be adopted no later than January 1,2006. The Company adopted Statement 123(R) on
               January 1,2006.

               The Company adopted the fair-value-based method of accounting for share-based payments effective January 1, 2002. Currently, the
               Company uses the Black-Scholes-Merton formula to estimate the value of stock options granted to employees and expects to continue to use this acceptable option valuation model upon the required adoption of Statement 123(R) on January 1, 2006.

               The Company does not anticipate that the adoption of Statement
               123(R) will have a material impact on its results of operations or its financial position.

          (3)  SAB No. 107

               In March 2005, the SEC released Staff Accounting Bulletin No.
               107, "Share-Based Payment" ("SAB 107"). SAB 107 provides the SEC staff's position regarding the application of Statement 123R, which contains interpretive guidance related to the interaction between Statement 123R and certain SEC rules and regulations, and also provides the staff's views regarding the valuation of share-based payment arrangements for public companies. The
               Company does not expect that the adoption of SAB 107 will have a material impact on its financial position, results of operations or cash flows.

                                     F - 21

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Q.   IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS (CONTINUED)

          (4)  SFAS No. 154

               In May 2005, the FASB issued Statement of Financial Accounting
               Standard No. 154 ("FAS 154"), "Accounting Changes and Error
               Corrections" - a replacement of APB No. 20, Accounting Changes"
               and FAS No. 3, "Reporting Accounting Changes in Interim Financial
               Statements". FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. APB
               Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS 154 requires retrospective
               application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable to do
               so. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.
               The Company does not expect that the adoption of FAS 154 will have a material effect on its financial position or results of operations.

     R.   RECLASSIFICATIONS

          Certain comparative figures have been reclassified to confirm with current year presentation.

NOTE 3 - CASH AND CASH EQUIVALENTS

                                               DECEMBER 31,
                                         -----------------------
                                           2005          2004
                                         --------       --------

In New Israeli Shekels                   $129,771       $112,798
In other currencies (mainly the $)        319,303              -
                                         --------       --------

                                         $449,074       $112,798
                                         ========       ========

NOTE 4 - TRADE RECEIVABLES

                                               DECEMBER 31,
                                         -----------------------
                                           2005           2004
                                         --------       --------

In Euro                                   $67,128       $      -
In New Israeli Shekels                      1,762              -
                                         --------       --------

                                          $68,890       $      -
                                         ========       ========

                                     F - 22

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 5 - OTHER RECEIVABLES AND PREPAID EXPENSES

                                                   DECEMBER 31,
                                             -----------------------
                                               2005           2004
                                             --------       --------

Prepaid expenses                             $  4,049       $    877
Prepaid commission to an agent                125,000              -
Government of Israel - VAT refund              57,664              -
Government of Israel - Chief Scientist         11,297              -
Other                                          14,156         14,595
                                             --------       --------

                                             $212,166       $ 15,472
                                             ========       ========

NOTE 6 - INVENTORIES, NET OF ADVANCES

                                                              DECEMBER 31,
                                                        -----------------------
                                                          2005           2004
                                                        --------       --------

Cost incurred on long-term contracts in progress        $770,490       $137,063
Raw materials                                             17,941              -
                                                        --------       --------
                                                         788,431        137,063
                                                        --------       --------
Less -
Cost incurred on contracts in progress deducted
 from customer advances                                  770,490         83,587
                                                        --------       --------
                                                          17,941         53,476
                                                        --------       --------
 Less -
  Advances received from customers (*)                         -         33,156
                                                        --------       --------
                                                        $ 17,941       $ 20,320
                                                        ========       ========

     (*) Advances are allocated to the relevant inventories on a per-project basis. In cases (projects) where the advances are in excess of the inventories, the net amount is presented as a liability. In cases where the inventories are in excess of advances received, the net amount is included in inventories.

     The Company recorded a provision for obsolete raw materials in the amount of $11,906 and $38,409 in 2005 and 2004, respectively.

                                     F - 23

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 7 - PROPERTY AND EQUIPMENT, NET

                                           DECEMBER 31,
                                     -----------------------
                                       2005           2004
                                     --------       --------
Cost:

Computers                            $ 55,933       $ 50,800
Furniture and Office equipment          9,543          9,370
Other equipment                        40,310         37,503
Communication equipment                11,793          6,380
Leaseholds improvements                73,000         71,394
Motor vehicles                         89,783         50,336
                                     --------       --------

                                     $280,362       $225,783
                                     --------       --------
Accumulated depreciation:

Computers                            $ 46,970       $ 43,232
Furniture and Office equipment          2,795          2,231
Other equipment                        20,942         17,702
Communication equipment                 3,380          2,088
Leaseholds improvements                22,808         15,651
Motor vehicles                         22,843         16,979
                                     --------       --------

                                     $119,738       $ 97,883
                                     --------       --------

Depreciation cost                    $160,624       $127,900

Base stock                              8,627          8,627
                                     --------       --------

                                     $169,251       $136,527
                                     ========       ========

     Depreciation expenses amounted to $25,479, $23,358 and $141,746 for the years ended December 31, 2005, 2004 and for the period from inception through December 31, 2005, respectively.

NOTE 8 - TRADE PAYABLES

                         DECEMBER 31,
                    -----------------------
                      2005           2004
                    --------       --------

Open accounts       $255,956       $103,150
Notes payable        417,828        282,268
                    --------       --------

                    $673,784       $385,418
                    ========       ========

                                     F - 24

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 9 - OTHER PAYABLES AND ACCRUED EXPENSES

                                                      DECEMBER 31,
                                                 -----------------------
                                                   2005           2004
                                                 --------       --------

Provision for payroll and related expenses       $ 26,117       $ 24,581
Vacation pay                                       15,030         20,607
Accrued expenses                                  356,817        287,054
Royalties                                         113,159         22,774
                                                 --------       --------

                                                 $511,123       $355,016
                                                 ========       ========

NOTE 10 - CUSTOMERS ADVANCES IN EXCESS OF COSTS INCURRED ON CONTRACTS IN
          PROGRESS

                                                      DECEMBER 31,
                                                ---------------------------
                                                   2005             2004
                                                ----------       ----------

Advances received                               $1,720,539       $  413,423
Less-
  Advances deducted from inventories                     -           33,156
                                                ----------       ----------
                                                 1,720,539          380,267
Less -
  Costs incurred on contracts in progress          770,490           83,587
                                                ----------       ----------
                                                $  950,049       $  296,680
                                                ==========       ==========

NOTE 11 - SHORT TERM LOAN

     On December 20, 2004, the Company and Netafim (A.C.S.) Ltd. ("Netafim")
     agreed that the Company will return to Netafim unpaid loan received by the
     Company during 2003 from Netafim, in accordance with a memorandum of understanding ("MOU") signed between the parties on July 17, 2003. The unpaid loan was returned in full in 5 equal monthly installments of 4,000
     Euro each commencing February 1, 2005.

NOTE 12 - CONVERTIBLE LOANS

     A.   Convertible loan issued to SH.A.Gali Ltd.

          On June 14, 2004, the Company signed a convertible loan agreement with
          SH.A.Gali Ltd. ("Gali"), a company under the control of a director, whereby Gali granted to the Company $100,000 in return to a convertible loan. It was agreed that in the event Gali chooses to convert the loan into an equity investment, the Company will issue
          Gali 454,545 common shares of the Company based on the loan amount and the conversion price of $0.22 per share which is the fair market value of the Company's common stock at the date of the agreement. If not converted, the loan should have been repaid in one installment following of 12 months from the granting date.

                                     F - 25

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 12 - CONVERTIBLE LOANS (CONTINUED)

     A.   Convertible loan issued to SH.A.Gali Ltd. (Continued)

          The loan bears interest at Libor +3%, to be paid at maturity or upon conversion. According to the loan agreement the Company paid the incurred interest in the amount of $6,128 and issued to Gali 200,000 common shares of the Company in May 2005 as additional financing expenses. As the Company did not repay the loan on its due date, Gali was entitled to a penalty in the form of issuance of additional common stock of the Company equivalent to $100,000, computed based upon the fair market value of the Company's common stock at the date of the agreement, determined at $0.22 per share. On November, 2005, following the Company's failure to repay the loan on time, Gali was issued with
          909,090 common shares.

          The Company accounted for this convertible loan according to EITF
          00-27 "Application of Issue No. 98-5 to certain Convertible
          Instruments". Accordingly, the Company recorded a beneficial conversion feature and finance costs related to the fair value of the shares on the convertible loan in the amount of $88,000 to be amortized over a period of one year.

     B.   Convertible loan issued to Clal Finance Underwriters Ltd. ("Clal")

          On December 21, 2004, the Company issued a convertible promissory Note to Clal with the principal amount of $100,000 bearing an annual interest at a rate equal to the prime rate of Bank of America, N.A as of the repayment date plus 5%. Clal had the option to convert the promissory Note into 400,000 common shares of the Company for which, fair market value approximates the amount of the Note on the issuance date. On March 2, 2005, Clal converted the promissory Note ( See note
          14 N (1)).

          The Company accounted for this convertible loan according to EITF
          00-27 "Application of Issue No. 98-5 to certain Convertible
          Instruments". No beneficial conversion feature was recorded as the effective conversion price of the convertible loan was equal to the fair market value of the common stock on the date of issuance, which was also the commitment date.

                                     F - 26

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 13 - CONTINGENCIES AND COMMITMENTS

     A.   Royalty Commitments

          (1)  OrganiTech Ltd. is committed to pay royalties to the Office of the Chief Scientist ("OCS") on proceeds from the sales of
               products, which the OCS participated in their research and development. Royalty payments are computed on the portion of sales from such products at a rate 3% to 5% up to the amount of the grants received, which are linked to the U.S. $ and bear annual interest at Libor.

               The terms of the OCS grants provide certain restriction on
               OrganiTech Ltd's ability to manufacture products or transfer the technologies developed using these grants outside of Israel.

               During year 2005 the Company recorded participation from the OCS in the amount of $11,297. As of December 31, 2005, the total of royalty bearing grants received by OrganiTech Ltd. from the OCS is $394,000.

          (2)  In September 2001, OrganiTech Ltd. received an approval for
               Magnaton Research and Development program from the OCS. Magnaton program reflects a joint venture between OrganiTech Ltd. and the
               Weitzman Institute (Yeda Research and Development Ltd. ("Yeda"))
               in order to develop new varieties of miniature tomatoes that can be adapted to the GrowTECH 2000 system.

               The OCS participates in 66% of the research and development expenses incurred, subject to a maximum amount of approximately
               $85,000.

               As of December 31, 2005, OrganiTech Ltd. received from the OCS a payment of $66,508. OrganiTech Ltd. is committed to pay royalties to the Weitzman Institute up to 5% on sales of products developed with the grants participation of the Magnaton program.

          (3)  In November 2001, OrganiTech Ltd. and a third party -"Agronaut"
               received approval from the Singapore-Israel Industrial Research and Development ("SIIRD") for funding the development of an updated commercial version of the GrowTECH. SIIRD will
               participate in 40% of the research and development expenses incurred by OrganiTech Ltd. and Agronaut, limited to a maximum amount of $421,359. As of December 31, 2005 OrganiTech Ltd. has
               received $250,505 from SIIRD.

               OrganiTech Ltd., and Agronaut are committed to pay royalties to
               SIIRD ranging from 1.5% to 2.5% on sales of products developed with the grants participation of SIIRD. The commitment for royalty payments to SIIRD is limited to the amount of received participation.

                                     F - 27

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 13 - CONTINGENCIES AND COMMITMENTS (CONTINUED)

     A.   Royalty Commitments (Continued)

          (4)  In August 2005, OrganiTech Ltd. and a German R&D institute received approval from the OCS and the Industrial Research and
               Development fund ("Bio Disc") for development of a Bio-Tech system based on OrganiTECH's GrowTECH(TM)2000 and
               PhytoChamber(TM). The OCS will participate in up to 30% of the research and development expenses incurred by OrganiTech Ltd., limited to a maximum amount of $210,000. OrganiTech will be committed to royalty payments computed on the all sales of the
               Company at a rate 3% to 5%. The commitment to the OCS is limited to the amount of the received participation, link to the U.S.
               dollar and bears annual interest at Libor.

     B.   Legal claim

          In February 2000, OrganiTech Ltd. signed a distribution agreement with
          Leami ("Leami"), whereby it granted Leami the exclusive right to market OrganiTech Ltd's GrowTECH platforms in Israel. Under the terms of the agreement, Leami agreed to purchase two GrowTECH platforms in consideration for $100,000. In March 2000, OrganiTech Ltd. received an advance payment from Leami in an amount of $60,000. In July 2000,
          OrganiTech Ltd. delivered the two GrowTECH platforms to Leami.

          OrganiTech Ltd. and Leami negotiated certain claims of Leami concerning the GrowTECH platforms delivered and the distribution agreement. On February 2, 2005, Leami filed a lawsuit against
          OrganiTech Ltd. in the amount of $295,500. On April 20, 2005 the
          Company filed a counter lawsuit against Leami at the amount of
          $148,800 claiming that Leami had not fulfilled its obligations and commitments under the sale agreement signed and by not doing so and taking other actions, it caused OrganiTech Ltd. to suffer damages and expenses.

          It is the opinion of management based on its legal advisor, that due to the early stage of the lawsuit it is unable to predict the outcome of these claims.

     C.   Directors and Officers' Insurance

          Since July 2004, the Company has no insurance policy for its directors and officers. The Company is committed to indemnify its directors and executive officers, to the extent permitted by law, in respect of any monetary obligation imposed in favor of third party and reasonable legal expenses expended or charge to any of them.

                                     F - 28

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 13 - CONTINGENCIES AND COMMITMENTS (CONTINUED)

     D.   Lease Commitment

          The future minimum lease commitment of the Group under non-cancelable operating lease agreement in respect of premises is as of December 31,
          2005 as follows:

                                                   December 31, 2006 -   $ 7,250
                                                                         =======

          Rent expenses for years ended December 31, 2005, December 31, 2004 and for the period from inception through December 31, 2005 are $19,040,
          $17,723 and $101,620, respectively.

     E.   Management Fees

          (1)  On July 1, 2003 the Company and Mr. Shimon Zenaty ("Simon")
               signed a management agreement, whereby Simon will invest up to
               100 hours per month in working with the Company, in consideration for management fee at the amount of $4,000 per month till
               February 2005.

               a.   Pursuant to the management agreement, under certain cash
                    flow conditions, the payment of the monthly management fees will be deferred and bear interest computed at a rate of 5%
                    per annum payable by the Company during the deferral period on a quarterly basis.

               b.   Pursuant to the management agreement, Simon has the right to request the Company to exchange the deferred management
                    fees, including accumulated interest thereon, for the
                    Company's common shares at a price computed as 75% of the
                    average closing market price of the Company's shares during the three months prior to the date of the exchange.

               c.   The management agreement can be terminated with a 60 days
                    written notice at the parties' mutual agreement.

               As of December 31, 2004 the liability to Simon was $98,962 including interest. The Company paid the management fees for the last two months of the agreement in cash. The management fees accumulated till December 31, 2004 were paid on May 27, 2005 by the issuance of 652,059 common shares of the Company.

                                     F - 29

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 13 - CONTINGENCIES AND COMMITMENTS (CONTINUED)

     E.   Management Fees (Continued)

          (2)  On June 16, 2002 the Company and a third party investor ("the investor") signed a management agreement, whereby the investor will invest up to 100 hours per month in working with the
               Company, in consideration for management fees at the amount of
               $4,000 per month till February 2005.

               a.   Pursuant to the management agreement, under certain cash
                    flow conditions, the payment of the monthly management fees will be deferred and bear interest computed at a rate of 5%
                    per annum payable by the Company during the deferral period on a quarterly basis.

               b.   Pursuant to the management agreement, the investor has the right to request the Company to exchange the deferred
                    management, including accumulated interest thereon, for the
                    Company's common shares at a price computed as 75% of the
                    average closing market price of the Company's shares during the three months prior to the date of the exchange.

               c.   The management agreement can be terminated with a 60 days
                    written notice at the parties' mutual agreement.

                    As of December 31, 2004 the liability to the investor was
                    $71,468 including interest. The Company paid the management fees for the last two months of the agreement in cash. The management fees accumulated till December 31, 2004 were paid on May 2, 2005 by the issuance of 452,174 common shares of the Company.

               d.   Following the approval of the Company's institutions, as of
                    December 31, 2005, the Company accrued an amount of $57,500 for the investor's services provided by him to the Company during the period from March 1, 2005 until December 31,
                    2005.

                                     F - 30

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 13 - CONTINGENCIES AND COMMITMENTS (CONTINUED)

     F.   Sales commitments

          (1)  In December 2002, OrganiTech Ltd. and two other third parties have completed the foundation of an Israeli joint venture
               corporation in the name A.T.A Jordan Valley Ltd. ("ATA"), each holding 33 1/3. On December 22, 2002 OrganiTech LTD and ATA signed an exclusive agency agreement that granted ATA the
               exclusive rights to sell OrganiTech's products in Israel . In
               December 2003, the joint venture partners signed an agreement whereby OrganiTech Ltd. will purchase all of ATA outstanding share capital at the price of 1 NIS (New Israeli shekel), such that following the execution of this agreement OrganiTech Ltd.
               will hold 100% of ATA outstanding share capital. The acquisition did not have any influence on the results of the Company for the years ended December 31, 2005 and 2004. The acquisition of ATA was accounted for using the purchase method of accounting as determined in Statement of Financial Accounting Standards
               ("SAFS") No. 141, "Business Combinations" ("SFAS No. 141").

               On December 15, 2004, A.T.A board of directors approved to transfer all shares to OrganiTech Ltd.

               In March 2003 ATA established a joint company in the name of
               A.A.G Eilat Ltd. ("Eilat") to be held at 25% by ATA and 75% by third party. In March 2003, OrganiTech Ltd. supplied a GrowTECH
               2500 system to ATA to be installed at Eilat's site, for purchase price of $100,000, OrganiTech Ltd. did not recognize revenue from this sale transaction as collectability is not reasonably assured and the technical acceptance from the customer was not received.

               The carry amount of ATA's 25% holdings in Eilat is zero. Eilat is an inactive company.

               As of December 31, 2005, OrganiTech Ltd. had accumulated costs which relate to this system installed at Eilat site at the amount of $83,409.

               The Company's management is of the opinion that the net
               realizable value of this system as of December 31, 2005 is
               $33,094, which is the amount of the advance received in
               connection with this inventory, and consequently wrote down an amount of $38,409 in 2004 and an amount of $11,906 in 2005.

          (2)  In July 2000, the Company signed a memorandum of understanding
               ("MOU") with a Singaporean company ("Agronaut"), whereby the
               Company committed to sell two beta version GrowTECH platforms
               ("GrowTECH platforms") in consideration for $50,000 each. The
               Company received an advance of $100,000 for two GrowTECH
               platforms, which were delivered during June 2001. The parties agreed upon the followings:

               a.   Experimental stage of the two GrowTECH platforms for six
                    months commencing upon delivery.

               b.   Agronaut will be released from its obligations under MOU,
                    should the GrowTECH platforms show unsatisfactory production capabilities, as agreed upon between the parties.

               c.   In the event that Agronaut is released from its obligation, the Company will refund $75,000 to Agronaut upon receiving of the two GrowTECH platforms.

                                     F - 31

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 13 - CONTINGENCIES AND COMMITMENTS (CONTINUED)

     F.   Sales commitments (continued)

               The Company has not received the acceptance approval by Agronaut in respect of such two GrowTECH platforms. As of December 31,
               2005 the $75,000 has been included in customers advances and amounts in excess of costs incurred on contracts in progress on the balance sheet.

NOTE 14 - SHARE CAPITAL

     A.   In July 1999, OrganiTech Ltd. issued 4,790,000 of its common shares at a price of approximately $0.00004 per share, for a consideration of
          $169.

     B.   In October 1999, OrganiTech Ltd. issued 684,000 of its common shares at a price of approximately $0.03 per share, for a consideration of
          $21,000.

     C.   In October 1999, OrganiTech Ltd. issued 489,000 of its common shares at a price of approximately $0.19 per share, for a consideration of
          $93,440.

     D.   In April 2000, OrganiTech Ltd. issued 684,000 of its common shares at a price of approximately $0.08 per share, for a consideration of
          $55,544.

     E.   In June 2000, OrganiTech Ltd. issued 853,000 of its preferred shares at a price of approximately $1.14 per preferred share, for a consideration of $973,000. After giving effect to the reverse acquisition, discussed in Note 15F, these preferred shares were cancelled ("the cancelled shares").

     F.   In January 2001, the Company consummated an agreement with OrganiTech
          Ltd., whereby the Company issued 7.5 million of common shares to the shareholders of OrganiTech Ltd. in exchange for all of the outstanding ordinary shares of OrganiTech Ltd. not already owned by the Company.

          The 7.5 million common shares issued by the Company to the selling shareholders represented 67.57% of the voting common stock of the
          Company. Accordingly, this business combination was considered to be a reverse acquisition. As such, for accounting purposes OrganiTech Ltd.
          is considered to be the acquirer while the Company is considered to be the acquiree.

     G.   In January 2001, The Company issued 4,453,000 common shares at the price of approximately $0.51 per share, for a consideration of
          $2,266,000.

          This share issuance net of the cancelled shares mentioned in E above, reflects the issuance by the Company to its shareholders prior to the reverse acquisition

     H.   On August 1, 2004, the Company and an investor agreed that the investor will invest $25,000 in the Company in consideration for
          100,000 common shares, at a price of $0.25 per share. On May 2, 2005 the Company issued the shares.

     I.   As of December 31, 2005, the Company had 23,032,642 common shares outstanding, not including 550,000 common shares that are being held in escrow pending the completion of a private placement transaction and 200,000 common shares that are being held by the Company. All these common shares are to be cancelled

                                     F - 32

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 14 - SHARE CAPITAL (CONTINUED)

     J.   Treasury stock

          In October 2000, the Company issued 100,000 common shares to a consultant according to a consulting agreement. In September 2001, the
          Company accepted the 100,000 common shares of the Company from the consultant, the shares were cancelled and the consulting agreement was terminated at the parties' mutual agreement.

     K.   Private placement

          Pursuant to an investment agreement entered into with a third party
          ("Investor"), in June 2002 and a series of amendments to that agreement, including management fee agreement, the Investor has invested an aggregate of $1,042,229 in the Company and received an aggregate of 5,402,174 shares of the Company's common stock, constituting 23.45% of the Company's issued and outstanding share capital as of December 31, 2005. Additionally, the Investor also has an option to purchase 46,242 shares of the Company's common stock for an exercise price of $1.00 per share.

     L.   Equity Agreement

          On July 20, 2003, the Company and Dutchess Capital Management, LLC
          ("Dutchess") signed on a term sheet for equity line of credit ("Equity
          Line") which was approved on July 31, 2003 by the Company's Board of
          Directors, whereby:

          (1)  Dutchess shall be committed to purchase the Company's common share ("Stock") in consideration for up to $5,000,000 over a period of 36 months ("Line Period"), starting the date either free trading shares are deposited into an escrow account or a registration statement of the Stock has been declared effective
               ("Effective Date") by the U.S. Securities and Exchange Commission
               ("SEC").

          (2)  The amount that the Company shall be entitled to withdraw from the Equity Line is equal to 200% of the averaged daily volume of the Company's share trading ("ADV") multiplied by the average of the 3 daily closing ("Best Bid") prices immediately preceding the day on which the Company will give the notice.

          (3)  If the market price with respect to the notice date does not meet
               75% of the closing Best Bid price of the Company common shares for the 10 trading days prior to the notice date, the Company shall automatically withdraw the notice amount.

                                     F - 33

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 14 - SHARE CAPITAL (CONTINUED)

     L.   Equity Agreement (Continued)

          (4)  The Company will issue shares in respect of the exercised Equity
               Line base upon 94% of the lowest Company Best Bid price of the
               Company's share at the 5 consecutive trading days immediately after the notice date.

          Management is of the opinion that there is no assurance that the terms and conditions of the term sheet will not be changed or that such offering will be completed.

          As of December 2005, the Company has not yet executed the Equity Line.

     M.   Service and consulting agreements for share issuance

          (1)  On April 9, 2003 the Company's Board of Directors authorized the
               Company to issue 57,280 common shares under certain agreements to pay brokerage fees and commission for services provided to the
               Company by third parties and a related party, out of which 9,280 common shares were issued to a related party. On May 14, 2003, the Company issued the balance of the 48,000 common shares.

          (2)  On October 1, 2003, the Company entered into 24 month consulting agreement with third party (the "consultant"). Pursuant to the consulting agreement the consultant will provide the Company business consulting services in consideration for 550,000 common shares. In November 2003 the Company issued the shares. The fair market value of the shares at grant date was $0.20 per share. The consulting expenses which amount to $110,000 are recorded
               proportionally over the period of the agreement.

          (3)  On October 13, 2003 the Company and MC Services AG ("MC") entered into advising and public relation service agreement which was approved by the Company's Board of Directors on October 27, 2003,
               for a period of ten months commencing November 1, 2003 at the cost of $155,875 (include additional costs of $8,375).

               As of December 31, 2004, the Company issued 519,583 common shares to MC pursuant to this agreement. The service expenses were recorded proportionally over the period of the agreement.

          (4)  On May, 2003 the Company issued 600,000 common shares to Agronaut in consideration for its marketing and distribution expenses of
               $600,000 of the Company's systems.

          (5)  On April 29, 2004, the Company issued 100,000 common shares to a service provider, in consideration for legal services rendered of
               $18,000.

                                     F - 34

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 14 - SHARE CAPITAL (CONTINUED)

     M.   Service and consulting agreements for share issuance (Continued)

          (6)  On October 21, 2004, the Company entered into a 4 month consulting agreement with a third party. Pursuant to the
               consulting agreement the consultant will provide the Company financial consulting services for a consideration of $2,500 per month and $1,500 in warrants to purchase common shares. The number of the warrants will be determined upon the average price of the share for each month. The consulting agreement was
               terminated at the end of February 2005. On May 2, 2005 the consultant exercised the warrants to 33,000 common shares.

          (7)  On May 2, 2005, the Company issued 17,950 common shares to a supplier in consideration for materials that were supplied in the amount of $4,474.

     N.   Private Investment in Public Entity ("PIPE")

          (1)  On February 20, 2005 (the "closing date"), the Company and several investors including and represented by Clal Investments
               Ltd., ("Clal") entered into an investment agreement whereby, the investors and Clal were entitled to purchase up to 4,000,000 shares of the Company's common stock (the "Investment Shares")
               for an aggregate purchase price of $1,000,000 and options to purchase shares of common stock of the Company.

               Such aggregated price included the conversion by Clal of the convertible promissory note into an equity investment in the
               Company (see note 11 B). Pursuant to the agreement, the Company agreed to issue to the investors and Clal, two types of options, proportionally to their effective investment: (i) Options type A
               ("A-1 Warrants") were for up to 2,000,000 shares of common stock exercisable for the longer of 360 days from the closing date or 3 months from the registration of the Investment Shares for an exercise price of $0.75; and (ii) Options type B ("A-2 Warrants")
               were for up to 2,000,000 shares of common stock exercisable for the longer of 540 days from the closing date or 3 months from the registration of the Investment Shares for an exercise price of
               $1.00 or, in the last 30 days of the life of the options, at a
               10% discount from the average share price within the 30 days period prior to the date of the delivery notice.

          (2)  Pursuant to the agreement, during February 2005, the Company received a total consideration of $550,000, for which, during
               March and May 2005, the Company issued Clal and the investors the following: 2,200,000 shares of the Company's common stock, A-1
               Warrants to purchase 1,100,000 shares of the Company's common stock and A-2 Warrants to purchase 1,100,000 shares of the
               Company's common stock. On July 1, 2005 the Investors and Clal invested additional $50,000 in consideration for 200,000 common shares of the Company, issued on November 2005, A-1 Warrants to purchase a further 100,000 shares of the Company's common stock and A-2 Warrants to purchase a further 100,000 shares of the
               Company's common stock.

                                     F - 35

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 14 - SHARE CAPITAL (CONTINUED)

     N.   Private Investment in Public Entity ("PIPE") (Continued)

               Under the agreement, the Company shall use its best efforts, as soon as practicable, but not later than 75 business days
               following the closing date (the "Registration Period"), to file a registration statement with the Securities and Exchange
               Commission, on Form SB-2 or such other applicable registration form available. Should the Company fail to file the registration statement within the Registration Period the Company will bear a fine equal to 1% of the consideration received under the PIPE agreement per month.

          (3)  On January 31, 2006, Clal and the investors invested the remaining $400,000 for which they received an additional
               1,600,000 shares of the Company's common stock, A-1 Warrants to purchase 800,000 shares of the Company's common stock and A-2
               Warrants to purchase 800,000 shares of the Company's common stock.

          (4)  On January 2, 2006, the Company's Board of Directors approved the increase of the financing under the PIPE agreement to 1.3M$ -
               1.5M$ until February 1, 2006. Pursuant to the above approval and to an amendment to the investment agreement signed on January 31,
               2006, Clal and the investors invested an additional $500,000 in consideration for 2,000,000 common shares at $0.25 per share, and additional options as follows: (i) A-1 Warrants for up to
               1,000,000 shares of common stock for an exercise price of $0.75 and (ii) A-2 Warrants for up to 1,000,000 shares for common stock for an exercise price of $1.00 or, in the last 30 days of the options, at a 10% discount from the average share price within the 30 days period prior to the date of the delivery notice.

               The final exercise date for all A-1 Warrants under the original investment agreement was extended until the later of April 30,
               2007 or 3 months from the registration of the Investment Shares and the final exercise date for all type A-2 Warrants under the original investment agreement was extended until the later of
               July 31, 2007 or 3 months from the registration of the Investment
               Shares.

               Under the amendment, the investors waived any claims that any of them, had, has or may have had at any time in the past until and including the date of the amendment, to receive compensation pursuant to the Company's failure to file the registration statement within the Registration Period.

               In addition, the amendment to the investment agreement stated
               that the Company shall use its best efforts, as soon as
               practicable, but not later than 75 business days following
               January 31, 2006 (the "Amended Registration Period"), to file a registration statement with the Securities and Exchange
               Commission, on Form SB-2 or such other applicable registration form available.

                                     F - 36

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 14 - SHARE CAPITAL (CONTINUED)

     N.   Private Investment in Public Entity ("PIPE") (Continued)

               Should the Company fail to (i) file a registration statement covering the Investment Shares and Warrants, or (ii) respond to comments from the Security and Exchange Commission within the time periods set forth in the Investment Agreement, or (iii)
               maintain the registration statement covering the Investment
               Shares and Warrants effective, the Company will bear a fine equal to 1% of the total amount under the PIPE agreement ($1.5M) per month. As of December 31, 2005 the Company has recorded a
               provision in the amount of $40,000 in consideration for the accrued fine.

     O.   Options to Purchase Company Shares

          (1)  On March 14, 2006 the Company and Clal entered into an agreement for the provision of past services provided by Clal to the
               Company in securing part of the PIPE agreement. Under the
               agreement, Clal is entitled to A-1 Warrants for the purchase of additional 180,000 shares of the Company's common shares (of which 82,500 warrants have previously been issued to Clal) and
               A-2 Warrants for the purchase of additional 180,000 shares of the
               Company's common shares (of which 82,500 warrants have previously been issued to Clal).

          (2)  On November 16, 2004 the Company entered into a service agreement with a consultant where by the consultant will present the
               Company to potential investors and as part of the success-based consideration, the consultant will be entitled to purchase options for Company's common shares at certain conditions.
               Following the PIPE agreement the consultant is entitled to A-1
               Warrants for the purchase of additional 27,500 shares of the
               Company's common shares and A-2 Warrants for the purchase of additional 27,500 shares of the Company's common shares under the same terms and conditions detailed in the PIPE agreement.

NOTE 15 - STOCK BASED COMPENSATION

     A.   On December 23, 1999, OrganiTech Ltd. Board of Directors approved a stock compensation program with regard to one employee. The stock options granted under the program permits the employee to purchase
          6,000 common shares at an exercise price of New Israeli Shekel 0.01 per share. The options vest ratably over a four-year period ending in
          March 2003, and will expire in January 2006. The Company and the employee agreed to convert the option to purchase 6,000 OrganiTech
          Ltd. common shares under this program, into options to purchase
          463,236 common shares of the Company at an exercise price of $0.0001 per share. All options granted under this program were exercised in full into common shares of the Company at their vesting dates.

     B.   On May 29, 2000 the Company granted a key employee options to purchase
          96,508 common shares at an exercise price of $1 per share. The options can be exercised upon the occurrence of a public issuance of shares by the Company, a merger or an acquisition of the Company.

                                     F - 37

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 15 - STOCK BASED COMPENSATION (CONTINUED)

     C.   On May 31, 2005, the Board of Directors approved a Stock Option Plan
          ("SOP") for Company's executives, directors, key employees and service providers comprising options to purchase up to 1,622,000 common shares of the Company.

          The SOP provides that no option may be granted at an exercise price less than the fair market value of the common shares on the date of grant and no option can have a term in excess of ten years. Options which are canceled or forfeited before expiration become available for future grants.

          On December 29, 2005, the Company granted 1,230,000 options pursuant to the SOP and as of December 31, 2005, 392,000 options of the Company were still available for future grants. The fair value of options granted on that date was $0.22.

          Options vest over a period of zero to four years from the date of grant and expire no longer than ten years from grant date.

     D.   A summary of the status of the Company's employee stock option plans:

                                                                  PERIOD FROM INCEPTION
                                                                      (JULY 1, 1999)
                                  2005                2004       THROUGH DECEMBER 31, 2005
                           ------------------   ---------------    --------------------
                                       WEIGHTED          WEIGHTED               WEIGHTED
                                       AVERAGE  NUMBER   AVERAGE    NUMBER      AVERAGE
                           NUMBER OF   EXERCISE   OF     EXERCISE     OF        EXERCISE
                            OPTIONS    PRICE    OPTIONS  PRICE      OPTIONS     PRICE
                           ---------   ------   ------   ------    ---------    -------

Outstanding - beginning
of the year                   96,508   $    1   96,508   $    1            -          -
Granted                    1,230,000   $0.187        -        -    1,789,744    $ 0.182
Exercised                          -        -        -        -     (463,236)   $0.0001

Outstanding - end of the
year                       1,326,508   $0.246   96,508   $    1    1,326,508    $ 0.246
                           =========   ======   ======   ======   ==========    =======
Exercisable - ending of
the period                   461,508   $0.357   96,508   $    1      461,508    $ 0.357
                           =========   ======   ======   ======   ==========    =======

          Compensation expense amounting to $575, $(0) and $482,060 was recognized during the years ended December 31, 2005, December 31, 2004 and for the period from inception through December 31, 2005, respectively. All the compensation expenses were recorded based on
          SFAS No. 123 and SFAS No. 148 according to the modified prospective method. The expenses were recorded to General and Administration expenses.

                                     F - 38

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 16 - FINANCING EXPENSES, NET

                                              PERIOD FROM
                                                INCEPTION
                                             (JULY 1, 1999)
                     YEAR ENDED DECEMBER 31,    THROUGH
                     ----------------------   DECEMBER 31,
                       2005          2004        2005
                     ---------    ---------    ---------

Financing income     $  17,976    $       -    $ 154,930
Financing expenses    (194,703)     (92,701)    (441,877)
                     ---------    ---------    ---------

                     $(176,727)   $ (92,701)   $(286,947)
                     =========    =========    =========

NOTE 17 - INCOME TAXES

     A.   The Company is assessed for tax purposes, on an unconsolidated basis.
          The U.S. tax is computed on the basis of OrganiTech USA, Inc. results in U.S. Dollar determined for tax purposes. The Israeli tax is computed on the basis of OrganiTech Ltd. results in Israeli currency determined for tax purposes. The main difference between the results for tax and reporting purposes is adjustment in respect of the inflation in Israel permanent differences.

     B.   Tax laws applicable to OrganiTech Ltd. In Israel

          (1)  Taxation under inflationary conditions

               The Company is assessed under the Income Tax Law (inflationary adjustments, 1985), the purpose of which is to prevent taxation on inflationary profits.

          (2)  The Law for the Encouragement of Capital Investment, 1959

               In April 2001, OrganiTech Ltd. has submitted a request to be granted a status of an "Approved Enterprise" under the Israeli
               Law for the Encouragement of Capital Investments, 1959 as amended
               (the - "Law") According to the "Alternative Benefits program"
               status.

               During the period of benefits, the income deriving from "Approved
               Enterprise" will be tax exempt for a period of ten years,
               commencing the first year the "Approved Enterprise" generates taxable income. Notwithstanding the foregoing, the period of benefits will expire in the year 2015.

               If these retained tax-exempt profits are distributed in a manner other than in the complete liquidation of the Company they would be taxed at the corporate tax rate applicable to such profits as if the Company had not elected the alternative program of
               benefits (depending on the level of foreign investment in the
               Company) currently between 10% to 25% for an approved enterprise.

                                     F - 39

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 17 - INCOME TAXES (CONTINUED)

     B.   Tax laws applicable to OrganiTech Ltd. In Israel (Continued)

               The entitlement to the above benefits under the Approved
               Enterprise is conditional upon OrganiTech Ltd's fulfilling the conditions stipulated by the law, regulations published there under and the instruments of approval for the specific investment in the Approved Enterprise. In the event of failure to comply with this condition, the benefits may be canceled and OrganiTech
               Ltd. may be required to refund the amount of the benefits
               previously received, in whole or in part, with the addition of linkage differences and interest. OrganiTech Ltd. has made efforts in meeting the condition mentioned above.

               As of December 31, 2005, OrganiTech Ltd. has invested in the
               Approved Enterprise only $290,678 in property and equipment out of required investment of $1,335,000. OrganiTech Ltd. had applied for an extension with regard to the completion of the original terms. On August 8, 2005 OrganiTech Ltd. was granted a final extension to complete its investments under the Approved
               Enterprise until no later then December 31, 2005.

               As OrganiTech Ltd. did not meet all the necessary requirements, it filed on December 18, 2005, a request to decrease the amount of required investments from $1,335,000 to $292,000. OrganiTech
               Ltd. did not receive yet any response regarding the above
               mentioned request. Management believes its request will be accepted, however, if denied, the entitlement to the above benefits under the Approved Enterprise status might be cancelled.
               Nevertheless, the Company believes that any cancellation of its
               Approved Enterprise status will not have an impact on its results of operations or financial position for the reported periods.

               On April 1, 2005, an amendment to the Israeli Investment Law came into effect ("Amendment No. 60"). In respect of expansion
               programs pursuant to Amendment No. 60 to the law, the benefit period commences in the later of the year elected by the Company or the first year in which the Company has taxable income, provided that 14 years have not elapsed from the beginning of the year of election.

               According to Amendment No. 60 a "Privileged track" will replace the current "Alternative track". If dividends are distributed out of tax exempt profits and according to Amendment No. 60, in case of liquidation, the Company will then become liable for tax at the rate applicable to its profits from the approved enterprise in the year in which the income was earned, as if it had not chosen the privileged track of benefits.

                                     F - 40

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 17 - INCOME TAXES (CONTINUED)

     C.   Net operating loss carried forwards

          (1)  At December 31, 2005, for U.S. income tax purposes the Company had approximately $1,962 thousands of net operating losses carry forward. Such net operating losses begin expiring in 2014.

          (2)  At December 31, 2005, OrganiTech Ltd. had net operating loss carry forwards for Israeli tax purposes of approximately $5.7 million. The net operating loss carry forward are available to offset future taxable income, if any, for an indefinite period.
               OrganiTech Ltd. had accumulated capital losses carry forward of approximately $5,000 to be realized only from future capital gains.

     D.   Deferred tax assets

          Significant components of the Company's deferred tax assets are as follows:

                                       DECEMBER 31, 2005
                              -------------------------------------
                              CURRENT    NON-CURRENT        TOTAL
                              -------    -----------    -----------

 Provision for vacation pay   $ 5,110    $         -    $     5,110
 Tax loss carry forward             -      2,630,835      2,630,835
 Accrued severance pay              -         16,244         16,244
                              -------    -----------    -----------

 Total deferred tax assets      5,110      2,647,079      2,652,189
 Less - valuation allowance    (5,110)    (2,647,079)    (2,652,189)
                              -------    -----------    -----------

 Net deferred tax assets      $     -    $         -    $         -
                              =======    ===========    ===========

                                       DECEMBER 31, 2004
                              -------------------------------------
                              CURRENT    NON-CURRENT       TOTAL
                              -------    -----------    -----------

Provision for vacation pay    $ 7,212    $         -    $     7,212
Tax loss carry forward              -      2,418,967      2,418,967
Accrued severance pay               -         28,338         28,338
                              -------    -----------    -----------

Total deferred tax assets       7,212      2,447,305      2,454,517
Less - valuation allowance     (7,212)    (2,447,305)    (2,454,517)
                              -------    -----------    -----------

Net deferred tax assets       $     -    $         -    $         -
                              =======    ===========    ===========

          Realization of deferred tax assets is depended on generating sufficient taxable income in the period that the deferred tax assets are realized. Based upon all available information and because the
          Company's lack of earnings history, deferred tax assets have been fully offset by a valuation allowance.

                                     F - 41

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

NOTE 17 - INCOME TAXES (CONTINUED)

     E.   The Company and OrganiTECH Ltd. have not been assessed for tax purposes since incorporation.

     F.   On July 25, 2005, the Israeli government approved the Law for the
          Amendment of the Income Tax Ordinance (No. 147), 2005, which prescribes, among other provisions, a gradual decrease in the corporate tax rate in Israel to the following tax rates: in 2006 -
          31%, in 2007 - 29%, in 2008 - 27%, in 2009 - 26% and in 2010 and
          thereafter - 25%.

NOTE 18 - TRANSACTION AND BALANCES WITH RELATED PARTIES

     The Company conducts transactions in the ordinary course of business with related parties.

     (1)  Balances with related parties are presented in:

                               DECEMBER 31,
                     -----------------------------
                          2005            2004
                     -------------   -------------

Current assets        (**) $60,033   (*) $   2,841
                     =============   =============

Current liability          $97,500       $ 212,935
                     =============   =============

Convertible loan           $     -       $  62,590
                     =============   =============

Customers advances         $     -       $  33,156
                     =============   =============

          (*)  In 2004 $1,959 are linked to the Israeli CPI and bears annual interest of 4%.

          (**) Includes an amount of $55,570 from Gali which was repaid on March
               21, 2006.

     (2)  Transaction with related parties

                                                             PERIOD FROM
                                                           INCEPTION JULY
                                                              1,1999
                                    YEAR ENDED DECEMBER 31,   THROUGH
                                     ---------------------  DECEMBER 31,
                                       2005         2004        2005
                                     ---------   ---------   ----------

Compensation, payroll expenses
and related benefits                 $ 302,535   $ 275,152   $1,319,001
                                     =========   =========   ==========

Financing expenses                   $ 143,538   $  24,590   $  168,128
                                     =========   =========   ==========

Overhead expenses                    $       -   $       -   $   24,624
                                     =========   =========   ==========

                                     F - 42

                              ORGANITECH USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  CONSOLIDATED
                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2004

                              ORGANITECH USA, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 2004

                                    CONTENTS

                                                                       PAGE
                                                                     ----------

Reports of Independent Registered Public Accounting Firms             F-3-F-4

Consolidated financial statements

Consolidated Balance Sheets                                           F-5-F-6

Consolidated Statements of Operations                                   F-7

Statements of Shareholders` Deficiency                                F-8-F-9

Consolidated Statements of Cash Flows                                F-10-F-11

Notes to the Consolidated Financial Statements                       F-12-F-38

                                     F - 2

[ERNST & YOUNG LOGO]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             TO THE SHAREHOLDERS OF
                              ORGANITECH USA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying consolidated balance sheet of OrganiTech USA
Inc. (A Development Stage Company) ("the Company") and its subsidiaries as of
December 31, 2004 and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for the year then ended and for the period from July 1, 1999 (inception date) through December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements of the
Company as of December 31, 2003 and the related consolidated statements of operations, changes in shareholders' deficiency and cash flows for the year then ended and for the period from July 1, 1999 (inception date) through December 31,
2003 were audited by other auditors whose report dated July 13, 2005, expressed an unqualified opinion on those statements. The consolidated financial statements for the period July 1, 1999 (inception date) through December 31,
2003 include total revenues and net loss of $32,620 and $5,776,071, respectively. Our opinion on the consolidated statements of operations, shareholders' deficiency and cash flows for the period July 1, 1999 (inception date) through December 31, 2004, insofar as it relates to amounts for prior periods through December 31, 2003, is based solely on the report of other auditors.

We conducted our audits in accordance with auditing standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included considerations of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the
Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements, referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2004, and the consolidated results of their operations and their cash flows for the year then ended and for the period from
July 1, 1999 (inception date) through December 31, 2004, in conformity with U.S.
generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the consolidated financial statements, the Company has not yet generated sufficient revenues from its operations and is dependent on external sources for financing its operations. Additionally the Company has incurred recurring net losses, negative cash flows from operations and a negative working capital.
These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should be the Company unable to continue as a going concern.

Haifa, Israel                                     KOST FORER GABBAY & KASIERER
March 29, 2006                                  A Member of Ernst & Young Global

                                     F - 3

                Report of Independent registered Accounting Firm

To the Board of Directors and Stockholders
OrganiTech USA, Inc.

We have audited the accompanying consolidated balance sheet of OrganiTech USA,
Inc. and Subsidiary (a Development Stage Company) as of December 31, 2003 and
the related consolidated statements of operations, shareholders' equity
(deficiency) and cash flows for the year ended December 31, 2003 and the cumulative period from July 1, 1999 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of OrganiTech USA, Inc, and Subsidiary (a development stage company) as of December 31, 2003 and the results of their operations and their cash flows for the year ended December 31,
2003, and the cumulative period from July 1, 1999 (inception) to December 31,
2003, in conformity with U.S generally accepted accounting principles.

AMPER, POLITZINER & MATTIA, P.C
July 13, 2005
Edison, New Jersey

                                     F - 4

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                           December 31,
                                                      -----------------------
                                           Note         2004           2003
                                         --------     --------       --------
ASSETS

Current assets :

Cash and cash equivalents                   (3)       $112,798       $ 46,747
Restricted bank deposit                                      -         16,842
Other receivables and prepaid expenses      (4)         15,472        105,208
Related parties and shareholders           (19)          2,841         13,672
Inventories                                 (5)        137,063        139,441
                                                      --------       --------

                                                       268,174        321,910
                                                      --------       --------

Property and equipment, net                 (6)        136,527        164,955
Severance pay fund                                      36,391         35,802
                                                      --------       --------

                                                      $441,092       $522,667
                                                      ========       ========

         The accompanying notes are an integral part of the consolidated financial statements.

                                     F - 5

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

LIABILITES AND SHAREHOLDERS' DEFICIENCY

                                                                                               December 31,
                                                                                      ------------------------------
                                                                           Note          2004              2003
                                                                         -----------  -----------        -----------

 Current liabilities :

 Short-term bank credit and current maturity of long-term loan               (7)      $    16,232        $    64,365
 Trade payables                                                              (8)          385,418            196,530
 Other payables and accrued expenses                                         (9)          355,016            186,371
 Related parties and shareholders                                           (19)          212,935             32,000
 Customers advances                                                                       413,423            177,977
 Short - term loan                                                          (10)           26,695             22,666
 Convertible loans                                                          (11)          162,590                  -
                                                                                      -----------        -----------

                                                                                        1,572,309            679,909
                                                                                      -----------        -----------

 Long-term loan                                                             (12)                -             13,149
 Accrued termination liability                                                            117,356             97,697
                                                                                      -----------        -----------

                                                                                          117,356            110,846
                                                                                      -----------        -----------

 Contingencies, commitments and liens on assets                          (13,14)

 Shareholders' deficiency                                                   (15)

 Preferred shares $0.10 par value, authorized -10,000,000 shares,
 issued and outstanding - 0 as of December 31, 2004 and 2003                                    -                  -
 Common shares of $0.001 par value, authorized - 80,000,000
 shares, issued - 19,017,819  and 18,917,819 shares as of
 December 31, 2004 and 2003, respectively, outstanding -
 18,267,819 and 16,748,236 shares as of December 31, 2004 and
 2003, respectively                                                                        18,268             16,748
 Receipts on account of shares                                                             25,000            187,528
 Additional paid in capital                                                             5,788,889          5,303,707
 Accumulated deficit during the development stage                                      (7,080,730)        (5,776,071)
                                                                                      -----------        -----------

 Total shareholders' deficiency                                                        (1,248,573)          (268,088)
                                                                                      -----------        -----------

                                                                                      $   441,092        $   522,667
                                                                                      ===========        ===========

         The accompanying notes are an integral part of the consolidated financial statements.

                                     F - 6

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                                           Period from inception
                                                                                                               (July 1, 1999)
                                                                       Year ended December 31                through December 31,
                                                                -------------------------------------             ------------
                                                         Note       2004                     2003                      2004
                                                         -----  ------------             ------------             ------------

Revenues                                                        $    376,799             $          -             $    409,419

Cost of revenues                                                     392,024                        -                  412,591
                                                                ------------             ------------             ------------

Gross loss                                                           (15,225)                       -                   (3,172)

Research and development expenses, net                               331,770                  346,067                3,172,307

Selling and marketing expenses                                       249,721                  777,515                1,272,649

General and administrative expenses                                  619,209                  443,046                2,472,253
                                                                ------------             ------------             ------------

Operating loss                                                    (1,215,925)              (1,566,628)              (6,920,381)

Financing expenses, net                                   (17)       (92,701)                 (30,888)                (110,220)

Other income (expenses), net                                           3,967                  (15,000)                 (50,129)
                                                                ------------             ------------             ------------

Net loss                                                        $ (1,304,659)            $ (1,612,516)            $ (7,080,730)
                                                                ============             ============             ============

Basic and diluted loss
per common share                                                $      (0.07)            $      (0.12)
                                                                ============             ============

Weighted average number of common shares outstanding
used in basic and diluted net loss per share
calculation                                                       18,171,158               13,159,673
                                                                ============             ============

         The accompanying notes are an integral part of the consolidated financial statements.

                                     F - 7

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF SHAREHOLDERS' DEFICIENCY
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                             Common
                                 Preferred shares                            Shares
                           ------------------------------        ------------------------------
                                                                  Number of
                            Number of         Preferred          outstanding         Common           Additional
                            preferred           Shares             common            Shares            Paid in
                             shares             capital            shares           capital (1)       Capital (1)
                           -----------        -----------        -----------        -----------       -----------
                           In thousands                         In thousands
                           -----------                           -----------

Balance as of July
1, 1999:                             -        $         -                  -        $         -       $         -
Common shares
($0.00004) issued in
July                                 -                  -              4,790              4,790            (4,621)
Common shares
($0.03) issued in
October                              -                  -                684                684            20,316
Common shares
($0.19) issued in
October                              -                  -                489                489            92,951
Deferred stock-based
compensation related
to employee option
grants                               -                  -                  -                  -           481,485
Amortization of
deferred stock-based
compensation                         -                  -                  -                  -                 -
Net loss                             -                  -                  -                  -                 -
                           -----------        -----------        -----------        -----------       -----------
Balance as of
DECEMBER 31, 1999                    -                  -              5,963              5,963           590,131
Common shares
($0.08) issued in
April                                -                  -                684                684            54,860
Preferred shares
($1.14) issued in
June                               853              2,088                  -                  -           971,362
Amortization of
deferred stock-based
compensation                         -                  -                  -                  -                 -
Net loss                             -                  -                  -                  -                 -
                           -----------        -----------        -----------        -----------       -----------
Balance as of
DECEMBER 31, 2000                  853              2,088              6,647              6,647         1,616,353
Common shares
($0.51) issued in
January                           (853)            (2,088)             4,453              4,453         2,263,149
Amortization of
deferred stock-based
compensation                         -                  -                  -                  -                 -
Treasury stock                       -                  -               (100)                 -                 -
Net loss                             -                  -                  -                  -                 -
                           -----------        -----------        -----------        -----------       -----------
Balance as of
DECEMBER 31, 2001                    -                  -             11,000             11,100         3,879,502
Common shares
($0.363) issued in
October                              -                  -                275                275            99,725
Proceeds for future
share issuance (1)                   -                  -                  -                  -           134,884
Amounts assigned to
issuance of warrants
to service providers                 -                  -                  -                  -             2,116
Amortization of
deferred stock-based
compensation                         -                  -                  -                  -                 -
Net loss                             -                  -                  -                  -                 -
                           -----------        -----------        -----------        -----------       -----------
Balance as of
DECEMBER 31, 2002                    -        $         -             11,275        $    11,375       $ 4,116,227
                           -----------        -----------        -----------        -----------       -----------

                                                Deficit          Total
                                              accumulated    share holders'
                                               during the        equity
                             Deferred         development    (deficiency)
                           Compensation          stage
                           -----------        -----------        -----------

Balance as of July
1, 1999:                   $         -        $         -        $         -
Common shares
($0.00004) issued in
July                                 -                  -                169
Common shares
($0.03) issued in
October                              -                  -             21,000
Common shares
($0.19) issued in
October                              -                  -             93,440
Deferred stock-based
compensation related
to employee option
grants                        (481,485)                 -                  -
Amortization of
deferred stock-based
compensation                    15,715                  -             15,715
Net loss                             -            (80,680)           (80,680)
                           -----------        -----------        -----------
Balance as of
DECEMBER 31, 1999             (465,770)           (80,680)            49,644
Common shares
($0.08) issued in
April                                -                  -             55,544
Preferred shares
($1.14) issued in
June                                 -                  -            973,450
Amortization of
deferred stock-based
compensation                   299,598                  -            299,598
Net loss                             -         (1,406,644)        (1,406,644)
                           -----------        -----------        -----------
Balance as of
DECEMBER 31, 2000             (166,172)        (1,487,324)           (28,408)
Common shares
($0.51) issued in
January                              -                  -          2,265,514
Amortization of
deferred stock-based
compensation                   111,016                  -            111,016
Treasury stock                       -                  -                  -
Net loss                             -         (1,708,326)        (1,708,326)
                           -----------        -----------        -----------
Balance as of
DECEMBER 31, 2001              (55,156)        (3,195,650)           639,796
Common shares
($0.363) issued in
October                              -                  -            100,000
Proceeds for future
share issuance (1)                   -                  -            134,884
Amounts assigned to
issuance of warrants
to service providers                 -                  -              2,116
Amortization of
deferred stock-based
compensation                    47,948                  -             47,948
Net loss                             -           (967,905)          (967,905)
                           -----------        -----------        -----------
Balance as of
DECEMBER 31, 2002          $    (7,208)       $(4,163,555)       $   (43,161)
                           -----------        -----------        -----------

(1) Net of issuance expenses.

         The accompanying notes are an integral part of the consolidated financial statements.

                                     F - 8

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                        Common
                                        Shares
                             ----------------------------
                              Number of
                             outstanding         Common          Additional          Receipt on
                               common            Shares            Paid in           account of
                               shares          capital (1)       Capital (1)           shares
                             -----------       -----------        -----------        -----------
                             In thousands
                             -----------

Balance as of
 DECEMBER 31, 2002                11,275       $    11,375        $ 4,116,227                  -
Common shares
($0.363) issued in
May                                  344               344               (344)                 -
Common shares ($0.18)
issued in May ,June
,September and
November                           3,043             3,043            544,697                  -
Common shares to
service provider
($0.2) issued in
November                             550               550             13,200                  -
Common shares to
service provider
($0.3) issued in
November                             200               200             30,975                  -
Options exercised in
June                                 188               188                  -                  -
Options exercised in
November                             463               463               (463)                 -
Common shares to
service provider ($1)
issued in May                        600               600            599,400                  -
Common shares to
service providers
($0.25) issued in
April                                 48                48                (48)                 -
Proceeds for future
share issuance
(January 2004)                         -                 -                  -            187,528
Amortization of
deferred stock-based
compensation                           -                 -                  -                  -
Treasury stock                         -              (100)               100                  -
Previous years
issuance of common
stock                                 37                37                (37)                 -
Net loss                               -                 -                  -                  -
                             -----------       -----------        -----------        -----------
Balance as of
 DECEMBER 31, 2003                16,748            16,748          5,303,707            187,528
Common shares ($0.18)
issued in January                  1,100             1,100            196,902           (187,528)
Compensation related
to amortization of
deferred marketing
and distribution costs               320               320            124,380                  -
Common shares to
service providers
($0.2) issued in
November 2003                          -                 -             55,000                  -
Common shares to
service provider
($0.18) issued in
April                                100               100             17,900                  -
Proceeds for future
share issuance
(May 2005)                             -                 -                  -             25,000
Fair value of shares
issued and beneficial
conversion feature
related to
convertible loan                       -                 -             88,000                  -
Stock-based
compensation related
to warrants granted
to consultant                          -                 -              3,000                  -
Net loss                               -                 -                  -
                             -----------       -----------        -----------        -----------
Balance as of
DECEMBER 31, 2004                 18,268       $    18,268        $ 5,788,889        $    25,000
                             ===========       ===========        ===========        ===========

                                                  Deficit
                                                accumulated
                                                during the            Total
                               Deferred         development        Shareholders'
                             Compensation          stage            deficiency
                             -----------        -----------        -----------

Balance as of
 DECEMBER 31, 2002           $    (7,208)       $(4,163,555)       $   (43,161)
Common shares
($0.363) issued in
May                                    -                  -                  -
Common shares ($0.18)
issued in May ,June
,September and
November                               -                  -            547,740
Common shares to
service provider
($0.2) issued in
November                               -                  -             13,750
Common shares to
service provider
($0.3) issued in
November                               -                  -             31,175
Options exercised in
June                                   -                  -                188
Options exercised in
November                               -                  -                  -
Common shares to
service provider ($1)
issued in May                          -                  -            600,000
Common shares to
service providers
($0.25) issued in
April                                  -                  -                  -
Proceeds for future
share issuance
(January 2004)                         -                  -            187,528
Amortization of
deferred stock-based
compensation                       7,208                  -              7,208
Treasury stock                         -                  -                  -
Previous years
issuance of common
stock                                  -                  -                  -
Net loss                               -         (1,612,516)        (1,612,516)
                             -----------        -----------        -----------
Balance as of
 DECEMBER 31, 2003                     -         (5,776,071)          (268,088)
Common shares ($0.18)
issued in January                      -                  -             10,474
Compensation related
to amortization of
deferred marketing
and distribution costs                 -                  -            124,700
Common shares to
service providers
($0.2) issued in
November 2003                          -                  -             55,000
Common shares to
service provider
($0.18) issued in
April                                  -                  -             18,000
Proceeds for future
share issuance
(May 2005)                             -                  -             25,000
Fair value of shares
issued and beneficial
conversion feature
related to
convertible loan                       -                  -             88,000
Stock-based
compensation related
to warrants granted
to consultant                                             -              3,000
Net loss                               -         (1,304,659)        (1,304,659)
                             -----------        -----------        -----------
Balance as of
DECEMBER 31, 2004            $         -        $(7,080,730)       $(1,248,573)
                             ===========        ===========        ===========

(1) Net of issuance expenses

         The accompanying notes are an integral part of the consolidated financial statements.

                                     F - 9

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                                       Period from
                                                                                                        inception
                                                                     Year ended December 31,          (July 1, 1999)
                                                                 ------------------------------      through December
                                                                    2004              2003               31, 2004
                                                                 -----------        -----------        -----------

Cash flows used in operating activities:

Net loss                                                         $(1,304,659)       $(1,612,516)       $(7,080,730)
                                                                 -----------        -----------        -----------

Adjustments to reconcile net loss to net cash used in
operating activities :

Amortization of deferred stock - based compensation                        -              7,208            481,485
Depreciation                                                          23,358             34,204            116,267
Impairment of inventories and base stock                              43,369                  -             43,369
Changes in accrued termination liability, net                         19,070             11,219             80,965
Loss from disposal of fixed assets                                     3,209                  -              3,209
Warrants granted to service providers                                  3,000                  -              5,116
Interest in respect of loan from Sh.A.Gali                             2,923                  -              2,923
Amortization of beneficial conversion feature related to
convertible loan                                                      23,834                  -             23,834
Amortization of fair value of finance costs related to
shares issued in connection with a convertible loan                   23,833                  -             23,833
Adjustment of exchange rate changes                                    4,029                515              5,047
Issuance of shares in non-cash transactions -
Annex A                                                              318,130            759,591          1,077,721

Changes in assets and liabilities :

Decrease (increase) in other receivables                             100,567            103,344            (18,313)
Increase in inventories                                              (36,031)          (108,180)          (175,472)
Increase in trade payables                                           188,888             83,461            385,418
Increase in other payables and accrued expenses                      211,150             43,785            396,503
Increase in customers advances                                       235,446             42,977            413,423
                                                                 -----------        -----------        -----------

Total adjustments                                                  1,164,775            978,124          2,865,328
                                                                 -----------        -----------        -----------

Net cash used in operating activities                               (139,884)          (634,392)        (4,215,402)
                                                                 -----------        -----------        -----------

Cash flows from investing activities :

Decrease (Increase) in short-term investments                         16,842            (16,842)                 -
Proceeds from disposal of property and equipment                       9,311                  -              9,311
Purchase of property and equipment                                   (12,410)           (56,938)          (270,274)
                                                                 -----------        -----------        -----------

Net cash provided by (used in) investing activities                   13,743            (73,780)          (260,963)
                                                                 -----------        -----------        -----------

Cash flows from financing activities :

Increase (decrease) in short-term credit, net                        (38,661)            41,619              2,958
Proceeds (repayment) of long-term loan from financial
institution                                                          (22,621)           (20,578)            13,274
Proceeds of convertible loans                                        200,000                  -            200,000
Proceeds from issuance of shares, net of issuance expenses            53,474            675,456          4,372,931
                                                                 -----------        -----------        -----------

Net cash provided by financing activities                        $   192,192        $   696,497        $ 4,589,163
                                                                 -----------        -----------        -----------

         The accompanying notes are an integral part of the consolidated financial statements.

                                     F - 10

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

                                                                                                     Period from
                                                                   Year ended December 31,            inception
                                                               ------------------------------       (July 1, 1999)
                                                                                                   through December
                                                                  2004                2003             31, 2004
                                                               -----------        -----------        -----------

Net cash used in operating activities                          $  (139,884)       $  (634,392)       $(4,215,402)

Net cash provided by (used in) investing activities                 13,743            (73,780)          (260,963)

Net cash provided by financing activities                          192,192            696,497          4,589,163
                                                               -----------        -----------        -----------

Net increase (decrease) in cash and cash equivalents                66,051            (11,675)           112,798

Cash and cash equivalents at beginning of period                    46,747             58,422                  -
                                                               -----------        -----------        -----------

Cash and cash equivalents at end of period                     $   112,798        $    46,747        $   112,798
                                                               ===========        ===========        ===========

ANNEX A - SUPPLEMENTARY DISCLOSURE OF NON-CASH
TRANSACTIONS

During the reporting period, the Company issued shares
and warrants in exchange for liabilities to shareholders
and services rendered by third party as follows:

Management fees - see Note 13(E)                               $   138,430        $    92,000        $   230,430
Marketing and distribution expenses - see Note 15(L)(2)             55,000             13,750             68,750
Marketing and distribution expenses - see Note 15(L)(3)            124,700             31,175            155,875
Marketing and distribution expenses - see Note 15(L)(4)                  -            600,000            600,000
Marketing and distribution expenses - see Note 10                        -             22,666             22,666
                                                               -----------        -----------        -----------
                                                               $   318,130        $   759,591        $ 1,077,721
                                                               ===========        ===========        ===========

SUPPLEMENTARY CASH FLOW INFORMATION :

Interest (paid) received, net                                  $    (3,632)       $     1,706        $      (485)
                                                               ===========        ===========        ===========

Income tax paid, net                                           $     2,566        $     2,519        $    13,820
                                                               ===========        ===========        ===========

         The accompanying notes are an integral part of the consolidated financial statements.

                                     F - 11

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 1 - GENERAL

     A.   OrganiTech USA Inc. ("the Company"), a Delaware corporation, incorporated in 1981, and its subsidiaries ("the Group") design, develop, manufacture, market and support Hydroponics solutions and platforms for the Agriculture and Life-Science industries.

          The Company's core business is conducted primarily through its wholly-owned subsidiary, OrganiTECH Ltd. ("OrganiTECH"), a company organized under the laws of Israel. OrganiTECH operates mainly in the
          Agriculture Industrialization arena. Since its formation in 1999, it has been developing, producing and marketing its leading proprietary technology - a Self-contained, portable, robotic, sustainable agricultural platforms designed to automatically seed, transplant and harvest commercial quantities of hydroponics, pesticide free, green leaf vegetables.

          OrganiTECH offers a "Hydroponics Growing Factory", by using its proprietary technology and combining it with self-contained structures and platforms, enabling the growth of leafy vegetables in a highly economic, clean and automated surrounding, making optimal use of resources such as water, labor and land.

          The Company's first product was the GrowTECH(TM)2000, a patented, hydroponics system. It is a low input-high output, self-contained, portable, robotic, sustainable and controlled agricultural platform, utilizing advanced growth lighting systems, environmental control systems, robotics, and management systems, all designed to fully automate the entire cultivation process (Seeding - Germination -
          Growing - Harvesting) of hydroponics, pesticide free, green leaf vegetables.

          The Company's leading product to date is the GrowTECH(TM)2500, an automated platform using GrowTECH(TM)2000 proprietary technology, and combining it with a greenhouse structure. GrowTECH(TM)2500 enables the growth of leafy vegetables in a highly economical clean and automated surrounding, making optimal use of resources such as water, labor and land. By integrating OrganiTECH's hydroponics Rotating Field-System
          (RFS) technology in GrowTECH(TM)2500, vegetables (i.e. lettuce) float in Styrofoam trays, which serve as a nutritious solution and a means of transport through the growth process. GrowTECH(TM)2500 enables year round, high yield production of pesticide free plants with extended shelf-life, while significantly reducing heating and labor costs, the most serious cost-drivers in the greenhouse industry.

          The Company is also developing its PhytoChamber(TM) product, a state of the art, two-chambered, cost-effective hydroponics growth platform designed to maximize and provide optimal growth conditions for certain plants used and utilized by the biotechnology industry and researchers. PhytoChamber(TM) is based on the Company's proprietary hydroponics know-how and GrowTECH products.

                                     F - 12

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 1 - GENERAL (continued)

     B.   The Company is devoting substantial efforts towards activities such as financial planning, capital raising and research and development of its products. In the course of such activities, the Company and its subsidiary have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiary have not generated sufficient revenues and have not achieved gross profit, profitable operations or positive cash flows from operations.
          The Company's deficit accumulated during the development stage aggregated to $7,080,730 through December 31, 2004. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

          The Company plans to continue to finance its operations with a combination of stock issuance and private placements and in the longer term, revenues from product sales. There are no assurances, however, that the Company will be successful in obtaining an adequate level of financing needed for the long term development and commercialization of its planned products.

          These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or the amounts and classification of liabilities that might be necessary should the
          Company be unable to continue as a going concern.

     C.   In December 2002, OrganiTech Ltd. and two other third parties have completed the foundation of 33 1/3% each Israeli joint venture corporation in the name A.T.A Jordan Valley Ltd. ("ATA"). In March
          2003 ATA established, with a third party, a company owned 25% by ATA -
          A.A.G. Eilat Ltd..

          In December 2004, OrganiTech Ltd. purchased all of ATA's outstanding share capital in consideration for 1 NIS (New Israeli Shekel) (See note 13F(a)).

          The acquisition was accounted for using the purchase method of accounting as determined in Statement of Financial Accounting
          Standards ("SAFS") No. 141, "Business Combinations" ("SFAS No. 141").

          The acquisition did not have any influence on the results of the
          Company for the years ended December 31, 2003 and 2004.

                                     F - 13

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES

          The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States
          ("U.S. GAAP"),applied on a consistent basis, as follows:

     A.   USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates.

     B.   FINANCIAL STATEMENTS IN U.S. DOLLARS

          The Company's revenues are generated mainly in U.S. dollars. In addition, most of the Company's costs are incurred in U.S. dollars.
          The Company's management believes that the U.S. dollar is the primary currency of the economic environment in which the Company operates.
          Thus, the functional and reporting currency of the Company is the U.S.
          dollar.

          Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transaction and balances in other currencies have been remeasured into U.S. dollars in accordance with principles set forth in SFAS No. 52 "Foreign Currency Translation".
          All exchange gains and losses from the remeasurement mentioned above are reflected in the statement of income in financial income or expenses.

     C.   PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of the
          Company and its wholly -owned subsidiary, OrganiTech Ltd. All
          Intercompany transactions and balances have been eliminated upon consolidation.

     D.   CASH EQUIVALENTS

          Cash equivalents, are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less at the date of acquisition.

     E.   INVENTORIES

          Inventories are stated at the lower of cost or market value. Cost is determined as follows: Spare parts are valued at the cost amortized over their service life.

          Raw materials - using the "first - in, first - out" (FIFO) method.

          Work in process and finished products - using the FIFO method, on the basis of the manufacturing costs, which consist of raw materials, labor and other indirect manufacturing costs.

     F.   INVESTMENT IN AFFILIATED COMPANIES

          Investments in unconsolidated affiliated companies in which the Group can exercise significant influence are presented using the equity method of accounting. Investments in unconsolidated affiliated companies in which the Group does not have the ability to exercise significant influence over operating and financial policies of the company are recorded at cost.

                                     F - 14

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

     G.   PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost, net of accumulated depreciation.

          Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, at the following annual rates:

                                                                    Years
                                                                  -----------

          Computers                                                        3
          Furniture and  office equipment                                 17
          Communication and other equipment                             7-14
          Motor vehicles                                                   7

          Leasehold improvements are amortized using the straight-line method over the shorter of the terms of the lease or useful life.

          Expenditures for maintenance and repairs are charged to expense as incurred, while renewals and betterment of a permanent nature are capitalized.

     H.   IMPAIRMENT OF LONG-LIVED ASSETS

          The Company's long-lived assets are reviewed for impairment in accordance with SFAS No. 144 "Accounting for the Impairment or
          Disposal of Long-Lived Assets" whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If an asset is determined to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.

     I.   SEVERANCE PAY

          The Company's liability for severance pay is calculated pursuant to
          Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

          The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

          Severance expenses for the years ended December 31, 2004 and 2003, amounted to approximately $19,659 and $11,219 respectively.

                                     F - 15

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

     J.   REVENUE RECOGNITION

          The Company generates revenues from long-term contracts involving the design, development, manufacture and integration of Hydroponics systems and solutions

          Revenues from long-term contracts are recognized based on Statement of
          Position 81-1 "Accounting for Performance of Construction-Type and
          Certain Production-Type Contracts" ("SOP 81-1") according to which revenues are recognized based on either the completed contract basis or the percentage of completion basis.

          For projects signed during the year 2004 (and performed till and during the year 2005), which were the Company's first projects, management used the completed-contract method as it could not expect to perform all of its contractual obligations and also has not gained sufficient experience for estimating contract costs.

          Based on the completed-contract method, sale of products is recognized when delivery of the product has occurred, title passed to the customer and collectability is reasonably assured. Revenues under the completed-contract method are recognized only when installation is completed.

          The Company does not provide, in the normal course of business, a right of return to its customers. If uncertainties exist, such as the granting to the customer of right of cancellation if the product is not technically acceptable, revenue is recognized when the uncertainties are resolved.

          In some cases, the Company grants customers with an evaluation period, usually several months, to evaluate the product prior to purchase. The
          Company does not recognize revenue from sales of products shipped to customers for evaluation until such products are actually purchased.
          Until purchased, these products are recorded as consignment inventory at the lower of cost or market.

          For contracts signed in 2005 and after performing several projects and obtaining adequate experience, the Company intends to adopt the percentage-of-completion method of accounting as its principle accounting policy. Based on the percentage-of-completion method, sales and profits under long-term fixed-price contracts which provide for a substantial level of development and design efforts in relation to total contract efforts are recorded using the efforts-expended method of accounting as the basis to measure progress toward completing the contract.

          In 2004, the Company derived 96% of its revenues from a single customer.

                                     F - 16

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

     K.   WARRANTY

          The Company estimates the costs that may be incurred under its basic warranty and records a liability in the amount of such costs at the time revenue is recognized. The specific terms and conditions of those warranties vary depending upon the product sold and the country in which the Company does business. Factors that affect the Company's warranty liability include the number of delivered products, engineering estimates and anticipated rates of warranty claims. The
          Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amount as necessary.

          Changes in the Company's provision for warranty during the year are as follows:

          Balance, at January 1, 2004                              -
          Warranties issued during the year                  $ 7,000
                                                             -------

          Balance, at December 31,2004                       $ 7,000
                                                             =======

     L.   RESERCH AND DEVELOPMENT COSTS

          Research and development costs, net of participations, are charged to the statement of operations as incurred.

          The Company's subsidiary in Israel received grants (mainly royalty-bearing) from the Government of Israel and from other sources for the purpose of funding approved research and development projects.
          These grants are recognized as a deduction from research and development costs at the time the Company is entitled to such grants on the basis of the research and development costs incurred.

     M.   DEFERED INCOME TAXES

          The Company and its subsidiary account for income taxes in accordance with Statements of Financial Accounting Standards no. 109 "Accounting
          for income Taxes"

          Deferred income taxes are provided for the difference between the tax and accounting bases of assets and liabilities based on the currently enacted tax rate. The main temporary difference in respect to which deferred income taxes is provided for are as follows: employee benefits and rights and net operation losses carry forwards. A valuation allowance is established when it is more likely than not that all or portion of the deferred tax asset will not to be realized.
          The Company provides a valuation allowance if necessary, to reduce deferred tax assets to their estimated realizable value.

     N.   ADVERTISING COST

          Advertising costs are expensed as incurred.

                                     F - 17

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

     O.   STOCK-BASED COMPENSATION

          The Company's Board of Directors has adopted an employee stock option plan. The Company has elected until December 31, 2001 to follow
          Accounting Principles Board Statement No. 25 "Accounting for Stock
          Option Issued to Employees" ("APB No. 25") and Financial Accounting
          Standards Board Interpretation No. 44 "Accounting for Certain
          Transactions Involving Stock Compensation" ("FIN No. 44") in
          accounting for its employee stock option plan. Under APB 25, when the exercise price of an employee stock option is equivalent to or is above the market price of the underlying stock on the date of grant, no compensation expense is recognized.

          The Company adopted the disclosure provisions of Statement of
          Financial Accounting Standard No. 148, "Accounting for Stock-Based
          Compensation - transition and disclosure" ("SFAS No. 148"), which amended certain provisions of Statement of Financial Accounting
          Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No.
          123"). Pro forma information regarding the Company's net loss and net loss per share is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method presented by SFAS No. 123.

          Compensation expense for stock options granted to employees since 2002 under the Company's stock option plan has been determined based on the fair value at the date of grant, consistent with the method of SFAS
          No. 123, with the following weighted average assumptions:

          Expected dividend yield             0%
          Expected volatility                50%
          Risk-free interest rate             4%
          Expected life                     5 years

          The Company's pro forma net loss approximates its reported net loss.
          No stock options were granted in 2003 and 2004.

          The Company applies SFAS No. 123 and Emerging Issues Task Force No.
          96-18 "Accounting for Equity Instruments that are Issued to other than
          Employees for Acquiring, or in conjunction with selling, goods or services" ("EIFT 96-18"), with respect to options and warrants issued to non-employees. SFAS No. 123 requires the use of option valuation models to measure the fair value of the options and warrants at the date of grant.

                                     F - 18

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

     P.   FAIR VALUE OF FINANCIAL INSTRUMENTS

          The carrying amount reported in the balance sheet for cash and cash equivalents, other receivables and prepaid expenses, short-term bank credit and loans, trade payables and other payables approximate their fair values due to the short-term maturities of such instruments.

     Q.   BASIC AND DILUTED NET LOSS PER SHARE

          Basic net loss per share is computed based on the weighted average number of ordinary shares outstanding during each year. Diluted net loss per share is computed based on the weighted average number of ordinary shares outstanding during each period, plus dilutive potential ordinary shares considered outstanding during the year in accordance with Statement of Financial Accounting Standard No. 128,
          "Earnings Per Share" (SFAS No. 128"). Outstanding stock options and warrants are excluded from the calculation of the diluted net loss per ordinary share when such securities are anti-dilutive. All outstanding stock options have been excluded from the calculation of the diluted loss per ordinary share because all such securities are anti-dilutive for each of the periods presented.

     R.   RECLASSIFICATION

          Certain comparative figures have been reclassified to confirm with current year presentation.

     S.   IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

          (1)  SFAS No. 151

               In November 2004, the FASB issued Statement of Financial
               Accounting Standard No. 151, "Inventory Costs, an amendment of
               ARB No. 43, Chapter 4." ("SFAS 151"). SFAS 151 amends Accounting
               Research Bulletin ("ARB") No. 43, Chapter 4, to clarify that abnormal amounts of idle facility expense, freight handling costs and wasted materials (spoilage) should be recognized as
               current-period charges. In addition, SFAS 151 requires that allocation of fixed production overheads to the costs of
               conversion be based on normal capacity of the production
               facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect that the adoption of SFAS 151 will have a
               material effect on its financial position or results of
               operations.

          (2)  SFAS No. 123(R)

               On December 16, 2004, the Financial Accounting Standards Board
               (FASB) issued FASB Statement No. 123 (revised 2004) ("123(R)"),
               "Share-Based Payment", which is a revision of FASB Statement No.
               123, "Accounting for Stock-Based Compensation". Statement 123(R)
               supersedes APB Opinion No. 25, "Accounting for Stock Issued to
               Employees", and amends FASB Statement No. 95, "Statement of Cash
               Flows". Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement
               123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Statement 123(R) must be adopted no later than January 1,2006. The Company adopted Statement 123(R) on
               January 1,2006.

                                     F - 19

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

     S.   IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

          (1)  SFAS No. 151 (Cont.)

               The Company adopted the fair-value-based method of accounting for share-based payments effective January 1, 2002. Currently, the
               Company uses the Black-Scholes-Merton formula to estimate the value of stock options granted to employees and expects to continue to use this acceptable option valuation model upon the required adoption of Statement 123(R) on January 1, 2006.

               The Company does not anticipate that the adoption of Statement
               123(R) will have a material impact on its results of operations or its financial position.

          (3)  SAB No. 107

               In March 2005, the SEC released Staff Accounting Bulletin No.
               107, "Share-Based Payment" ("SAB 107"). SAB 107 provides the SEC staff's position regarding the application of Statement 123R, which contains interpretive guidance related to the interaction between Statement 123R and certain SEC rules and regulations, and also provides the staff's views regarding the valuation of share-based payment arrangements for public companies. The
               Company does not expect that the adoption of SAB 107 will have a material impact on its financial position, results of operations or cash flows.

          (4)  SFAS No. 154

               In May 2005, the FASB issued Statement of Financial Accounting
               Standard No. 154 ("FAS 154"), "Accounting Changes and Error
               Corrections" - a replacement of APB No. 20, Accounting Changes"
               and FAS NO. 3, "Reporting Accounting Changes in Interim Financial
               Statement". FAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections.

               APB Option 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS 154 requires retrospective
               application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable.

                                     F - 20

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 3 - CASH AND CASH EQUIVALENTS

                                              December 31,
                                         -----------------------
                                           2004           2003
                                         --------       --------

In New Israeli Shekels                   $112,798       $  3,247
In other currencies (mainly the $)              -         43,500
                                         --------       --------

                                         $112,798       $ 46,747
                                         ========       ========

Note 4 - OTHER RECEIVABLES AND PREPAID EXPENSES

                                                           December 31,
                                                     -----------------------
                                                       2004           2003
                                                     --------       --------

Participation grants from the Singapore-Israel
Industrial Research and Development Fund              $     -       $  2,411
Notes receivable                                            -         28,317
Participation grants from the Government of
Israel - Chief Scientist                                    -         43,032
Government Institutions                                     -         22,205
Other                                                  15,472          9,243
                                                     --------       --------

                                                     $ 15,472       $105,208
                                                     ========       ========

Note 5 - INVENTORIES

                                              December 31,
                                         -----------------------
                                           2004           2003
                                         --------       --------

Spare parts                              $      -       $ 26,916
Work in progress and raw materials         92,063        112,525
Finished products                          45,000              -
                                         --------       --------

                                         $137,063       $139,441
                                         ========       ========

     In 2004 the Company recorded a provision for obsolete inventories in the amount of $ 38,409.

                                     F - 21

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 6 - PROPERTY AND EQUIPMENT, NET

                                           December 31,
                                     -----------------------
                                       2004           2003
                                     --------       --------

Cost:

Computers                            $ 50,800       $ 56,350
Furniture and Office equipment          9,370          8,996
Other equipment                        37,503         37,503
Communication equipment                 6,380          9,380
Leaseholds Improvements                71,394         71,394
Motor vehicles                         50,336         60,654
                                     --------       --------

                                     $225,783       $244,277
                                     --------       --------
Accumulated depreciation:

Computers                            $ 43,232       $ 53,033
Furniture and Office equipment          2,231          1,682
Other equipment                        17,702         14,613
Communication equipment                 2,088          3,697
Leaseholds Improvements                15,651          8,511
Motor vehicles                         16,979         11,373
                                     --------       --------

                                     $ 97,883       $ 92,909
                                     --------       --------

Net                                  $127,900       $151,368

Base stock                              8,627         13,587
                                     --------       --------

                                     $136,527       $164,955
                                     ========       ========

     Depreciation expenses amounted to $23,358, $34,204 and $116,267 for the years ended December 31, 2004, 2003 and for the period from inception through December 31, 2004, respectively.

     In 2004, the Company recorded an impairment loss of $ 4,960 with respect to its base stock.

     As to liens on fixed assets-see Note 14.

Note 7 - SHORT-TERM BANK CREDIT AND CURRENT MATURITY OF LONG - TERM LOAN

                                                        December 31,
                                                    ---------------------
                                   Interest rate
                                          %          2004          2003
                                       -------      -------       -------

Credit from bank                         16.8       $ 2,958       $41,619
Current maturity of long-term loan       16.9        13,274        22,746
                                                    -------       -------

                                                    $16,232       $64,365
                                                    =======       =======

                                     F - 22

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 8 - TRADE PAYABLES

                          December 31,
                    -----------------------
                      2004           2003
                    --------       --------

Open accounts       $103,150       $ 60,441
Notes payable        282,268        136,089
                    --------       --------

                    $385,418       $196,530
                    ========       ========

Note 9 - OTHER PAYABLES AND ACCRUED EXPENSES

                                                       December 31,
                                                 -----------------------
                                                   2004           2003
                                                 --------       --------

Provision for payroll and related expenses       $ 24,581       $ 50,662
Vacation pay                                       20,607         21,022
Accrued expenses                                  287,054        114,687
Royalties                                          22,774              -
                                                 --------       --------

                                                 $355,016       $186,371
                                                 ========       ========

Note 10 - SHORT TERM LOAN

               On July 17, 2003, the Company and its wholly owned subsidiary, signed a memorandum of understanding ("MOU") with Netafim
               (A.C.S.) Ltd. ("Netafim"), whereby:

               At the first period-from execution of the MOU and not later than
               December 31, 2003

          (1)  Netafim will finance the operations of the Company until December
               31, 2003 in the amount of $100,000, according to an agreed upon business plan, detailed working plan and budget (the "Netafim's
               Capital"). Netafim's Capital will be used only for the Company's operations and will not serve to pay any debts or liabilities of the Company.

          (2)  Upon execution of the MOU and through December 31, 2003, Netafim will also provide services as described in the MOU to the Company at an agreed upon cost based on fair market value to be
               determined in accordance with Netafim's prices to other Netafim's affiliates.

          (3)  In consideration for Netafim's Capital, as well as, the cost of the services to be provided by Netafim, the Company shall issue, no later then December 31, 2003, shares to Netafim at a price per share based on the Company's post-money valuation of $1,176,471.

          (4)  In the event that Netafim chooses to terminate the MOU, any and all Netafim's Capital, as well as, the cost of services invested in the Company up to such termination event, shall be considered to constitute a loan linked to the NIS-dollar exchange rate and bear interest at an annual rate of 5%, to be repaid by the
               Company to Netafim on 6 monthly equal installments.

                                     F - 23

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 10 - SHORT TERM LOAN (continued)

          (5)  On December 31, 2003, the MOU with Netafim has expired, and the
               Company did not issue any shares to Netafim. Netafim has financed pursuant to the MOU $22,666 of the Company's activities. On
               December 20, 2004, the Company and Netafim agreed that the
               Company will return the amount owed in 5 equal monthly
               installments of 4,000 Euro each commencing February 1, 2005.

Note 11 - CONVERTIBLE LOANS

     A.   Convertible loan from SH.A.Gali Ltd.

          On June 14, 2004, the Company signed a convertible loan agreement with
          Sh.A.Gali Ltd. ("Gali"), a company under the control of a director, whereby Gali granted to the Company a convertible loan of $100,000. In the event that Gali chooses to convert the loan into an equity investment, the Company will issue Gali 454,545 common shares of the
          Company equivalent to $100,000 computed based upon the fair market value of the Company's common stock at the date of the agreement determined at $0.22 per share. If not converted, the loan should have been repaid in one installment following of 12 months from the granting date. The loan bears interest at Libor +3%, to be paid with the principal. According to the loan agreement the Company issued to
          Gali 200,000 of common shares of the Company in March 2005 as additional financing costs. As the Company did not repay the loan on time, Gali was entitled to the issuance of common stock of the Company equivalent to $200,000, computed based upon the fair market value of the Company's common stock at the date of the agreement, determined at
          $0.22 per share. On September 11, 2005, pursuant to Gali's request, the Company issued 909,090 shares to Gali. The Company accounted for this convertible loan according to EITF 00-27 "Application of Issue
          No. 98-5 to certain Convertible Instruments". Accordingly, the Company recorded a beneficial conversion feature and finance costs related to the fair value of the shares on the convertible loan in the amount of
          $88,000 to be amortized over a period of one year.

     B.   Convertible loan from Clal Finance Underwriters Ltd. ("Clal")

          On December 21, 2004, the Company issued a convertible promissory Note to Clal with the principal amount of $100,000 bearing an annual interest at a rate equal to the prime rate of Bank of America, N.A as of the repayment date plus 5%. Clal had the option to convert the promissory Note into 400,000 common shares of the Company for which, fair market value approximates the amount of the Note on the issuance date. On March 2, 2005, Clal converted the promissory Note. The
          Company accounted for this convertible loan according to EITF 00-27
          "Application of Issue No. 98-5 to certain Convertible Instruments". No beneficial conversion feature was recorded as the effective conversion price of the convertible loan was equal to the fair market value of the common stock on the date of issuance, which was also the commitment date.

Note 12 - LONG-TERM LOAN

                                                                        December 31,
                                                                    ---------------------
                                       Currency     Interest rate %  2004           2003
                                     -------------      ------      -------       -------

 Loan from financial institution
                                       NIS-Linked
                                         To the
                                       Israeli CPI       16.9%      $13,274        35,895

 Less - current maturity                                             13,274        22,746
                                                                    -------       -------

                                                                    $     -       $13,149
                                                                    =======       =======

          As to liabilities secured by lien on assets, see Note 13.

                                     F - 24

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 13 - CONTINGENCIES AND COMMITMENTS

     A.   Royalty Commitments

          (1)  OrganiTech Ltd. is committed to pay royalties to the Office of the Chief Scientist ("OCS") on proceeds from the sales of
               products, which the OCS participated in their research and development. Royalty payments are computed on the portion of sales from such products at a rate 3% to 5% up to the amount of the grants received, which are linked to the U.S. $ and bear annual interest at Libor.

               The terms of the Chief Scientist grants restrict OrganiTech Ltd's ability to manufacture products or transfer the technologies developed using these grants outside of Israel.

               As of December 31, 2004, the total of royalty bearing grants received by OrganiTech Ltd. from the OCS is $407,106.

          (2)  In September 2001, OrganiTech Ltd. received an approval for
               Magnaton Research and Development program from the OCS. Magnaton program reflects a joint venture between OrganiTech Ltd. and the
               Weitzman Institute (Yeda Research and Development Ltd. ("Yeda"))
               in order to develop new varieties of miniature tomatoes that can be adapted to the GrowTECH 2000 system.

               The OCS participates in 66% of the research and development expenses incurred, subject to a maximum amount of approximately
               $85,000.

               As of December 31, 2004, OrganiTech Ltd. received from the OCS a payment of $66,508. OrganiTech Ltd. is committed to pay royalties to the Weitzman Institute up to 5% on sales of products developed with the grants participation of the Magnaton program.

               On May 11, 2004, Yeda filed a lawsuit against OrganiTech Ltd.-
               see note 13 B b.

          (3)  In November 2001, OrganiTech Ltd. and a third party -"Agronaut"
               received approval from the Singapore-Israel Industrial Research and Development ("SIIRD") for funding the development of an updated commercial version of the GrowTECH. SIIRD will
               participate in 40% of the research and development expenses incurred by OrganiTech Ltd. and Agronaut, limited to a maximum amount of $421,359. As of December 31, 2004 OrganiTech Ltd. has
               received $250,505 from SIIRD.

               OrganiTech Ltd., and Agronaut are committed to pay royalties to
               SIIRD ranging from 1.5% to 2.5% on sales of products developed with the grants participation of SIIRD. The commitment for royalty payments to SIIRD is limited to the amount of received participation.

          (4)  In August 2005, OrganiTech Ltd. and a German R&D institute received approval from the OCS and the Industrial Research and
               Development fund ("Bio Disc") for development of a Bio-Tech system based on OrganiTECH's GrowTECH(TM)2000 and
               PhytoChamber(TM). The OCS will participate in up to 30% of the research and development expenses incurred by OrganiTech Ltd., limited to a maximum amount of $210,000. OrganiTech will be committed to royalty payments computed on the all sales of the
               Company at a rate 3% to 5%. The commitment to the OCS is limited to the amount of the received participation, link to the U.S.
               dollar and bears annual interest at Libor.

                                     F - 25

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 13 - CONTINGENCIES AND COMMITMENTS (continued)

     B.   Legal claims

          a.   In February 2000, OrganiTech Ltd. signed a distribution agreement with Leami ("Net Alim"), whereby it granted Net Alim the
               exclusive right to market OrganiTech Ltd's GrowTECH platforms in
               Israel. Under the terms of the agreement, Net Alim agreed to purchase two GrowTECH platforms in consideration for $100,000. In
               March 2000, OrganiTech Ltd. received an advance payment from Net
               Alim in an amount of $60,000. In July 2000, OrganiTech Ltd.
               delivered the two GrowTECH platforms to Net Alim. OrganiTech Ltd.
               and Net Alim negotiated certain claims of Net Alim concerning the
               GrowTECH platforms delivered and the distribution agreement. On
               February 2, 2005, Net Alim filed a lawsuit against OrganiTech
               Ltd. in the amount of $295,500. On April 20, 2005 the Company filed a counter lawsuit against Net Alim at the amount of
               $148,800. It is the opinion of management based on its legal advisor, that due to the early stage of the lawsuit it is unable to predict the outcome of these claims.

          b.   On May 11, 2004, Yeda Research and Development Ltd. ("Yeda")
               filed a lawsuit against OrganiTech Ltd. in the amount of $78,020 for the payment of services rendered by Yeda under the Magnaton
               Research and Development program. On December 21, 2004 OrganiTech had settled with Yeda and agreed to pay the amount of $78,020.
               The Company recorded a provision for this settlement as of
               December 31, 2004.

     C.   Until June 30, 2004, the Company maintained worldwide directors and officers' insurance policy that cover, subject to the Israel law and
          Jurisdiction, in management's opinion, all reasonable risks up to $1 million. As of July 2004, the Company has no insurance policy for its
          Directors and officers. The Company is committed to indemnify its directors and executive officers, to the extent permitted by law, in respect of any monetary obligation imposed in favor of third party and reasonable legal expenses expended or charge to any of them

     D.   Lease Commitment

          The future minimum lease commitment of the Company under
          non-cancelable operating lease agreement in respect of premises is as of December 31, 2004 as follows:

                             DECEMBER 31,
                             ------------

                                 2005                         $17,400
                                 2006                          10,150
                                                              -------

                                                              $27,550
                                                              =======

          Rent expenses for years ended December 31, 2004, 2003 and for the period from inception through December 31, 2004 are $17,723 , $10,725 and $ 82,580, respectively.

                                     F - 26

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 13 - CONTINGENCIES AND COMMITMENTS (continued)

     E.   Management Fees

          a.   On July 1, 2003 the Company and Mr. Shimon Zenaty ("Simon")
               signed a management agreement, whereby Simon will invest up to
               100 hours per month in working with the Company, in consideration for management fee at the amount of $4,000 per month.

               (1)  Pursuant to the management agreement, under certain cash flow conditions, the payment of the monthly management fees will be deferred and bear interest computed at a rate of 5%
                    per annum payable by the Company during the deferral period on a quarterly basis.

               (2)  Pursuant to the management agreement, Simon has the right to request the Company to exchange the deferred management
                    fees, including accumulated interest thereon, for the
                    Company's common shares at a price computed as 75% of the
                    average closing market price of the Company's shares during the three months prior to the date of the exchange.

               (3)  The management agreement can be terminated with a 60 days written notice at the parties' mutual agreement.

               As of December 31, 2004 Simon has accrued $98,962 including interest and discount on share price. On February 28, 2005, the management agreement with Simon was terminated. The Company paid the management fees for the last two months of the agreement in cash. The management fees as of December 31, 2004 were paid on
               May 2, 2005 by the issuance of 652,059 common shares of the
               Company.

          b.   On June 16, 2002 the Company and a third party investor ("the investor") signed a management agreement, whereby the investor will invest up to 100 hours per month in working with the
               Company, in consideration for management fees at the amount of
               $4,000 per month.

               (1)  Pursuant to the management agreement, under certain cash flow conditions, the payment of the monthly management fees will be deferred and bear interest computed at a rate of 5%
                    per annum payable by the Company during the deferral period on a quarterly basis.

               (2)  Pursuant to the management agreement, the investor has the right to request the Company to exchange the deferred
                    management, including accumulated interest thereon, for the
                    Company's common shares at a price computed as 75% of the
                    average closing market price of the Company's shares during the three months prior to the date of the exchange.

               (3)  The management agreement can be terminated with a 60 days written notice at the parties' mutual agreement.

               As of December 31, 2004 the investor has accrued $71,468
               including interest and discount on share price. On February 28,
               2005, the management agreement with the investor was terminated.
               The Company paid the management fees for the last two months of the agreement in cash. The management fees as of December 31,
               2004 were paid on May 2, 2005 by the issuance of 452,174 common shares of the Company.

                                     F - 27

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 13 - CONTINGENCIES AND COMMITMENTS (continued)

     F.   Sales commitments

          a.   In December 2002, OrganiTech Ltd. and two other third parties have completed the foundation of 33 1/3% each Israeli joint venture corporation in the name A.T.A Jordan Valley Ltd. ("ATA").
               On December 22, 2002 OrganiTech LTD and ATA signed an exclusive agency agreement that granted ATA the exclusive rights to sell
               OrganiTech's products in Israel . In December 2003, the joint venture partners signed an agreement whereby OrganiTech Ltd. will purchase all of ATA outstanding share capital at the price of 1
               NIS (New Israeli shekel), such that following the execution of this agreement OrganiTech Ltd. will hold 100% of ATA outstanding share capital. On December 15, 2004, A.T.A board of directors approved to transfer all shares to OrganiTech Ltd.

               In March 2003 ATA established a joint company in the name of
               A.A.G Eilat Ltd. to be held at 25% by ATA and 75% by third party.
               In March 2003, OrganiTech Ltd. supplied a GrowTECH 2500 system to
               ATA to be installed at A.A.G Eilat Ltd. site, for purchase price of $100,000, OrganiTech Ltd. did not recognize revenue from this sale transaction as collectability is not reasonably assured and the technical acceptance from the customer was not received.

               As of December 31, 2004, OrganiTech Ltd. had accumulated costs which relate to this system installed at A.A.G Eilat Ltd. site at the amount of $83,409.

               The Company's management is of the opinion that the net
               realizable value of this system as of December 31, 2004 is
               $45,000, and consequently wrote down an amount of $38,409.

          b.   In July 2000, the Company signed a memorandum of understanding
               ("MOU") with a Singaporean company ("Agronaut"), whereby the
               Company committed to sell two beta version GrowTECH platforms
               ("GrowTECH platforms") in consideration for $50,000 each. The
               Company received an advance of $100,000 for two GrowTECH
               platforms, which were delivered during June 2001. The parties agreed upon the followings:

               (1)  Experimental stage of the two GrowTECH platforms for six months commencing upon delivery.

               (2)  Agronaut will be released from its obligations under MOU, should the GrowTECH platforms show unsatisfactory production capabilities, as agreed upon between the parties.

               (3)  In the event that Agronaut is released from its obligation, the Company will refund $75,000 to Agronaut upon receiving of the two GrowTECH platforms.

               The Company has not received the acceptance approval by Agronaut in respect of such two GrowTECH platforms. As of December 31,
               2004 the $75,000 has been included in customer advances on the balance sheet.

Note 14 - LIABILITIES SECURED BY LIEN ON ASSETS

     To secure the Company's liability to financial institution, at the amount of $13,274, as of December 31, 2004, the Company pledged to the financial institution, with a first and fixed lien, six vehicles of the Company.

                                     F - 28

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 15 - SHARE CAPITAL

     A.   In July 1999, OrganiTech Ltd. issued 4,790,000 of its common shares at a price of approximately $0.00004 per share, for a consideration of
          $169.

     B.   In October 1999, OrganiTech Ltd. issued 684,000 of its common shares at a price of approximately $0.03 per share, for a consideration of
          $21,000.

     C.   In October 1999, OrganiTech Ltd. issued 489,000 of its common shares at a price of approximately $0.19 per share, for a consideration of
          $93,440.

     D.   In April 2000, OrganiTech Ltd. issued 684,000 of its common shares at a price of approximately $0.08 per share, for a consideration of
          $55,544.

     E.   In June 2000, OrganiTech Ltd. issued 853,000 of its preferred shares at a price of approximately $1.14 per preferred share, for a consideration of $973,000.

          After giving effect to the reverse acquisition, discussed in Note 15F, these preferred shares were cancelled ("the cancelled shares").

     F.   In January 2001, the Company consummated an agreement with OrganiTech
          Ltd., whereby the Company issued 7.5 million of common shares to the shareholders of OrganiTech Ltd. in exchange for all of the outstanding ordinary shares of OrganiTech Ltd. not already owned by the Company.

          The 7.5 million common shares issued by the Company to the selling shareholders represented 67.57% of the voting common stock of the
          Company. Accordingly, this business combination was considered to be a reverse acquisition. As such, for accounting purposes OrganiTech Ltd.
          is considered to be the acquirer while the Company is considered to be the acquiree.

     G.   In January 2001, The Company issued 4,453,000 common shares at the price of approximately $0.51 per share, for a consideration of
          $2,266,000.

          This share issuance net of the cancelled shares mentioned in E above, reflects the issuance by the Company to its shareholders prior to the reverse acquisition.

     H.   On August 1, 2004, the Company and an investor agreed that the investor will invest $25,000 in the Company in consideration for
          100,000 common shares, at a price of $0.25 per share. On May 2, 2005 the Company issued the shares.

                                     F - 29

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 15 - SHARE CAPITAL (continued)

     I.   Treasury stock

          In October 2000, the Company issued 100,000 common shares to a consultant according to a consulting agreement. In September 2001, the
          Company accepted the 100,000 common shares of the Company from the consultant, the shares were cancelled and the consulting agreement was terminated at the parties' mutual agreement.

     J.   Private placement

          On June 16, 2002, the Company entered into a private placement agreement with third party ("investor"), according to which the
          Company will issue 5,500,000 common shares, at a price of $0.363 per share, and grant options to purchase 188,179 common shares at an exercise price of $0.0001 per share, and 46,242 common shares at an exercise price of $1 per share. The securities issued represent after giving effect to their issuance 33.1/3 % of the Company's outstanding share capital on a fully diluted basis.

          On June 16, 2002, The Company and the investor, signed on amended schedule to the private placement agreement, whereby:

          (1)  The aggregate proceed of $2 million shall be paid to the Company by the investor over a period of 25 months, commencing August
               2002.

          (2)  The Company shall issue to the investor shares of common stock on a pro-rata basis upon actual payments of the proceeds.

          (3)  "Vote together" agreement was signed between the investor and the
               Company's president and shareholder of approximately 35% of the
               Company's share capital.

          (4)  The investor will be entitled to be represented by a director in the Company's Board of Directors.

          (5)  The investor will be entitled to management fees equivalent to the salary cost of the Company's CEO - approximately $8,000 per month.

          On October 8, 2002 the Company delivered to escrow agent 5,500,000 common shares to be registered on the name of the investor and transfer to the investor based upon actual payment of their purchase price.

          On May 27, 2003, the Company and the investor signed an "End of
          Commitments Agreement", whereby:

          (1)  For the amount of $225,000 that was paid by the investor during
               2002, the Company agreed to transfer to the investor a total of
               618,812 shares of common stock (for the amount of $100,000 the
               Company recorded issuance of 275,000 common shares on October
               2002 and for the amount of $125,000 the Company recorded issuance of 343,812 common shares on May 2003).

          (2)  For management services and other payments made by the investor on behalf of the Company equal to $143,000, the Company agreed to transfer to the investor a total of 794,444 common shares
               (143,009 common shares on May 20, 2003 and 651,435 common shares were transferred on June 20, 2003).

                                     F - 30

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 15 - SHARE CAPITAL (continued)

     J.   Private placement (continued)

          (3)  The investor exercised the options to purchase 188,179 common shares at an exercise price of $0.0001 per share.

          (4)  The option to purchase 46,242 common shares at an exercise price of $1 per share will remain outstanding.

          (5)  The investor reserve the right to invest in the Company, based on agreed upon price per share of common stock as follows:

               (a)  $0.18 for investments that will be made prior to October 10,
                    2003.

               (b)  $0.40 for investments that will be made on October 11, 2003 through December 31, 2003.

          (6)  The Company shall have the right to terminate the agreement with the investor for any reason with prior written notice of 10 days.

          (7)  The investor will be entitled to management fees equivalent to a salary cost of $4,000 per month. The investor will have the right to request the Company to exchange the management fee to the
               Company's' shares of common stock at a price that will be in affect pursuant to the End of Commitment Agreement.

          (8)  All previous agreements and understanding between the Company and investor are terminated.

          (9)  On June 20, 2003, for the amount of $33,491 that was paid by the investor pursuant to the End of Commitment Agreement, the Company instructed the escrow agent to transfer a total of 186,065 common shares to the investor.

          (10) On September 9, 2003, for the amount of $173,250 that was paid by the investor pursuant to the End of Commitment Agreement, the
               Company transferred a total of 962,500 common shares to the investor.

          (11) On October 10, 2003, the investor and the Company signed an amendment to the End of Commitments Agreement that extended the dates above mentioned as follows:

               The investor reserved the right to purchase additional 2,750,000 shares based on agreed upon price per share of common stock as follows:

               (a)  $0.18 per share for purchases made prior to December 31,
                    2003.

               (b)  $0.40 per share for purchases that will be made on January
                    1, 2004 through September 30, 2004.

          (12) On November 4, 2003, for the amount of $197,999 that was paid by the investor pursuant to the End of Commitment Agreement as amended, the Company transferred a total of 1,100,000 common shares to the investor.

          (13) On January 6, 2004 for the amount of $198,002 ($187,528 was paid in 2003 and $10,474 was paid in 2004) that was paid by the investor, pursuant to the End of Commitment Agreement, the
               Company transferred 1,100,000 common shares to the investor.

               As of December 2005, the transferred a total of 4,950,000 common shares to the investor

                                     F - 31

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 15 - SHARE CAPITAL (continued)

     K.   Equity Agreement

          On July 20, 2003, the Company and Dutchess Capital Management, LLC
          ("Dutchess") signed on a term sheet for equity line of credit ("Equity
          Line") which was approved on July 31, 2003 by the Company's Board of
          Directors, whereby:

          (1)  Dutchess shall be committed to purchase the Company's common share ("Stock") in consideration for up to $5,000,000 over a period of 36 months ("Line Period"), starting the date either free trading shares are deposited into an escrow account or a registration statement of the Stock has been declared effective
               ("Effective Date") by the U.S. Securities and Exchange Commission
               ("SEC").

          (2)  The amount that the Company shall be entitled to withdraw from the Equity Line is equal to 200% of the averaged daily volume of the Company's share trading ("ADV") multiplied by the average of the 3 daily closing ("Best Bid") prices immediately preceding the day on which the Company will give the notice.

          (3)  If the market price with respect to the notice date does not meet
               75% of the closing Best Bid price of the Company common shares for the 10 trading days prior to the notice date, the Company shall automatically withdraw the notice amount.

          (4)  The Company will issue shares in respect of the exercised Equity
               Line base upon 94% of the lowest Company Best Bid price of the
               Company's share at the 5 consecutive trading days immediately after the notice date.

          Management is of the opinion that there is no assurance that the terms and conditions of the term sheet will not be changed or that such offering will be completed.

          As of December 2005, the Company has not yet executed the Equity Line.

     L.   Service and consulting agreements for share issuance

          (1)  On April 9, 2003 the Company's Board of Directors authorized the
               Company to issue 57,280 common shares under certain agreements to pay brokerage fees and commission for services provided to the
               Company by third parties and a related party, out of which 9,280 common shares were issued to a related party. On May 14, 2003, the Company issued the balance of the 48,000 common shares.

          (2)  On October 1, 2003, the Company entered into 24 month consulting agreement with third party (the "consultant"). Pursuant to the consulting agreement the consultant will provide the Company business consulting services in consideration for 550,000 common shares. In November 2003 the Company issued the shares. The fair market value of the shares at grant date was $0.20 per share. The consulting expenses which amount to $110,000 are recorded
               proportionally over the period of the agreement.

          (3)  On October 13, 2003 the Company and MC Services AG ("MC") entered into advising and public relation service agreement which was approved by the Company's Board of Directors on October 27, 2003,
               for a period of ten months commencing November 1, 2003 at the cost of $155,875 (include additional costs of $8,375). As of
               December 31, 2004, the Company issued 519,583 common shares to MC pursuant to this agreement. The service expenses were recorded proportionally over the period of the agreement.

                                     F - 32

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 15 - SHARE CAPITAL (continued)

     L.   Service and consulting agreements for share issuance (continued)

          (4)  On May, 2003 the Company issued 600,000 shares of common stock to
               Agronaut in consideration for its marketing and distribution expenses of $600,000 of the Company's systems.

          (5)  On April 29, 2004, the Company issued 100,000 common shares to a service provider, in consideration for legal services rendered of
               $18,000.

          (6)  On October 21, 2004, the Company entered into a 4 month consulting agreement with a third party. Pursuant to the
               consulting agreement the consultant will provide the Company financial consulting services for a consideration of $2,500 per month and $1,500 in warrants to purchase common shares. The number of the warrants will be determined upon the average price of the share for each month. The consulting agreement was
               terminated at the end of February 2005. On May 2, 2005 the consultant exercised the warrants to 33,000 common shares.

          (7)  On May 2, 2005, the Company issued 17,950 common shares to a supplier in consideration for materials that were supplied in the amount of $4,487.

     M.   Private Investment in Public Entity

          On February 20, 2005, a Private Investment in Public Entity ("PIPE")
          agreement was signed between the Company and several investors. The
          PIPE agreements grant the investors the option to invest up to
          $1,000,000 in consideration for 4,000,000 common shares at $0.25 per share, and options as follows: Options type A for 2,000,000 common shares valid within 360 days from the closing date (or 3 months from the registration of the above mentioned shares, the latest) for an exercise price of $0.75. Options type B for 2,000,000 common shares valid within 540 days from the closing date (or 3 months from the registration of the above mentioned shares, the latest) for an exercise price of $1.00 or, in the last 30 days of the options, at 10%
          discount from the quoted price. The Company is obligated to do its best efforts to register the shares within reasonable time.

          During 2005, under the PIPE agreement, the Company issued 1,800,000 common shares in consideration for $450,000. On March 2, 2005, Clal, which was part of the PIPE investors, converted the promissory Note
          (see note 11 B) in the amount of $100,000 into 400,000 common shares.

          On January 2, 2006, the Company's Board of Directors approved the increasing of the financing under the PIPE agreement to 1.3M$ - 1.5M$
          until February 1, 2006.

          In accordance with the said board approval dated January 2, 2006 On
          January 31, 2006, an amendment to the PIPE agreement was signed between the Company and several investors. The amended PIPE agreement grants the investors the option to invest an additional $500,000 in consideration for 2,000,000 common shares at $0.25 per share, and additional options as follows: Options type A for 1,000,000 common shares for an exercise price of $0.75 and Options type B for 1,000,000 common shares for an exercise price of $1.00 or, in the last 30 days of the options, at 10% discount from the quoted price. The expiration date for all type A options under the PIPE agreement was extended till
          April 30, 2007 (or 3 months from the registration of the above mentioned shares, the latest). The expiration date for all type B options under the PIPE agreement was extended till July 31, 2007 (or 3 months from the registration of the above mentioned shares, the latest). The Company shall use its best efforts, as soon as practicable, but not later than 75 business days following January 31,
          2006 (Registration Period), to file with the SEC a Registration
          Statement on Form SB-2 or other Registration Form available, and if failing to do so within the registration period the Company will bear a fine equal to 1% of the consideration per month.

                                     F - 33

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 16 - STOCK BASED COMPENSATION

     A.   On December 23, 1999, OrganiTech Ltd. Board of Directors approved a stock compensation program with regard to one employee. The stock options granted under the program permits the employee to purchase
          6,000 common shares at an exercise price of New Israeli Shekel 0.01 per share. The options vest ratably over a four-year period ending in
          March 2003, and will expire in January 2006. The Company and the employee agreed to convert the option to purchase 6,000 OrganiTech
          Ltd. common shares under this program, into options to purchase
          463,236 common shares of the Company at an exercise price of $0.0001 per share.

     B.   On May 29, 2000 the Company granted a key employee options to purchase
          96,508 common shares at an exercise price of $1 per share. The options can be exercised upon the occurrence of a public issuance of shares by the Company, a merger or an acquisition of the Company.

     C.   A summary of the status of the Company's employee stock option plans :

                                                                       PERIOD FROM INCEPTION
                                                                          (JULY 1, 1999)
                                                                         THROUGH DECEMBER
                                   2004                  2003                31, 2004
                            -------------------   -------------------   -------------------
                                       WEIGHTED               WEIGHTED              WEIGHTED
                                       AVERAGE                AVERAGE               AVERAGE
                           NUMBER OF   EXERCISE  NUMBER OF    EXERCISE NUMBER OF    EXERCISE
                            OPTIONS     PRICE     OPTIONS      PRICE    OPTIONS      PRICE
                            --------   --------   --------    -------   --------    -------

Outstanding - beginning
 of the year                  96,508   $      1    559,744    $  0.17          -          -
 Granted                           -          -          -          -    559,744    $  0.17
 Exercised                         -          -   (463,236)   $0.0001   (463,236)   $0.0001
                            --------              --------              --------
Outstanding - end of the
 year                         96,508   $      1     96,508    $     1     96,508    $     1
                            ========   ========   ========    =======   ========    =======

                                     F - 34

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 16 - STOCK BASED COMPENSATION (continued)

     D.   On May 31, 2005, the Company's management decided to grant 1,622,000 options under the Stock Option Plan ("SOP") for Company's executives, directors, key employees and service providers.

          On July 11, 2005 the Board of Directors approved to grant the options to Company's executives, directors, key employees and service providers. On December 29, 2005, the Company granted 1,230,000 options pursuant to the SOP.

          The SOP provides that no option may be granted at an exercise price less than the fair market value of the common shares on the date of grant and no option can have a term in excess of ten years.

Note 17 - FINANCING EXPENSES, NET

                                             Period from
                                              inception
                                            (July 1, 1999)
                    Year ended December 31,    through
                     ---------------------   December 31,
                        2004        2003         2004
                     ---------   ---------    ---------

Financing income     $       -   $  (2,888)   $(136,954)
Financing expenses      92,701      33,776      247,174
                     ---------   ---------    ---------

                     $  92,701   $  30,888    $ 110,220
                     =========   =========    =========

Note 18 - INCOME TAXES

     A.   The Company is assessed for tax purposes, on an unconsolidated basis.
          The U.S. tax is computed on the basis of OrganiTech USA, Inc. results in U.S. Dollar determined for tax purposes. The Israeli tax is computed on the basis of OrganiTech Ltd. results in Israeli currency determined for tax purposes. The main difference between the results for tax and reporting purposes is adjustment in respect of the inflation in Israel permanent differences.

     B.   Tax laws applicable to OrganiTech Ltd. In Israel

          a.   Taxation under inflationary conditions

               The Company is assessed under the Income Tax Law (inflationary adjustments, 1985), the purpose of which is to prevent taxation on inflationary profits.

          b.   The Law for the Encouragement of Capital Investment, 1959

               In April 2001, OrganiTech Ltd. has submitted a request to be granted a status of an "Approved Enterprise" under the Israeli
               Law for the Encouragement of Capital Investments, 1959 as amended
               (the - "Law") According to the "Alternative Benefits program"
               status.

               During the period of benefits, the income deriving from "Approved
               Enterprise" will be tax exempt for a period of ten years,
               commencing the first year the "Approved Enterprise" generates taxable income. Notwithstanding the foregoing, the period of benefits will expire in the year 2015.

                                     F - 35

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 18 - INCOME TAXES (continued)

     B.   Tax laws applicable to OrganiTech Ltd. In Israel (continued)

          If these retained tax-exempt profits are distributed in a manner other than in the complete liquidation of the Company they would be taxed at the corporate tax rate applicable to such profits as if the Company had not elected the alternative program of benefits (depending on the level of foreign investment in the Company) currently between 10% to
          25% for an approved enterprise.

          The entitlement to the above benefits under the Approved Enterprise is conditional upon OrganiTech's fulfilling the conditions stipulated by the law, regulations published thereunder and the instruments of approval for the specific investment in the Approved Enterprise. In the event of failure to comply with this condition, the benefits may be canceled and OrganiTech may be required to refund the amount of the benefits previously received, in whole or in part, with the addition of linkage differences and interest. The Company has made efforts in meeting the condition mentioned above.

          As of December 31, 2004, the Company has invested in the Approved
          Enterprise only $164,106 in fixed assets out of required investment of
          $1,335,000 out of required investment of $1,335,000. Therefore, the
          Company had applied for an extension with regard to the completion of the original terms. On August 8, 2005 the Company was granted a final extension to complete its investments under the Approved Enterprise until no later then December 31, 2005. At this stage, OrganiTech did not meet with all the necessary requirements. In December 18, 2005 , the Company filed a request to decrease the amount of required investments from $1,335,000 to $292,000. The Company did not receive yet any response regarding the above mentioned request.

     C.   Net operating loss carry forwards

          (1)  At December 31, 2004, for U.S. income tax purposes the Company had approximately $1,813,000 of net operating losses carry forward. Such net operating losses begin expiring in 2014.

          (2)  At December 31, 2004, OrganiTech Ltd. had net operating loss carry forwards for Israeli tax purposes of approximately $5.1 million. The net operating loss carry forward are available to offset future taxable income, if any, for an indefinite period.
               The Company had accumulated capital losses carry forward of approximately $4,000 to be realized only from future capital gains.

     D.   Deferred tax assets

          Significant components of the Company's deferred tax assets are as follows:

                                            December 31, 2004
                                -----------------------------------------
                                  Current      Non-current       Total
                                -----------    -----------    -----------

Provision for vacation pay      $     7,212    $         -    $     7,212
Tax loss carry forward                    -      2,418,967      2,418,967
Accrued termination liability             -         28,338         28,338
                                -----------    -----------    -----------

Total deferred tax assets             7,212      2,447,305      2,454,517
Less - valuation allowance           (7,212)    (2,447,305)    (2,454,517)
                                -----------    -----------    -----------

Net deferred tax assets         $         -    $         -    $         -
                                ===========    ===========    ===========

                                     F - 36

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 18 - INCOME TAXES (continued)

                                            December 31, 2003
                                -----------------------------------------
                                  Current      Non-current      Total
                                -----------    -----------    -----------

Provision for vacation pay      $     7,568    $         -    $     7,568
Tax loss carry forward                    -      2,027,361      2,027,361
Accrued termination liability             -         22,282         22,282
                                -----------    -----------    -----------

Total deferred tax assets             7,568      2,049,643      2,057,211
Less - valuation allowance           (7,568)    (2,049,643)    (2,057,211)
                                -----------    -----------    -----------

Net deferred tax assets         $         -    $         -    $         -
                                ===========    ===========    ===========

          Realization of deferred tax assets is depended on generating sufficient taxable income in the period that the deferred tax assets are realized. Based upon all available information and because the
          Company's lack of earnings history, deferred tax assets have been fully offset by a valuation allowance.

     E.   The Company and an OrganiTech Ltd. have not been assessed for tax purposes since incorporation.

     F.   On June 29, 2004, the Israeli government approved Income Tax Law amendment number 140 which determine that Company income tax will progressive decrease commencing January 1, 2004 from 36% to 30%, as follows: 2004 - 35%, 2005 - 34%, 2006 - 32% and from 2007 - 30%.

          On July 25, 2005, the Israeli government approved Income Tax Law amendment number 147 which determine that Company income tax will progressive decrease commencing 2006 from 34% to 25%, as follows: 2006
          - 31%, 2007 - 29%, 2008 - 28%, 2009 - 26% and from 2010 - 25%.

                                     F - 37

                                                            ORGANITECH USA, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONSOLIDATED FIANACIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------
IN U.S. DOLLARS

Note 19 - TRANSACTION AND BALANCES WITH RELATED PARTIES

     The Company conducts transactions in the ordinary course of business with related parties.

     (1)  Balances with related parties are presented in:

                         December 31,
                     -------------------
                       2004       2003
                     --------   --------

Current assets (*)   $  2,841   $ 13,672
                     ========   ========

Current liability    $212,935   $ 32,000
                     ========   ========

Convertible loan     $ 62,590   $      -
                     ========   ========

Customers advances   $ 33,156   $      -
                     ========   ========

          (*)  $ 1,959 linked to the Israeli CPI and bears annual interest of
               4%.

     (2)  Transaction with related parties

                                                          Period from
                                                           inception
                                                          July 1,1999
                                 Year ended December 31,    through
                                 ----------------------   December 31,
                                    2004        2003         2004
                                 ----------  ----------   ----------

Compensation, payroll expenses
and related benefits             $  275,152  $  237,062   $1,056,466
                                 ==========  ==========   ==========

Financing expenses               $   24,590  $        -   $   24,590
                                 ==========  ==========   ==========

Overhead expenses                $        -  $        -   $   24,624
                                 ==========  ==========   ==========

                                     F - 38

                           REPORTS TO SECURITY HOLDERS
                           ---------------------------

We are subject to the information requirements of the Securities Exchange Act of
1934, as amended. In accordance with those regulations, we file periodic reports, and other information with the Securities and Exchange Commission.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to Organitech USA, Inc., Yoqneam Industrial Area, P.O. Box 700, Yoqneam
20692, Israel. Telephone requests may be directed to 972-4-959-0515.

We intend to furnish our shareholders with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each year.

                                     EXPERTS

The consolidated financial statements included in this registration statement for the years ended December 31, 2005 and December 31, 2004 are provided in reliance on the report audited by Kost Forer, Gabbay and Kasierer, a member of
Ernst & Young Global, independent auditors, as stated in their report, and have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. Amper, Politziner, & Mattia,
P.C., independent registered public accounting firm, as stated in their report, have audited our consolidated balance sheet as of December 31, 2003 and the consolidated statements of operations, shareholders' deficiency and cash flows for the year then ended and the cumulative period from July 1, 1999 (inception)
to December 31, 2003. This financial information is included in this registration statement and has been so included in reliance upon the report of
Amper, Politziner, & Mattia, P.C., given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

The legality of our shares of common stock being offered hereby is being passed upon by Amy Trombly. Amy Trombly will not receive a direct or indirect interest in the small business issuer and has never been a promoter, underwriter, voting trustee, director, officer, or employee of our company. Nor does Amy Trombly have any contingent based agreement with us or any other interest in or connection to us.

                             ADDITIONAL INFORMATION
                             ----------------------

We filed with the Securities and Exchange Commission a registration statement on
Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and the Units, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of all of our publicly-filed documents, this registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and
Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and
copies of all or any part of the registration statement may be obtained from the
Securities and Exchange Commission upon payment of the prescribed fee.
Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is
www.sec.gov.

                                       51

                    -----------------------------------------

                              ORGANITECH USA, INC.

                    o    6,000,000 of our issued and outstanding shares of
                         common stock held by the selling securityholders; and

                    o    3,207,500 shares of common stock issuable upon the
                         exercise of outstanding A-1 warrants held by the
                         selling securityholders, [or A-1 Warrants]; and

                    o    3,207,500 shares of common stock issuable upon the
                         exercise of outstanding A-2 warrants held by the
                         selling securityholders, [or A-2 Warrants].

                    -----------------------------------------

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this
Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by Organitech USA, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                                   PROSPECTUS

     Until 90 days from the date of effectiveness, all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as
Underwriters and with respect to their unsold allotment or subscriptions.

                                 October 4, 2006

                                       52